                                                                   EXHIBIT 10.43

================================================================================

                                CREDIT AGREEMENT

                                      among

                              CROMPTON CORPORATION,

                          VARIOUS LENDING INSTITUTIONS,

                    DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,
                                as Deposit Bank,

                                       and

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                             as Administrative Agent

                           Dated as of August 16, 2004

                         -------------------------------

                          DEUTSCHE BANK SECURITIES INC.
                                       and
                           CREDIT SUISSE FIRST BOSTON,
                    acting through its CAYMAN ISLANDS BRANCH,
                            as Joint Lead Arrangers,

                          DEUTSCHE BANK SECURITIES INC.,
                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                         as Joint Book Running Managers

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                            as Co-Syndication Agents
                                       and
                           CREDIT SUISSE FIRST BOSTON,
                    acting through its CAYMAN ISLANDS BRANCH,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

SECTION 1.  Amount and Terms of Credit......................................................................1
    1.01    Commitments.....................................................................................1
    1.02    Minimum Borrowing Amounts, etc..................................................................4
    1.03    Notice of Borrowing.............................................................................4
    1.04    Disbursement of Funds...........................................................................5
    1.05    Notes...........................................................................................6
    1.06    Conversions.....................................................................................7
    1.07    Pro Rata Borrowings.............................................................................8
    1.08    Interest........................................................................................8
    1.09    Interest Periods................................................................................9
    1.10    Increased Costs; Illegality; etc...............................................................10
    1.11    Compensation...................................................................................12
    1.12    Change of Lending Office.......................................................................13
    1.13    Replacement of Lenders.........................................................................13
    1.14    Additional Revolving Loan Commitments..........................................................14

SECTION 2.  Letters of Credit..............................................................................16
    2.01    Letters of Credit..............................................................................16
    2.02    Minimum Stated Amount..........................................................................18
    2.03    Letter of Credit Requests......................................................................18
    2.04    Letter of Credit Participations................................................................19
    2.05    Agreement to Repay Letter of Credit Drawings...................................................23
    2.06    Increased Costs................................................................................24
    2.07    Credit-Linked Deposit Account..................................................................25

SECTION 3.  Fees; Commitments..............................................................................26
    3.01    Fees...........................................................................................26
    3.02    Voluntary Termination or Reduction of Commitments and Adjustments of Commitments...............27
    3.03    Mandatory Reduction of Commitments.............................................................29

SECTION 4.  Prepayments; Repayments; Taxes.................................................................30
    4.01    Voluntary Prepayments..........................................................................30
    4.02    Mandatory Repayments...........................................................................31
    4.03    Method and Place of Payment....................................................................33
    4.04    Net Payments...................................................................................33

SECTION 5.  Conditions Precedent to the Effective Date.....................................................36
    5.01    Execution of Agreement; Notes..................................................................36
    5.02    Officer's Certificate..........................................................................37
    5.03    Opinions of Counsel............................................................................37
    5.04    Company Documents; Proceedings.................................................................37
    5.05    Adverse Change, etc............................................................................38
    5.06    Litigation.....................................................................................38
    5.07    Approvals......................................................................................38

                                       (i)

    5.08    Consummation of the Transaction................................................................38
    5.09    Subsidiaries Guaranty; Intercompany Subordination Agreement....................................40
    5.10    Pledge Agreement...............................................................................40
    5.11    Security Agreement.............................................................................41
    5.12    Mortgages; Title Insurance; Surveys; etc.......................................................41
    5.13    Cash Collateral Agreement......................................................................42
    5.14    Existing Indebtedness Agreements; Tax Allocation Agreements....................................42
    5.15    Solvency Certificate; Insurance Certificates; etc..............................................43
    5.16    Financial Statements; Pro Forma Financial Statements; Projections..............................43
    5.17    Payment of Fees................................................................................43

SECTION 6.  Conditions Precedent to All Credit Events......................................................43
    6.01    Effective Date.................................................................................43
    6.02    No Default; Representations and Warranties.....................................................43
    6.03    Notice of Borrowing; Letter of Credit Request; etc.............................................44
    6.04    No Excess Cash.................................................................................44

SECTION 7.  Representations and Warranties.................................................................44
    7.01    Company Status.................................................................................45
    7.02    Company Power and Authority....................................................................45
    7.03    No Violation...................................................................................45
    7.04    Litigation.....................................................................................46
    7.05    Use of Proceeds; Margin Regulations............................................................46
    7.06    Governmental Approvals.........................................................................46
    7.07    Investment Company Act.........................................................................46
    7.08    Public Utility Holding Company Act.............................................................46
    7.09    True and Complete Disclosure...................................................................46
    7.10    Financial Condition; Financial Statements......................................................46
    7.11    Security Interests.............................................................................48
    7.12    Compliance with ERISA..........................................................................48
    7.13    Capitalization.................................................................................50
    7.14    Subsidiaries...................................................................................50
    7.15    Intellectual Property..........................................................................50
    7.16    Compliance with Statutes; Agreements, etc......................................................50
    7.17    Environmental Matters..........................................................................51
    7.18    Properties.....................................................................................51
    7.19    Labor Relations................................................................................51
    7.20    Tax Returns and Payments.......................................................................52
    7.21    Scheduled Existing Indebtedness................................................................52
    7.22    Insurance......................................................................................52
    7.23    Special Purpose Corporation....................................................................52

SECTION 8.  Affirmative Covenants..........................................................................52
    8.01    Information Covenants..........................................................................53
    8.02    Books, Records and Inspections; Annual Meetings................................................56
    8.03    Insurance......................................................................................56
    8.04    Payment of Taxes...............................................................................57

                                      (ii)

    8.05    Existence; Franchises..........................................................................57
    8.06    Compliance with Statutes; etc..................................................................58
    8.07    Compliance with Environmental Laws.............................................................58
    8.08    ERISA..........................................................................................59
    8.09    Good Repair....................................................................................60
    8.10    End of Fiscal Years; Fiscal Quarters...........................................................60
    8.11    Additional Security; Additional Guaranties; Further Assurances.................................60
    8.12    Foreign Subsidiaries Stock.....................................................................63
    8.13    Use of Proceeds................................................................................63
    8.14    Ownership of Subsidiaries......................................................................63
    8.15    Permitted Acquisitions.........................................................................63
    8.16    Maintenance of Company Separateness............................................................65
    8.17    Performance of Obligations.....................................................................65

SECTION 9.  Negative Covenants.............................................................................66
    9.01    Changes in Business; etc.......................................................................66
    9.02    Consolidation; Merger; Sale or Purchase of Assets; etc.........................................66
    9.03    Liens..........................................................................................70
    9.04    Indebtedness...................................................................................73
    9.05    Advances; Investments; Loans...................................................................75
    9.06    Dividends......................................................................................78
    9.07    Transactions with Affiliates...................................................................79
    9.08    Consolidated Interest Coverage Ratio...........................................................79
    9.09    Leverage Ratio.................................................................................80
    9.10    Limitation on Voluntary Payments and Modifications of Indebtedness
             and Designated Litigation Liabilities; Modifications of
             Certificate of Incorporation, By-Laws and Certain Other
             Agreements; Issuances of Capital Stock; etc...................................................80
    9.11    Limitation on Issuance of Equity Interests.....................................................82
    9.12    Limitation on Certain Restrictions on Subsidiaries.............................................82
    9.13    Limitation on the Creation of Subsidiaries and Joint Ventures..................................83
    9.14    Use of CNTA Basket.............................................................................84

SECTION 10. Events of Default..............................................................................84
    10.01   Payments.......................................................................................84
    10.02   Representations, etc...........................................................................84
    10.03   Covenants......................................................................................84
    10.04   Default Under Other Agreements.................................................................84
    10.05   Bankruptcy, etc................................................................................85
    10.06   ERISA..........................................................................................85
    10.07   Security Documents.............................................................................86
    10.08   Subsidiaries Guaranty..........................................................................86
    10.09   Judgments......................................................................................86
    10.10   Ownership......................................................................................86
    10.11   Denial of Liability............................................................................87

                                      (iii)

SECTION 11. Definitions....................................................................................87

SECTION 12. The Agents....................................................................................123
    12.01   Appointment...................................................................................123
    12.02   Nature of Duties..............................................................................124
    12.03   Certain Rights of the Administrative Agent....................................................124
    12.04   Reliance by the Administrative Agent..........................................................125
    12.05   Notice of Default, etc........................................................................125
    12.06   Nonreliance on the Administrative Agent and the other Lenders.................................125
    12.07   Indemnification...............................................................................125
    12.08   Administrative Agent in its Individual Capacity...............................................126
    12.09   Holders.......................................................................................126
    12.10   Resignation of the Administrative Agent.......................................................126
    12.11   Collateral Matters............................................................................127
    12.12   Delivery of Information.......................................................................128
    12.13   Syndication Agents, Documentation Agent, Joint Lead Arrangers and
             Joint Book Running Managers .................................................................128

SECTION 13. Miscellaneous.................................................................................129
    13.01   Payment of Expenses, etc......................................................................129
    13.02   Right of Setoff...............................................................................130
    13.03   Notices.......................................................................................131
    13.04   Benefit of Agreement..........................................................................132
    13.05   No Waiver; Remedies Cumulative................................................................134
    13.06   Payments Pro Rata.............................................................................134
    13.07   Calculations; Computations....................................................................135
    13.08   Governing Law; Submission to Jurisdiction; Venue..............................................136
    13.09   Counterparts..................................................................................136
    13.10   Effectiveness.................................................................................137
    13.11   Headings Descriptive..........................................................................137
    13.12   Amendment or Waiver; etc......................................................................137
    13.13   Survival......................................................................................139
    13.14   Domicile of Loans and Commitments.............................................................139
    13.15   Confidentiality...............................................................................139
    13.16   Waiver of Jury Trial..........................................................................140
    13.17   Register......................................................................................140
    13.18   Special Provisions Regarding Pledges of Equity Interests in, and
             Promissory Notes Owed by, Persons Not Organized in the United States.........................140
    13.19   Judgment Currency.............................................................................141
    13.20   Post Closing Actions..........................................................................142
    13.21   USA Patriot Act Notice........................................................................142

SECTION 14. Collection Allocation Mechanism...............................................................143
    14.01   Implementation of CAM.........................................................................143
    14.02   Letters of Credit.............................................................................144

                                      (iv)

SCHEDULE I        List of Lenders and Commitments
SCHEDULE II       Lender Addresses
SCHEDULE III      Existing Letters of Credit
SCHEDULE IV       Real Properties
SCHEDULE V        Subsidiaries
SCHEDULE VI       Existing Investments
SCHEDULE VII      Scheduled Existing Indebtedness
SCHEDULE VIII     Insurance
SCHEDULE IX       Existing Liens
SCHEDULE X        Post Closing Actions
SCHEDULE XI       Certain Tax Matters

EXHIBIT A-1  -    Form of Notice of Borrowing
EXHIBIT A-2  -    Form of Notice of Conversion/Continuation
EXHIBIT B-1  -    Form of Revolving Note
EXHIBIT B-2  -    Form of CL Note
EXHIBIT B-3  -    Form of Swingline Note
EXHIBIT C    -    Form of Letter of Credit Request
EXHIBIT D    -    Form of Section 4.04(b)(ii) Certificate
EXHIBIT E    -    Form of Opinion of Skadden, Arps, Slate, Meagher and Flom LLP
EXHIBIT F    -    Form of Officer's Certificate
EXHIBIT G    -    Form of Subsidiaries Guaranty
EXHIBIT H    -    Form of Intercompany Subordination Agreement
EXHIBIT I    -    Form of Pledge Agreement
EXHIBIT J    -    Form of Security Agreement
EXHIBIT K    -    Form of Cash Collateral Agreement
EXHIBIT L    -    Form of Solvency Certificate
EXHIBIT M    -    Form of Assignment and Assumption Agreement
EXHIBIT N    -    Form of Intercompany Note
EXHIBIT O    -    Form of Joinder Agreement
EXHIBIT P    -    Form of Additional Revolving Loan Commitment Agreement

                                      (v)

                CREDIT AGREEMENT, dated as of August 16, 2004, among CROMPTON CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party hereto, DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as Deposit Bank (in such capacity, the "Deposit Bank"), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

                WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

                NOW, THEREFORE, IT IS AGREED:

                SECTION 1. Amount and Terms of Credit.

                1.01 Commitments. (a) Revolving Loans. Subject to and upon the terms and conditions set forth herein, each RL Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans to the Borrower (each, a "Revolving Loan" and, collectively, the "Revolving Loans"), which Revolving Loans:

                (i)     shall be made and maintained in Dollars;

                (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times consist of Revolving Loans of the same Type;

                (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                (iv) shall not be made by any RL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual RL Exposure of such RL Lender to exceed its Available Revolving Loan Commitment as then in effect; and

                (v) shall not be made by any RL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate RL Exposure to exceed the Total Available Revolving Loan Commitment as then in effect.

                (b) CL Loans. Subject to and upon the terms and conditions set forth herein, each CL Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans to the Borrower (each, a "CL Loan" and, collectively, the "CL Loans"), which CL Loans:

                (i)     shall be made and maintained in Dollars;

                (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all CL Loans made as part of the same Borrowing shall at all times consist of CL Loans of the same Type;

                (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                (iv) shall not be made by any CL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual CL Exposure of such CL Lender to exceed its Available Credit-Linked Commitment as then in effect; and

                (v) shall not be made by any CL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate CL Exposure to exceed the Total Available Credit-Linked Commitment as then in effect.

                (c) Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline
Loans:

                (i)     shall be made and maintained in Dollars;

                (ii)    shall be made and maintained as Base Rate Loans;

                (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                (iv) shall not be made in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate RL Exposure to exceed the Total Available Revolving Loan Commitment as then in effect; and

                (v) shall not be made in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Swingline Exposure to exceed the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 1.01(c), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting RL Lender's or Defaulting RL Lenders' refunding obligations (through the requirement that Mandatory Borrowings be made from time to time) in respect of such Swingline Loans, including by cash collateralizing such Defaulting RL Lender's or Defaulting RL Lenders' RL Percentages of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

                (d) Refunding of Swingline Loans. (A) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given with respect to all outstanding Swingline Loans upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans maintained as Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage and the proceeds thereof shall be paid directly to the Swingline Lender and applied by the Swingline Lender to repay all outstanding Swingline Loans.

        (B) Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sub-clause (A) and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the Total Revolving Loan Commitment or the Total Available Revolving Loan Commitment at such time and (vi) the amount of the Revolving Loan Commitment or Available Revolving Loan Commitment of such Lender at such time.

        (C) In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in such outstanding Swingline Loans as shall be necessary to cause such RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans.

                1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans under a respective Tranche of Loans shall not be less than the Minimum Borrowing Amount applicable thereto, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 12 Borrowings of Eurodollar Loans in the aggregate (or such greater number of Borrowings as may be permitted by the Administrative Agent).

                1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), an Authorized Officer of the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan to be incurred hereunder and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Revolving Loans or CL Loans; (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto; (v) to the extent that all or any portion of the Loans to be incurred pursuant to such Borrowing are to be used to fund a Permitted Acquisition, the amount of the Total Unutilized Available Commitment after giving effect to such Borrowing; and (vi) whether all or any of the Loans being incurred pursuant to such Borrowing will utilize the respective Blocked Commitment (if any) at such time and, if so, a description of the Designated Litigation Liabilities (and the aggregate amount thereof) being so paid at such time and the amount of the respective Blocked Commitment and the Total Blocked Commitment after giving effect to the incurrence of such Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Officer of the Borrower shall give the Swingline Lender not later than 11:00 A.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder written notice or telephonic notice promptly confirmed in writing of each such Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and shall be given by or on behalf of the Borrower in the form of Exhibit A-1, appropriately completed to specify: (A) the date of Borrowing (which shall be a Business Day);
(B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing; (C) to the extent that all or any portion of the Swingline Loans to be incurred pursuant to such Borrowing are to be used to fund a Permitted Acquisition, the amount of the Total Unutilized Available Commitment after giving effect to such Borrowing; and (D) whether all or any of the Swingline Loans being incurred pursuant to such Borrowing will utilize the RL Blocked Commitment (if any) at such time and, if so, a description of the Designated Litigation Liabilities (and the aggregate amount thereof) being so paid at such time and the amount of the RL Blocked Commitment and the Total Blocked Commitment after giving effect to the incurrence of such Swingline Loans.

                (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

                1.04 Disbursement of Funds. Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) and (y) in the case of Mandatory Borrowings, not later than 1:00 P.M. (New York time) on the date specified in
Section 1.01(d), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or (x) in the case of CL Loans, the Administrative Agent shall make available the full amount thereof to the extent of funds then on deposit in the Credit-Linked Deposit Account as provided below in this Section 1.04 and (y) in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). Each CL Lender hereby irrevocably authorizes the Administrative Agent to fund each CL Loan to be made by such CL Lender hereunder solely by requesting the Deposit Bank (and the Deposit Bank hereby agrees) to withdraw such CL Lender's CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account and to pay same over to the Administrative Agent. All such amounts shall be made available in Dollars in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office (or to the Swingline Lender in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Lenders (or, in the case of CL Loans, by the Deposit Bank) prior to (x) 2:00 P.M. (New York time) on such day (excluding Swingline Loans and Revolving Loans made pursuant to Mandatory Borrowings) and (y) 2:00 P.M. (New York time) on such day, in the case of any Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any RL Lender prior to the date of Borrowing of Revolving Loans that such RL Lender does not intend to make available to the Administrative Agent such RL Lender's portion of any Borrowing of Revolving Loans to be made on such date, the Administrative Agent may assume that such RL Lender has made such amount available to the Administrative Agent on such date of Borrowing of Revolving Loans and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such RL Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such RL Lender. If such RL Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower to pay immediately such corresponding amount to the Administrative Agent and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such RL Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such RL Lender, the overnight Federal Funds Rate for the first three days and at the rate of interest otherwise applicable to such Revolving Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any RL Lender from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any RL Lender as a result of any failure by such RL Lender to make Revolving Loans hereunder.

                1.05 Notes. (a) Subject to the provisions of Section 1.05(f), the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender to the Borrower shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"),
(ii) if CL Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately in conformity herewith (each, a "CL Note", and collectively, the "CL Notes"), and
(iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                (b) The Revolving Note issued to each RL Lender shall (i) be executed by the Borrower, (ii) be payable to such RL Lender or its registered assigns and be dated the Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Lender on the date of issuance thereof (or, if issued after the termination of such Revolving Loan Commitment, in an amount equal to the Individual RL Exposure of such respective RL Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in

Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                (c) The CL Note issued to each CL Lender shall (i) be executed by the Borrower, (ii) be payable to such CL Lender or its registered assigns and be dated the Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Credit-Linked Commitment of such CL Lender on the date of issuance thereof (or, if issued after the termination of such Credit-Linked Commitment, in an amount equal to the Individual CL Exposure of such respective CL Lender at such time) and be payable in the outstanding principal amount of the CL Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                (d)     The Swingline Note issued to the Swingline Lender shall
(i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of any Loans.

                (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing any of its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing any of its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver (at its own expense) to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

                1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the applicable

Minimum Borrowing Amount (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans (other than Swingline Loans) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans (of the same Tranche) into a Borrowing or Borrowings of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b) or unless the Borrower pays all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' (or, in the case of conversions from Eurodollar Loans to Base Rate Loans, one Business Day's) prior notice (each, a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Swingline Loans may not be converted pursuant to this Section 1.06 and shall be maintained as Base Rate Loans at all times.

                1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans (including Mandatory Borrowings) under this Agreement shall be incurred from the RL Lenders pro rata on the basis of such RL Lenders' RL Percentages. All Borrowings of CL Loans under this Agreement shall be incurred from the CL Lenders pro rata on the basis of such CL Lenders' CL Percentages. All Borrowings of Swingline Loans shall be incurred from the Swingline Lender. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate as in effect from time to time plus the relevant Applicable Margin as in effect from time to time.

                (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time during such Interest Period.

                (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (i) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loans, and all overdue amounts payable hereunder in respect of Unpaid Drawings (including, to the extent permitted by law, interest thereon) and Fees shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Officer of the Borrower give the Administrative Agent notice thereof, the Interest Period applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower be a one-, two-, three- or six-month period, provided that (in each case):

                (i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

                (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such

        Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the preceding Business Day;

                (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

                (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Final Maturity Date.

If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                1.10 Increased Costs; Illegality; etc.(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time (but otherwise subject to Section 13.04(b)), that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for taxes and related amounts with respect to which additional amounts are payable or excluded pursuant to Section 4.04 and for changes in the rate of tax on, or determined by reference to, the net income or net profits (or franchise or capital taxes imposed in lieu thereof) of such Lender imposed by the jurisdiction (a) in which it is organized or in which its principal office or applicable lending office is located or (b) in which it is otherwise doing business (other than a jurisdiction in which it would not have been treated as doing business but for the execution or delivery of this Agreement or any other Credit Document or the exercise of any rights or performance of any obligations hereunder or thereunder), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank market or the position of such Lender in such market; or

                (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful) or (y) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender (which shall include a reasonably detailed computation thereof) submitted to the Borrower by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

                (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                (c) If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this clause (c), the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender's basis for asserting its rights under this Section 1.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Lender's good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

                1.11 Compensation. (a) The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13, 4.01(b) or 13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(b). A Lender's basis for requesting compensation pursuant to this
Section 1.11 and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                (b) The Borrower agrees to compensate the Deposit Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities incurred by the Deposit Bank in connection with (i) any withdrawals from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Interest Period or scheduled investment termination date for the Credit-Linked Deposits and (ii) the termination of the Total Credit-Linked Commitment (and the related termination of the investment of the funds held in the Credit-Linked Deposit Account) prior to the end of any applicable Interest Period or scheduled investment termination date for the Credit-Linked Deposits.

                1.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

                1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those generally being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees (collectively, the "Replacement Lender"), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent, provided that:

                (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the

        Replacement Lender shall acquire (A) all of the Commitments and all then outstanding Loans of, and all participations in all then outstanding Letters of Credit participated in by, the Replaced Lender, or (B) in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans of, and participations in outstanding RL Letters of Credit participated in by, the Replaced Lender and (b) the Credit-Linked Commitment, the Credit-Linked Commitment and outstanding CL Loans of, and participations in outstanding CL Letters of Credit participated in by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender in respect of the Tranche or Tranches that are being purchased pursuant to this Section 1.13, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender at such time in respect of the Tranche or Tranches being purchased pursuant to this Section 1.13, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 in respect of the Tranche or Tranches being purchased pursuant to this
        Section 1.13, (y) the respective Issuing Lender amounts equal to such Replaced Lender's RL Percentage and/or CL Percentage, as the case may be, of any Unpaid Drawings (which at such time remain Unpaid Drawings) with respect to Letters of Credit issued by such Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's pro rata share of any Mandatory Borrowing (determined in accordance with Sections 1.01(d) and 1.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication; and

                (ii) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable), delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

                1.14 Additional Revolving Loan Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), to request that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in Section 1.14(b) and such Additional Revolving Loan Commitment has become effective in accordance with its terms, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitment provided pursuant to this Section 1.14, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender but with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), (iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 1.14 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 1.14 shall not exceed $30,000,000, (vi) the fees payable to any Lender (including, in the circumstances contemplated by clause (vii) below, any Eligible Transferee who will become a Lender) providing an Additional Revolving Loan Commitment shall be as set forth in the relevant Additional Revolving Loan Commitment Agreement and as approved by the Administrative Agent (which approval shall not be unreasonably withheld), (vii) if, after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Revolving Loan Commitments pursuant to this Section 1.14 on the terms to be applicable thereto, the Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower to the Administrative Agent as provided above), then the Borrower may request Additional Revolving Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the then existing Lenders, provided that any such Additional Revolving Loan Commitments provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $2,500,000, (viii) all Revolving Loans made pursuant to such Additional Revolving Loan Commitments (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Subsidiaries Guaranty, on the basis provided in the respective Credit Documents, and (ix) all actions taken by the Borrower pursuant to this Section 1.14(a) shall be done in coordination with the Administrative Agent.

                (b) At the time of any provision of Additional Revolving Loan Commitments pursuant to this Section 1.14, (i) the Borrower, the Administrative Agent and each Lender or other Eligible Transferee (each, an "Additional RL Lender") which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement (appropriately completed) (with the effectiveness of such Additional RL Lender's Additional Revolving Loan Commitment to occur upon delivery of such Additional Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.14(b) to the reasonable satisfaction of the Administrative Agent), (ii) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the RL Lenders, and incur additional Revolving Loans from certain other RL Lenders, in each case to the extent necessary so that all of the RL Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.14) and with the Borrower being obligated to pay to the respective RL Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing, and (iii) to the extent requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent (x) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 5.03 and such other matters as the Administrative Agent may reasonably request, and (y) certified resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the respective Boards of Directors of the Credit Parties authorizing the incurrence of such additional Obligations under the Credit Documents. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Loan Commitment Date, and (x) on each such date, the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, and (y) on each such date Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders.

                SECTION 2. Letters of Credit.

                2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request an Issuing Lender, at any time and from time to time on and after the Effective Date and prior to the 30th day preceding the Final Maturity Date, to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Wholly-Owned Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness, and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Wholly-Owned Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade Letter of Credit"; and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be issued on a sight basis only and shall be denominated in Dollars or, to the extent permitted hereunder, an Alternative Currency.

                (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day preceding the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any of its Wholly-Owned Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower of any of its Wholly-Owned Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder; provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

                (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

                (ii) such Issuing Lender shall have received from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit written notice of the type described in clause (vii) of Section 2.01(c) or the last sentence of Section 2.03(b); or

                (iii) a Lender Default exists with respect to any RL Lender, unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the RL Lender which is the subject of the Lender Default, including by cash collateralizing (in Dollars or the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) such RL Lender's RL Percentage of the RL Letter of Credit Outstandings.

                (c) Notwithstanding the foregoing, (i) no RL Letter of Credit shall be issued the Stated Amount of which, when added to the aggregate RL Letter of Credit Outstandings (exclusive of RL Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective RL Letter of Credit) at such time, would exceed $25,000,000, (ii) no RL Letter of Credit shall be issued at any time when the Aggregate RL Exposure exceeds (or would after giving effect to such issuance exceed) the Total Available Revolving Loan Commitment at such time, (iii) no CL Letter of Credit denominated in an Alternative Currency shall be issued the Stated Amount of which, when added to the aggregate CL Letter of Credit Outstandings denominated in an Alternative Currency (exclusive of CL Unpaid Drawings denominated in an Alternative Currency which are repaid on the date of, and prior to the issuance of, the respective CL Letter of Credit) at such time, would exceed $40,000,000, (iv) no CL Letter of Credit shall be issued at any time when the Aggregate CL Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Available Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time,
(v) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Final Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit's date of issuance, (vi) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the Final Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date, and (vii) no Issuing Lender will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

                (d) Schedule III contains a description of letters of credit that were issued pursuant to the Existing Credit Agreement and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars, Canadian Dollars or Euros), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "CL Letter of Credit" for all purposes of this Agreement and shall be deemed issued on the Effective Date; provided that, notwithstanding anything to the contrary contained in any of the Existing Letters of Credit, if the account party with respect to any Existing Letter of Credit is a Subsidiary of the Borrower, the Borrower hereby irrevocably agrees to be treated as the account party of such Existing Letter of Credit for all purposes of this Agreement and the other Credit Documents and agrees to reimburse the respective Issuing Lender of such Existing Letter of Credit for all Obligations arising thereunder in accordance with the terms of this Agreement.

                2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Letter of Credit denominated in Dollars, $50,000, (y) in the case of a Letter of Credit denominated in Euros, (euro)50,000, and (z) in the case of a Letter of Credit denominated in Canadian Dollars, $CDN 50,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

                2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent at the Notice Office and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice (including by way of facsimile) prior to the proposed date of issuance (which shall be a Business
Day). Each notice shall be in the form of Exhibit C, appropriately completed (each, a "Letter of Credit Request") to specify: (i) the name of the respective Issuing Lender thereof; (ii) whether the requested Letter of Credit shall be an RL Letter of Credit or a CL Letter of Credit; (iii) the currency in which the requested Letter of Credit is to be denominated (which shall be Dollars or, to the extent permitted hereunder, an Alternative Currency); (iv) whether such Letter of Credit is to be a Standby Letter of Credit or a Trade Letter of Credit; (v) the date of issuance of such Letter of Credit (which shall be a Business Day); (vi) the initial Stated Amount of such Letter of Credit (expressed in the Applicable Currency); (vii) the beneficiary of such Letter of Credit and the obligations to be supported by such Letter of Credit; and (viii) the stated expiration date of such Letter of Credit. Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

                (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices.

                (c) In the event that an RL Letter of Credit is outstanding at a time when the Borrower has the availability to issue a new CL Letter of Credit in accordance with the terms of this Agreement, the Borrower shall have the right, upon written notice to the Administrative Agent and the respective Issuing Lender, to re-designate one or more RL Letters of Credit as a CL Letter of Credit in each case so long as (i) each such CL Letter of Credit may otherwise be issued in accordance with, and will not violate the requirements of, Section 2.01, (ii) the Borrower certifies in writing to the Administrative Agent and the respective Issuing Lender that (x) no Default or Event of Default then exists or would result therefrom and (y) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such re-designation (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (iii) neither the Administrative Agent nor the respective Issuing Lender has received a written notice from the Borrower, any other Credit Party or any Lender stating that a Default or an Event of Default exists and is continuing unless the Administrative Agent and such Issuing Lender shall have received written notice
(A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders. Upon satisfaction of the conditions described above in this Section 2.03(c), (x) the respective Issuing Lender shall re-designate the affected RL Letter of Credit or RL Letters of Credit as a CL Letter of Credit or CL Letters of Credit, as the case may be, and (y) a new CL Letter of Credit or CL Letters of Credit shall be deemed issued at such time under this Agreement.

                2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender or CL Lender, as the case may be (each such RL Lender or CL Lender, as the case may be, with respect to any Letter of Credit, in its capacity under this Section 2.04, a "L/C Participant"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to such L/C Participant's

RL Percentage or CL Percentage, as the case may be, in such Letter of Credit, each Drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the respective Lenders as provided in Section 3.01(b) and the L/C Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the RL Percentages of the respective RL Lenders or the Credit-Linked Commitments or the CL Percentages of the respective CL Lenders, in each case pursuant to Section 1.13, 1.14 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages or CL Percentages, as the case may be, of the respective Lenders.

        (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Issuing Lender any resulting liability to the Borrower, any Subsidiary thereof or any Lender.

        (c) (i) In the event that any Issuing Lender makes any payment or disbursement under any RL Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to
Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant therein of such failure, and each L/C Participant therein shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such L/C Participant's RL Percentage of the respective RL Unpaid Drawing in Dollars (or, to the extent that the respective RL Unpaid Drawing is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the respective Issuing Lender on the date on which such payment or disbursement was made under the respective RL Letter of Credit), and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any L/C Participant required to fund an RL Unpaid Drawing under an RL Letter of Credit, such L/C Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Issuing Lender, in Dollars (or, to the extent that the respective RL Unpaid Drawing is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof), such L/C Participant's RL Percentage of the amount of such payment on such Business Day in same day funds (or on the immediately succeeding Business Day to the extent that the respective notice is given by the Administrative Agent to any such L/C Participant on or after 12:00 Noon (New York time) on any such Business Day). If and to the extent that, for any reason, such L/C Participant shall not have made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender as required above, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date the respective RL Unpaid Drawing occurred until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate (or, in the case of an RL Unpaid Drawing under an RL Letter of Credit denominated in an Alternative Currency, at the respective Issuing Lender's customary rate for interbank advances), provided that if any L/C Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within three Business Days after the respective L/C Participant has been notified by the Administrative Agent or the respective Issuing Lender to make such amounts available, then the respective L/C Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the Borrower on the respective RL Unpaid Drawings pursuant to Section 2.05(a). The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective Issuing Lender its RL Percentage of any payment under any RL Letter of Credit issued by it shall not relieve any other L/C Participant in the respective RL Letter of Credit of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its RL Percentage of any such RL Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Issuing Lender such other L/C Participant's RL Percentage of any such payment.

                (ii) In the event that any Issuing Lender makes any payment or disbursement under any CL Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to
Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant therein and the Deposit Bank of such failure, and each CL Lender hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees) to reimburse such Issuing Lender for such amount in Dollars (or, to the extent that the respective CL Unpaid Drawing is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the respective Issuing Lender on the date on which such payment or disbursement was made under the respective CL Letter of Credit) solely from such CL Lender's CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account.

                (d) Whenever any Issuing Lender receives a payment from the Borrower of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each L/C Participant which has paid its RL Percentage thereof or CL Percentage thereof, as the case may be, in Dollars (or, to the extent that the respective payment is in respect of a Letter of Credit denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof) and in same day funds, an amount equal to such L/C Participant's share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all relevant L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations (it being understood and agreed that any such payment to be made pursuant to this Section 2.04(d) to an L/C Participant which is a CL Lender shall be made by such Issuing Lender to the Administrative Agent for the account of such CL Lender and for deposit by the Deposit Bank in the Credit-Linked Deposit Account).

                (e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the Administrative Agent and the Borrower written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be.

                (f) Each Issuing Lender shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Letters of Credit issued by such Issuing Lender for the previous week.

                (g) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

                (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Collateral Agent, any Lender, any Issuing Lender, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                (v)     the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment in Dollars (or, to the extent that the respective Letter of Credit is denominated in an Alternative Currency, the Dollar Equivalent of the respective payment or disbursement, as determined by the respective Issuing Lender on the date of such payment or disbursement) to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it for the account of the Borrower (each such amount (or the Dollar Equivalent thereof, as the case may be) so paid until reimbursed by the Borrower, an "Unpaid Drawing"), not later than one Business Day after the Administrative Agent or the respective Issuing Lender notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the Borrower at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for (x) Revolving Loans maintained as Base Rate Loans in the case of an RL Letter of Credit as in effect from time to time and (y) CL Loans maintained as Base Rate Loans in the case of a CL Letter of Credit; provided, however, (A) to the extent that such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for (x) Revolving Loans maintained as Base Rate Loans in the case of an RL Letter of Credit as in effect from time to time and (y) CL Loans maintained as Base Rate Loans in the case of a CL Letter of Credit, in each case plus 2% and (B) it is understood and agreed that the notices referred to above in this clause (a) (including in sub-clause (A) of this proviso) shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing with respect to the Borrower (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower) and shall bear interest at the applicable rate provided in the foregoing sub-clause (A) on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the Borrower's obligations under this Agreement.

                (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as Issuing Lender or as L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the Borrower or any Subsidiary thereof unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                2.06 Increased Costs. If after the Effective Date (but otherwise subject to Section 13.04(b)), any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant's participation therein, or (ii) impose on any Issuing Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, the Credit-Linked Deposits, any Letter of Credit or such L/C Participant's participation therein (other than taxes and certain related amounts that are excluded under Section 1.10(a)(ii) (and with such exclusions also applying to each Issuing Lender and L/C Participant)); and the result of any of the foregoing is to increase the cost to such Issuing Lender or such L/C Participant of issuing, maintaining or participating in the Credit-Linked Deposits or any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.06, the Borrower shall pay to such Issuing Lender or such L/C Participant the amount necessary to cover such increased cost or reduction. A certificate submitted to the Borrower by such Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon subsequent receipt of such certificate.

                2.07 Credit-Linked Deposit Account. (a) On the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 5, each CL Lender on such date shall pay to the Deposit Bank such CL Lender's Credit-Linked Deposit. The Credit-Linked Deposits shall be held by the Deposit Bank in (or credited to) the Credit-Linked Deposit Account, and no Person other than the Deposit Bank shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each CL Lender in respect of its participation in CL Credit Events shall be satisfied in full upon the funding of its Credit-Linked Deposit.

                (b) Each of the Deposit Bank, the Administrative Agent, each Issuing Lender and each CL Lender hereby acknowledges and agrees that (i) each CL Lender is funding its Credit-Linked Deposit to the Deposit Bank for application in the manner contemplated by Sections 1.04 and/or 2.04, (ii) the Deposit Bank may invest the Credit-Linked Deposits in such investments as may be determined from time to time by the Deposit Bank and (iii) the Deposit Bank has agreed to pay to each CL Lender a return on its Credit-Linked Deposit (except
(x) during periods when such Credit-Linked Deposits are used to fund CL Loans or reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit or
(y) as otherwise provided in Sections 2.07(d) and (e)) for each CL Lender equal at any time to the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time less the Credit-Linked Deposit Cost Amount at such time. Such interest will be paid to the CL Lenders by the Deposit Bank at the LIBOR Rate for an Interest Period of one month (or at an amount determined in accordance with Section 2.07(d) or (e), as applicable) less, in each case, the Credit-Linked Deposit Cost Amount in arrears on each CL Interest Payment Date.

                (c) Neither the Borrower nor any other Credit Party shall have any right, title or interest in or to the Credit-Linked Deposit Account or the Credit-Linked Deposits and no obligations with respect thereto (except to repay CL Loans and to refund portions thereof used to reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit as provided in Section 2.04), it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the CL Lenders to the Deposit Bank for deposit in the Credit-Linked Deposit Account and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.04(c)(ii) constitute agreements among the Deposit Bank, the Administrative Agent, each Issuing Lender and each CL Lender with respect to the Participation in the CL Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

                (d) If the Deposit Bank is not offering Dollar deposits (in the applicable amounts) in the applicable Eurodollar interbank market, or the Deposit Bank determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Credit-Linked Deposits (or any part thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Deposit Bank in accordance with banking industry rules on interbank compensation.

                (e) If any CL Loan is repaid, or if any Drawing under a CL Letter of Credit that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2.04(c)(ii) shall be reimbursed by the Borrower, in either case on a day other than on the last day of an Interest Period or scheduled investment termination date applicable to the Credit-Linked Deposits, the Administrative Agent shall, upon receipt thereof, pay over such amounts to the Deposit Bank which will invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period or scheduled investment termination date at the time in effect and the Borrower shall pay to the Deposit Bank, upon the Deposit Bank's request therefor, the amount, if any, by which the interest accrued on a like amount of the Credit-Linked Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such repayment or reimbursement through the end of the applicable Interest Period, as determined by the Deposit Bank (such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to the Borrower. In the event that the Borrower shall fail to pay any amount due under this Section 2.07(e), the interest payable by the Deposit Bank to the CL Lenders on their Credit-Linked Deposits under Section 2.07(b) shall be correspondingly reduced and the CL Lenders shall without further act succeed, ratably in accordance with their CL Percentages, to the rights of the Deposit Bank with respect to such amount due from the Borrower. All repayments of CL Loans and all reimbursements of Drawings under CL Letters of Credit that have been funded by the CL Lenders from the Credit-Linked Deposits, in each case received by the Administrative Agent prior to the termination of the Total Credit-Linked Commitment, shall be paid over to the Deposit Bank which will deposit same in the Credit-Linked Deposit Account.

                SECTION 3. Fees; Commitments.

                3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, a commitment commission (the "Commitment Commission") for the period from the Effective Date to but excluding the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Fee Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on their respective RL Percentages as from time to time in effect in each RL Letter of Credit) a fee in respect of each RL Letter of Credit issued hereunder (the "RL Letter of Credit Fee"), for the period from and including the date of issuance of such RL Letter of Credit to and including the termination or expiration of such RL Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans, as in effect from time to time, on the Stated Amount of such RL Letter of Credit. Accrued RL Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no RL Letters of Credit remain outstanding.

                (c) The Borrower agrees to pay to the Administrative Agent for distribution to each CL Lender (based on each such CL Lender's CL Percentage) a fee (the "CL Facility Fee") equal to the sum of (I) a rate per annum equal to the Applicable Margin for CL Loans maintained as Eurodollar Loans on the aggregate amount of the Credit-Linked Deposits from time to time and (II) a rate per annum equal to the Credit-Linked Deposit Cost Amount as in effect from time to time on the aggregate amount of the Credit-Linked Deposits from time to time, in each case for the period from and including the Effective Date to and including the date on which the Total Credit-Linked Commitment has been terminated, the Credit-Linked Deposits have been returned to the CL Lenders and all CL Letters of Credit have been terminated. Accrued CL Facility Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and on the date on which the Total Credit-Linked Commitment has been terminated, the Credit-Linked Deposits have been returned to the CL Lenders and all CL Letters of Credit have been terminated.

                (d) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% of the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period with respect to each Letter of Credit shall not be less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable (x) in the case of RL Letters of Credit, quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no RL Letters of Credit remain outstanding and (y) in the case of CL Letters of Credit, quarterly in arrears on each CL Interest Payment Date and upon the first day on or after the termination of the Total Credit-Linked Commitment upon which no CL Letters of Credit remain outstanding.

                (e) The Borrower agrees to pay to the respective Issuing Lender for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it.

                (f) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                (g) All computations of Fees shall be made in accordance with Section 13.07(b).

                3.02 Voluntary Termination or Reduction of Commitments and Adjustments of Commitments. (a) Upon at least two Business Days' prior notice from an Authorized Officer of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $5,000,000 in the case of partial reductions, provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(a) if the effect thereof is to cause the Aggregate RL Exposure to exceed the Total Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(a). Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each RL Lender (based on their respective RL Percentages).

                (b) Upon at least two Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Credit-Linked Commitment in whole, or reduce it in part in an integral multiple of $5,000,000, provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(b) if the effect thereof is to cause the Aggregate CL Exposure to exceed the Total Credit-Linked Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(b). Each reduction to the Total Credit-Linked Commitment pursuant to this
Section 3.02(b) shall apply to proportionately and permanently reduce the Credit-Linked Commitment of each CL Lender (based on their respective CL Percentages). At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to this Section 3.02(b), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an aggregate amount equal to such reduction or the amount of such Commitment being terminated, as the case may be.

                (c) In the event of certain refusals by a Lender as (and to the extent) provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the applicable requirements of Sections 4.01(b) and/or 13.12(b), upon at least five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender (other than any such Commitment which is being maintained by such Lender (and not being terminated by the Borrower) as provided in Section 13.12(b)), so long as (x) all Loans (other than any such Loans that are being maintained by such Lender (and not being repaid by the Borrower) as provided in Section 13.12(b)) and Unpaid Drawings (other than any such Unpaid Drawings which relate to a Commitment which is being maintained by such Lender (and not being terminated by the Borrower) as provided in Section 13.12(b)), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the respective Percentages of the remaining Lenders as contemplated below), (i) the Individual RL Exposure of any remaining RL Lender shall not exceed its Revolving Loan Commitment and (ii) the Individual CL Exposure of any remaining CL Lender shall not exceed its Credit-Linked Commitment. After giving effect to the termination of all of the Commitments of any Lender pursuant to the provisions of this Section 3.02(c), such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Commitments of any Lender are terminated pursuant to this Section 3.02(c), except where such Commitments are replaced in full, after giving effect to the termination of any such Commitments of a given Lender pursuant to this Section 3.02(c), there shall occur automatic adjustments (as determined by the Administrative Agent) in the respective Percentages of the remaining Lenders. At the time of any termination of a CL Lender's Credit-Linked Commitment pursuant to this Section 3.02(c), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to such CL Lender its Credit-Linked Deposit.

                3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitments of each Lender) shall terminate in its entirety on the earlier of (i) the Final Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs. At the time of any termination of the Total Credit-Linked Commitment pursuant to this Section 3.03(a), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the aggregate CL Letter of Credit Outstandings at such time.

                (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, in connection with any asset sale by the Borrower or any of its Subsidiaries which would require the Borrower to make an offer to repurchase New Senior Notes pursuant to the New Senior Notes Indentures, in lieu of making such an offer to repurchase (which, in any event, is prohibited by the terms of this Agreement), the Total Commitment shall be permanently reduced on the day before any such offer to repurchase would be required to be made by the Borrower pursuant to any of the New Senior Notes Indentures (and determined without regard to the Borrower's right to defer such offer because the aggregate unutilized Net Proceeds Offer Amount (as defined in the New Senior Notes Indentures) does not exceed $10,000,000) in an amount equal to the remaining Net Sale Proceeds from such asset sale which have not otherwise been used as permitted pursuant to Section 4.10(a)(3) of the New Senior Notes Indentures and as otherwise permitted pursuant to this Agreement (including to effect a voluntary reduction in the Total Commitment pursuant to Section 3.02(a) or (b), as the case may be). Each reduction to the Total Commitment pursuant to this
Section 3.03(b) shall be applied pro rata to each of the Total Revolving Loan Commitment and the Total Credit-Linked Commitment (based on the relative amounts thereof) and, to the extent so applied, shall proportionately reduce the Revolving Loan Commitment of each RL Lender and the Credit-Linked Commitment of each CL Lender. At the time of any reduction of the Total Credit-Linked Commitment pursuant to this Section 3.03(b), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an aggregate amount equal to such reduction.

                SECTION 4. Prepayments; Repayments; Taxes.

                4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans made to it, without premium or penalty, in whole or in part at any time and from time to time on, and subject to, the following terms and conditions:

                (i) an Authorized Officer of the Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans made to it, whether such Loans are Revolving Loans, CL Loans and/or Swingline Loans, the amount of the respective Loans to be prepaid, the Types of Loans to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, which notice shall be given by an Authorized Officer of the Borrower (x) prior to 11:00 A.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans or CL Loans maintained as Base Rate Loans, (y) prior to 11:00 A.M. (New York time) on the date of such prepayment in the case of Swingline Loans, and (z) prior to 11:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and each such notice shall, except in the case of Swingline Loans, be promptly transmitted by the Administrative Agent to each of the Lenders;

                (ii) (x) each partial prepayment of Revolving Loans and CL Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent), and (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

                (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01(a) on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and

                (iv) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans or CL Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing, provided that, at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to the prepayment of the respective Revolving Loans of a Defaulting RL Lender.

                (b) In the event of certain refusals by a Lender as (and to the extent) provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the

Borrower may, upon at least five Business Days' written notice by an Authorized Officer of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans and pay all accrued and unpaid interest, Fees and other amounts, in each case owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) all Commitments of such Lender (or the respective Commitments of such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) are terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule I shall be deemed modified to reflect such changed Commitments) and (B) the consents required by
Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

                4.02 Mandatory Repayments. (a) (i) If on any date the Aggregate RL Exposure exceeds the Total Available Revolving Loan Commitment as then in effect, then the Borrower shall prepay on such date the principal of outstanding Revolving Loans and/or Swingline Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans as may be required pursuant to the immediately preceding sentence, the aggregate amount of all RL Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, then the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents in Dollars (and/or, to the extent that any RL Letter of Credit Outstandings are denominated in an Alternative Currency, in the Dollar Equivalent thereof) equal to the amount of such excess (up to a maximum amount equal to the RL Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

                (ii) On any day on which the aggregate amount of all RL Letter of Credit Outstandings exceeds $25,000,000, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents in Dollars (and/or, to the extent that any RL Letter of Credit Outstandings are denominated in an Alternative Currency, in the Dollar Equivalent thereof) equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

                (iii) If on any date the Aggregate CL Exposure exceeds the Total Available Credit-Linked Commitment as then in effect, then the Borrower shall prepay on such date the principal of outstanding CL Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding CL Loans as may be required pursuant to the immediately preceding sentence, the aggregate amount of all CL Letter of Credit Outstandings exceeds the Total Available Credit-Linked Commitment as then in effect, then the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents in Dollars (and/or, to the extent that any CL Letter of Credit Outstandings are denominated in an Alternative Currency, in the Dollar Equivalent thereof) equal to the amount of such excess (up to a maximum amount equal to the CL Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                (iv) On any day on which the aggregate amount of all CL Letter of Credit Outstandings denominated in an Alternative Currency exceeds $40,000,000, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents, in the Dollar Equivalent thereof, equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

                (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (other than (x) any Asset Sale made by a Foreign Subsidiary of the Borrower other than pursuant to Section 9.02(vi), and (y) any Asset Sale or series of related Asset Sales where the Net Sale Proceeds therefrom are less than $2,500,000), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied on each such date as a mandatory repayment of Loans in accordance with the requirements of Section 4.02(d); provided, however, (A) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may, at its option and in lieu of making all or any portion of the mandatory repayment otherwise required above in this Section 4.02(b), elect to deposit the Net Sale Proceeds (or such lesser portion thereof) from Asset Sales pursuant to Section 9.02(vi) with the Administrative Agent in accordance with the terms of the Cash Collateral Agreement, (B) to the extent that such election is not made, the Borrower shall notify the Administrative Agent that an Asset Sale pursuant to such Section 9.02(vi) has occurred and that the Net Sale Proceeds therefrom are being used to repay outstanding Loans as otherwise required above in this Section 4.02(b) (which repayment shall result in a like increase in the amount of the respective Blocked Commitments of the Tranche or Tranches being repaid), and (C) to the extent that no Loans are outstanding at the time of receipt of any Net Sale Proceeds from an Asset Sale pursuant to
Section 9.02(vi) or if such Net Sale Proceeds exceed the amount of Loans so prepaid as otherwise required above, in either case such Net Sale Proceeds shall be deposited with the Administrative Agent in accordance with the terms of the Cash Collateral Agreement.

                (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Effective Date on which the Borrower or any other Credit Party receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Insurance Proceeds therefrom are less than $2,500,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on each such date as a mandatory repayment of Loans in accordance with the requirements of Section 4.02(d).

                (d) Each amount required to be applied to outstanding Loans pursuant to Sections 4.02(b) and (c) in accordance with this Section 4.02(d) shall be applied pro rata to outstanding Revolving Loans and CL Loans (based on the relative outstanding amounts thereof). With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, provided that: (i) in the case of Eurodollar Loans, repayments of such

Eurodollar Loans pursuant to this Section 4.02 that are made on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the Borrower of all amounts owing in connection therewith pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Eurodollar Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans or CL Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans or CL Loans, as the case may be. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                (e) In addition to any other mandatory repayments required by this Section 4.02, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all then outstanding Revolving Loans and CL Loans shall be repaid in full on the Final Maturity Date, and (iii) unless the Required Lenders otherwise agree, all then outstanding Loans and other Obligations shall be repaid in full on the date on which a Change of Control occurs.

                4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars (or, in the case of any Unpaid Drawing denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof) in immediately available funds at the Payment Office (and also calculated, in the case of Letter of Credit Fees and Facing Fees owing with respect to Letters of Credit denominated in an Alternative Currency, using the Dollar Equivalent thereof). Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits (or franchise or capital taxes imposed in lieu thereof) of a Lender or the Administrative Agent or, in the case of a Lender that is a flow-through entity for tax purposes, a member or a partner of such Lender, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Person is located or any subdivision thereof or therein or in which it is otherwise doing business (other than a jurisdiction in which it would not have been treated as doing business but for the execution or delivery of this Agreement or any other Credit Document or the exercise of any rights or performance of any of the obligations hereunder or thereunder)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes to the appropriate taxing authority, and shall pay to the applicable Lender such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note to such Lender, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, the Administrative Agent and, in the case of a Lender that is a flow-through entity for tax purposes, each member or partner of such Lender upon the written request of such Person, for taxes imposed on or measured by the net income or net profits (or franchise or capital taxes imposed in lieu thereof) of such Lender or the Administrative Agent or, in the case such Lender is a flow through entity for tax purposes, a member or a partner of such Lender, pursuant to the laws of the jurisdiction in which such Person is organized or in which the principal office or applicable lending office of such Person is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which it is otherwise doing business and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Such written request shall include the original or a copy of a receipt issued by the relevant taxing authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Borrower and the Administrative Agent (to the extent that the same has been delivered to such Lender by the Borrower (or other Credit Party as provided above)), together with a statement setting forth the amount of such Taxes and, in reasonable detail, the calculation and basis for such indemnified Taxes; such certificate shall be conclusive absent manifest error; provided, however, that nothing in this sentence shall require a Lender to disclose any confidential information (including, without limitation, its tax returns). The Borrower (or other Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts (or other evidence reasonably satisfactory to the Administrative Agent) evidencing such payment by the Borrower (or the respective other Credit Party). The Borrower agrees (and each Subsidiary Guarantor pursuant to the Subsidiaries Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request (without duplication of any other amounts payable pursuant to this Section 4.04), for the amount of any Taxes so levied or imposed and paid by such Lender.

                (b) The Administrative Agent and each Lender (in each case) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by the Borrower under this

Agreement and under any Note, (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Borrower under this Agreement and under any Note, or (iii) if a Lender or the Administrative Agent is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments) establishing a complete exemption from the United States withholding tax with respect to payments made under this Agreement and under any Note. In addition, each Lender and the Administrative Agent agree that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete (including invalid) or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, or Form W-8IMY (with respect to a foreign intermediary or flow-through entity), as the case may be, and such other forms and necessary attachments as may be required in order to confirm or establish the entitlement of such Person to a continued exemption from or reduction in United States withholding tax with respect to payments to the Borrower under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Person shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Each Lender that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income taxes (other than a Lender that may be treated as an exempt recipient based on the indicators described in U.S. Treasury Regulation section 1.6049-4(c)(1)(ii) except to the extent required by Treasury Regulation Section 1.1441-1(d)(4) (and any successor provision)) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of such a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender and at the other times described above with respect to Lenders that are not "United States persons", two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States backup withholding tax with respect to payments to be made under this Agreement and under any other Credit Document. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the Borrower hereunder to the extent that such Lender or such Administrative Agent has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the

Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender or the Administrative Agent in respect of withholding, income or similar taxes imposed by the United States if (I) such Lender or such Administrative Agent has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

                (c)     If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses, (iii) nothing in this Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 4.04(c) at any time which a Default or Event of Default exists.

                SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 and the obligation of each Lender to make each Loan hereunder, the obligation of each CL Lender to fund its Credit-Linked Deposit and the obligation of each Issuing Lender to issue each Letter of Credit hereunder, in any case on the Effective Date, is subject, at the time of the making of such Loans, the funding of such Credit-Linked Deposit and the issuance of such Letters of Credit to the satisfaction of the following conditions (or the written waiver of such conditions by the Administrative Agent and the Required Lenders):

                5.01 Execution of Agreement; Notes. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Revolving Note and/or CL Note, and to the Swingline

Lender, if so requested by it, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

                5.02 Officer's Certificate. On the Effective Date, the Administrative Agent shall have received a certificate from the Borrower, dated such date and signed by an Authorized Officer of the Borrower, certifying that all of the applicable conditions set forth in Sections 5.05 through 5.08, inclusive, and Section 6.02 (other than such conditions to the extent that such conditions are expressly subject to the satisfaction of the Administrative Agent and/or the Required Lenders), have been satisfied on such date.

                5.03 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Skadden, Arps, Slate, Meagher and Flom LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date substantially in the form of Exhibit E, (ii) from local counsel to the Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which Mortgaged Properties are located and/or Subsidiary Guarantors are organized (although no UCC perfection opinion shall be required for personal property for those Subsidiary Guarantors organized under the laws of Georgia and Minnesota), such opinions as the Administrative Agent may reasonably request, which opinions (x) shall be addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the perfection of the security interests and/or liens granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent, and
(iii) reliance letters addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date with respect to certain of the legal opinions delivered by, or on behalf of, the Borrower in connection with the issuance of the New Senior Notes, as may have been requested by the Administrative Agent, which reliance letters and opinions shall cover such matters as the Administrative Agent may reasonably request and be in form, scope and substance reasonably satisfactory to the Administrative Agent.

                5.04 Company Documents; Proceedings. (a) On the Effective Date, the Administrative Agent shall have received from the Borrower and each Subsidiary Guarantor a certificate, dated the Effective Date, signed by the chairman, a vice-chairman, the president, any vice-president or any other authorized person of such Credit Party, and attested to by the secretary, any assistant secretary or other senior officer of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and all of the foregoing shall be reasonably satisfactory to the Administrative Agent.

                (b) On the Effective Date, all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

                5.05 Adverse Change, etc. On or prior to the Effective Date, nothing shall have occurred since December 31, 2003 (and neither the Administrative Agent nor any Lender shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be likely to have, either individually or in the aggregate, (i) a Material Adverse Effect or (ii) material adverse effect on the Transaction.

                5.06 Litigation. On the Effective Date, there shall be no actions, suits, proceedings or investigations pending or threatened in writing with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated hereby and thereby, or which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, either individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

                5.07 Approvals. On or prior to the Effective Date, (i) all necessary governmental (domestic and foreign), regulatory and material third party approvals and/or consents in connection with any Scheduled Existing Indebtedness and the Transaction and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, on the Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

                5.08 Consummation of the Transaction. (a) On or prior to the Effective Date, (i) the Borrower shall have received cash proceeds of approximately $600,000,000 (calculated before underwriting fees, discounts and commissions and any other expenses for which the Borrower is responsible) from the issuance by it of a like principal amount of New Senior Notes in accordance with the terms and conditions of the New Senior Notes Documents and all applicable laws and (ii) there shall have been delivered to the Administrative Agent true and correct copies of all New Senior Notes Documents.

                (b) On or prior to the Effective Date, (i) the Borrower shall have consummated (subject to the termination time set forth below) a tender offer/consent solicitation with respect to each of the outstanding Existing 2005 Senior Notes and Existing 2006 Senior Notes (collectively, the "Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation"), pursuant to which (x) the Borrower shall have offered, subject to the terms and conditions contained in the Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation, to purchase all of the outstanding Existing 2005 Senior Notes and Existing 2006 Senior Notes plus accrued and unpaid interest thereon and (y) consents shall have been solicited to a proposed supplemental indenture to each of the Existing 2005 Senior Notes Indenture (the "Existing 2005 Senior Notes Indenture Amendment") and the Existing Senior Notes Indenture (but only with respect to the Existing 2006 Notes) (the "Existing 2006 Senior Notes Indenture Amendment") on terms and conditions satisfactory to Administrative Agent, which amendments shall provide for the elimination of certain of the covenants contained in each of the Existing 2005 Senior Notes Indenture and the Existing Senior Notes Indenture (including, without limitation, limitations on restricted payments, dividends, liens, transactions with affiliates, indebtedness and guarantees by subsidiaries) to the extent applicable, (ii) the period of time for tendering Existing 2005 Senior Notes and Existing 2006 Senior Notes pursuant thereto shall terminate at 5:00 P.M. (New York time) on August 16, 2004, (iii) the Borrower shall have received sufficient consents to authorize the execution and delivery of the Existing 2005 Senior Notes Indenture Amendment and the Existing 2006 Senior Notes Indenture Amendment, (iv) the Borrower and the trustee under each of the Existing 2005 Senior Notes Indenture and the Existing Senior Notes Indenture shall have duly executed and delivered the Existing 2005 Senior Notes Indenture Amendment and the Existing 2006 Senior Notes Indenture Amendment and same shall have become effective in accordance with its terms and the terms of the Existing 2005 Senior Notes Indenture and the Existing Senior Notes Indenture, (v) the Borrower shall have purchased all of the Existing 2005 Senior Notes validly tendered, and not theretofore withdrawn prior to August 16, 2004, pursuant to the Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation and will purchase any Existing 2005 Senior Notes validly tendered on August 16, 2004 as soon as practicable thereafter, (vi) to the extent that any Existing 2005 Senior Notes remain outstanding at 5:00 P.M. (New York time) on the Effective Date after the Existing 2005/2006 Existing Senior Notes Tender Offer/Consent Solicitation, (w) the Borrower shall deliver to the trustee for the Existing 2005 Senior Notes an irrevocable notice of redemption for all outstanding Existing 2005 Senior Notes, which redemption (the "Existing 2005 Senior Notes Redemption") shall be effected on a date (the "Existing 2005 Senior Notes Redemption Date") no later than 35 days following the Effective Date in accordance with the optional redemption provisions set forth in the Existing 2005 Senior Notes Indenture, (x) as soon as possible after 5:00 P.M. (New York time) on August 16, 2004, the Borrower shall irrevocably deposit with such trustee cash in an amount sufficient to pay and discharge the entire Indebtedness on the outstanding Existing 2005 Senior Notes for principal of, premium, if any, and interest on such Existing 2005 Senior Notes through the Existing 2005 Senior Notes Redemption Date, (y) the Borrower shall pay all other sums that are then payable by the Borrower under the Existing 2005 Senior Notes Indenture, and (z) the Borrower shall irrevocably instruct such trustee in writing to apply the funds referred to in preceding sub-clause (x) to the payment of the Existing 2005 Senior Notes on the Existing 2005 Senior Notes Redemption Date, (vii) the Borrower shall have purchased all of the Existing 2006 Senior Notes validly tendered, and not theretofore withdrawn prior to August 16, 2004, pursuant to the Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation and will purchase any Existing 2006 Senior Notes validly tendered on August 16, 2004 as soon as practicable thereafter and, in each case after giving effect to all such purchases, no more than $25,000,000 in aggregate principal amount of Existing 2006 Senior Notes shall remain outstanding, and (viii) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth above in this Section 5.08(b) have been satisfied.

                (c) On the Effective Date, (i) all Indebtedness under the Existing Credit Agreement shall have been repaid in full and all commitments in respect thereof shall have been terminated (or, in the case of Existing Letters of Credit, incorporated as Letters of Credit hereunder as contemplated by
Section 2.01(d)) and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Administrative Agent, and (ii) the Administrative Agent shall have received reasonably satisfactory evidence (including satisfactory pay-off letters, UCC-3 Termination Statements, mortgage releases and intellectual property releases, if applicable) that the matters set forth in preceding clause (i) have been satisfied as of the Effective Date.

                (d) On or prior to the Effective Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of all Refinancing Documents, (ii) all such Refinancing Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (iii) all such Refinancing Documents shall be in full force and effect.

                (e) On or prior to the Effective Date, (i) the Borrower and certain of its Domestic Subsidiaries shall have entered into the New Domestic Receivables Facility (and thereby amending and restating the Existing Domestic Receivables Facility) in the aggregate amount of $125,000,000, which shall have a stated term of no earlier than August 15, 2007 and shall otherwise be on terms and conditions substantially the same as those contained in the Existing Domestic Receivables Facility, (ii) the availability under the European Receivables Facility will not exceed $125,000,000 and (iii) there shall have been delivered to the Administrative Agent true and correct copies of all operative documents relating to the New Domestic Receivables Facility as well as evidence as to the other matters set forth above in this Section 5.08(e).

                5.09 Subsidiaries Guaranty; Intercompany Subordination Agreement. (a) On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified, restated and/or supplemented from time to time, the "Subsidiaries Guaranty"), guaranteeing all of the Obligations of the Borrower as more fully provided therein, and the Subsidiaries Guaranty shall be in full force and effect.

                (b) On the Effective Date, each Credit Party and each other Subsidiary of the Borrower which is an obligee with respect to any Intercompany Debt owed by a Credit Party shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

                5.10 Pledge Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting Pledge Agreement Collateral, and the Pledge Agreement shall be in full force and effect.

                5.11 Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit J (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement") covering all of each such Credit Party's present and future Security Agreement Collateral referred to therein, together with:

                (i) proper financing statements (Form UCC-1 or the equivalent) fully executed (where required) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Security Agreement;

                (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name any Credit Party or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Domestic Subsidiaries as debtor (none of which shall cover any of the Collateral, except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed (where required) for filing);

                (iii) evidence of the completion of (or adequate provision for) all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests intended to be created by the Security Agreement; and

                (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent desirable, to create, maintain, effect, perfect, preserve, maintain and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

                5.12 Mortgages; Title Insurance; Surveys; etc. On the Effective Date, the Collateral Agent shall have received:

                (i) fully executed counterparts of Mortgages, in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages shall cover such of the Real Property owned by the Credit Parties as are designated on Part A of Schedule IV as a Mortgaged Property, for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the

        Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Encumbrances related thereto and the Permitted Liens described in Sections 9.03(i), (ii), (vii) and (viii) related thereto (collectively referred to herein as the "Permitted Exceptions");

                (ii) Mortgage Policies on the Mortgaged Properties issued by such title insurers reasonably satisfactory to the Collateral Agent in amounts mutually acceptable to the Collateral Agent and the Borrower assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Exceptions and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate and available, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may reasonably request, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may reasonably request and as shall be available;

                (iii) to the extent currently available, surveys, in form and substance reasonably satisfactory to the Collateral Agent, of each Mortgaged Property and certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent; and

                (iv) flood certificates covering each parcel of Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, addressed to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard area, as determined by designation of each such Mortgaged Property in a specific flood hazard zone by reference to the applicable FEMA map.

                5.13 Cash Collateral Agreement. On the Effective Date, the Borrower shall have duly authorized, executed and delivered the Cash Collateral Agreement in the form of Exhibit K (as amended, modified, restated and/or supplemented from time to time, the "Cash Collateral Agreement"), and the Cash Collateral Agreement shall be in full force and effect.

                5.14 Existing Indebtedness Agreements; Tax Allocation Agreements. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent by the Borrower true and correct copies of the following documents, certified as such by the Borrower:

                (i) all agreements evidencing or relating to any Scheduled Existing Indebtedness of the Borrower or any of its Subsidiaries (collectively, the "Existing Indebtedness Agreements"), but only to the extent that the aggregate principal amount of any item of Scheduled Existing Indebtedness (including unused commitments in respect thereof) equals or exceed $10,000,000; and

                (ii) all tax sharing and other tax allocation agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Effective Date.

                5.15 Solvency Certificate; Insurance Certificates; etc. On the Effective Date, the Administrative Agent shall have received:

                (i) a solvency certificate in the form of Exhibit L from the chief financial officer of the Borrower, dated the Effective Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis), and the Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

                (ii)    evidence of insurance complying with the requirements of
        Section 8.03 for the business and properties of the Borrower and its Domestic Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

                5.16 Financial Statements; Pro Forma Financial Statements; Projections. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent and the Lenders true and correct copies of the historical and pro forma financial statements and the Projections referred to in Sections 7.10(b) and (c), which historical and pro forma financial statements and Projections shall be reasonably satisfactory to the Administrative Agent and the Required Lenders.

                5.17 Payment of Fees. On the Effective Date, all costs, fees and expenses, and all other compensation due to the Administrative Agent and the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

                SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date, but excluding Mandatory Borrowings made after the Effective Date, which shall be made as provided in Section 1.01(d)) and the obligation of an Issuing Lender to issue any Letter of Credit (including Letters of Credit issued on the Effective Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                6.01    Effective Date. The Effective Date shall have occurred.

                6.02 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in each other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                6.03 Notice of Borrowing; Letter of Credit Request; etc. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received a Notice of Borrowing meeting the requirements of Section 1.03(b)(i).

                (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

                6.04 No Excess Cash. The obligation of each Lender to make Revolving Loans and CL Loans, and the obligation of the Swingline Lender to make Swingline Loans, in each case, shall be subject to the satisfaction of the condition that at the time of the making of each such Revolving Loan, CL Loan or Swingline Loan and immediately after giving effect thereto, the Borrower and its Subsidiaries shall not hold collected and Unrestricted cash and Cash Equivalents in an aggregate amount (after giving effect to the incurrence of such Credit Event and the application of proceeds therefrom and the application of any other cash or Cash Equivalents on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the respective date of incurrence of the respective Credit Event for a permitted purpose other than an investment in Cash Equivalents)) in excess of $50,000,000.

                The occurrence of the Effective Date and the acceptance of the benefits or proceeds of each Credit Event on or after the Effective Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events occurring on the Effective Date) and Section 6 (with respect to Credit Events on and after the Effective Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Administrative Agent and/or the Required Lenders) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, with as many counterparts or copies as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make the Loans, fund the Credit-Linked Deposits, and issue and/or participate in the Letters of Credit as provided for herein, the Borrower makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans, the funding of the Credit-Linked Deposits and the issuance of the Letters of Credit (with the occurrence of the Effective Date and each Credit Event on or after the

Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

                7.01 Company Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization except where the failure to be so duly organized, validly existing and in good standing in the case of a Foreign Subsidiary of the Borrower, either individually or in the aggregate, has not had, or could not reasonably be expected to have, a Material Adverse Effect, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                7.02 Company Power and Authority. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents and the New Domestic Receivables Facility) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the Existing Indebtedness Agreements), or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Borrower or any of its Subsidiaries.

                7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened in writing (i) with respect to any Credit Document or (ii) with respect to any other matter, that, either individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

                7.05 Use of Proceeds; Margin Regulations. (a) All proceeds of Loans, and all Letters of Credit issued hereunder, shall be used for the Borrower's and its Subsidiaries' ongoing working capital requirements, for Capital Expenditures and other general corporate purposes.

                (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

                7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Effective Date (and which remain in full force and effect on the Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any domestic or foreign governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document.

                7.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                7.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                7.09 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement and the Transaction is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                7.10 Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans and the New Senior Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                (b) (i) The consolidated balance sheets of the Borrower for its fiscal year ended December 31, 2003 and its fiscal quarter ended March 31, 2004 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower for the fiscal year and fiscal quarter ended on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said balance sheets and the consolidated results of their operations for the respective periods covered thereby. All of the foregoing financial statements have been prepared in accordance with U.S. GAAP consistently applied (except, in the case of the aforementioned quarterly financial statements, for normal year-end audit adjustments and the absence of footnotes).

                (ii) The pro forma consolidated balance sheet of the Borrower as of March 31, 2004 (after giving effect to the Transaction and the financing therefor) and the related pro forma consolidated statements of income of the Borrower for the twelve-month period ended on March 31, 2004 (after giving effect to the Transaction and the financing therefor), copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of the Borrower and its Subsidiaries as of March 31, 2004 and the pro forma consolidated results of the operations of the Borrower and its Subsidiaries for the period covered thereby. All of the foregoing pro forma financial statements have been prepared on a basis consistent with the historical financial statements of the Borrower set forth in preceding clause (i).

                (c) Since December 31, 2003 (but after giving effect to the Transaction as if same had occurred immediately prior thereto), there has been no change in the business, operations, liabilities, assets, property or condition (financial or otherwise) of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                (d) Except as reflected or disclosed in the financial statements described in Section 7.10(b) and as otherwise permitted by Section 9.04, there were as of the Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

                (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b) and are based on reasonable good faith estimates and assumptions made by the management of the Borrower, and on the Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein.

                7.11 Security Interests. On and after the Effective Date, each of the Security Documents creates (or after the execution, delivery and recordation (if applicable) thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, without prejudice to any statutory priority rights, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens related thereto, and (ii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Exceptions related thereto, in favor of the Collateral Agent (or such other trustee or sub-agent or any other third party as may be required or desired under local law or, if required by local law, the Secured Creditors). No filings or recordings or other formalities are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Effective Date or on or prior to the execution and delivery thereof as contemplated by Sections 8.11 (but in the case of an Additional Mortgage, immediately following the execution and delivery thereof), 8.12, 8.15 and 9.13.

                7.12 Compliance with ERISA. (a) Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code, except to the extent that any such noncompliances, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (1) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or has submitted, or is within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service, and is awaiting receipt of a response); (2) no Reportable Event has occurred; (3) no Multiemployer Plan is insolvent or in reorganization; (4) no Plan has an Unfunded Current Liability; (5) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (6) all required contributions to be made by the Borrower, its Subsidiaries or ERISA Affiliates with respect to a Plan and each Multiemployer Plan have been timely made; (7) to the knowledge of the Borrower, neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (8) to the knowledge of the Borrower, no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (9) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA pursuant to Section 4042 of ERISA; (10) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Borrower, threatened; (11) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and its ERISA Affiliates would not incur any liability to any Multiemployer Plans in the event of an actual withdrawal from all Multiemployer Plans by the Borrower, its Subsidiaries or ERISA Affiliates, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event; (12) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (13) each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (14) no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate by a governmental authority exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and (15) neither the Borrower nor any of its Subsidiaries has incurred any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA).

                (b) Except as, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (1) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (2) all required contributions with respect to a Foreign Pension Plan have been timely made; (3) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been satisfied in full; and (4) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, required under applicable law to be funded, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                7.13 Capitalization. On the Effective Date, the authorized capital stock of the Borrower shall consist of (i) 500,000,000 shares of common stock, $0.01 par value per share, and (ii) 250,000 shares of preferred stock, no par value, of which no preferred shares are issued or outstanding on the Effective Date. All outstanding shares of the Borrower's capital stock have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights, except for (i) rights to purchase or receive shares of the Borrower's common stock or Qualified Preferred Stock and options or warrants to purchase shares of the Borrower's common stock and Qualified Preferred Stock, in each case which may be issued from time to time, and (ii) Indebtedness and shares of the Borrower's Qualified Preferred Stock which may be convertible into shares of the Borrower's common stock from time to time.

                7.14 Subsidiaries. On and as of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V.
Schedule V sets forth, as of the Effective Date, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof, (ii) the jurisdiction of organization of each such Subsidiary, and (iii) whether such Subsidiary is a Subsidiary Guarantor. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable (to the extent applicable in the jurisdiction of organization of such Subsidiary) and, in the case of Non-Wholly-Owned Subsidiaries of the Borrower, have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule VI, as of the Effective Date, neither the Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or other Equity Interests of any Person other than its Subsidiaries indicated on Schedule V.

                7.15 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, service marks, trade names, permits, domain names, copyrights, licenses, franchises, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases), or rights with respect to the foregoing that is, in each case, necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                7.16 Compliance with Statutes; Agreements, etc. Each of the Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                7.17 Environmental Matters. Except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect: (i) each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing; (ii) there are no pending Environmental Claims or, to the knowledge of any senior or executive officer of the Borrower, Environmental Claims threatened in writing against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of any senior or executive officer of the Borrower, any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries); and (iii) there are no facts, circumstances, conditions or occurrences on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including, to the knowledge of any senior or executive officer of the Borrower, any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or relating to the past or present operations of the Borrower or any of its Subsidiaries that could reasonably be expected (x) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (y) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                7.18 Properties. All Real Property owned by the Credit Parties, and all material Leaseholds leased by the Credit Parties, in each case as of the Effective Date and the nature of the interest therein, is set forth in
Schedule IV. Each of the Borrower and each of its Subsidiaries has good title to, or a valid leasehold interest in, all material properties owned or leased by it, free and clear of all Liens, other than Permitted Liens.

                7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

                7.20 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed (including applicable extensions) with the appropriate taxing authority, all federal and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as, and to the extent, set forth on Schedule XI, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which, if adversely determined, either individually or in the aggregate, could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole.

                7.21 Scheduled Existing Indebtedness. Schedule VII sets forth all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date (or such other date, if any, set forth in such Schedule VII) and which is to remain outstanding immediately after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of Indebtedness pursuant to this Agreement, the other Credit Documents and the New Senior Notes Documents), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule VII lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than the Borrower or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all of such Indebtedness being herein called "Third Party Scheduled Existing Indebtedness") and Part B of Schedule VII lists all Indebtedness as described in the immediately preceding sentence which is owed to the Borrower and its Subsidiaries (after giving effect to the Transaction) (with all of such Indebtedness being herein called "Intercompany Scheduled Existing Indebtedness").

                7.22 Insurance. Schedule VIII sets forth a summary of all insurance maintained by the Borrower and its Subsidiaries (other than local insurance policies maintained by Foreign Subsidiaries of the Borrower that are not material) on and as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

                7.23 Special Purpose Corporation. AIC conducts no material operations other than acting as a captive insurance company solely for the Borrower and its Subsidiaries as conducted on the Effective Date and has no material liabilities or assets other than (x) claims of the Borrower and its Subsidiaries and (y) assets necessary to satisfy such claims.

                SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated (or, in the case of

Letters of Credit only, supported by backstop letters of credit or cash collateral, in either case on terms reasonably acceptable to the Administrative Agent and the respective Issuing Lenders), and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

                8.01 Information Covenants. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent for distribution to each
Lender:

                (a) Monthly Reports. Within 30 days after the close of each fiscal month of the Borrower (other than the last fiscal month of each quarterly accounting period of the Borrower) (commencing with the fiscal month ending July 31, 2004), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                (b) Quarterly Financial Statements. Within 45 days after the close of the first three fiscal quarters in each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2004), (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter and the related consolidated statements of shareholder's equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter and (in each case) setting forth comparative figures for the corresponding periods for the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects in accordance with U.S. GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the dates indicated and the consolidated results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal quarter.

                (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and shareholder's equity and statement of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year, together with a certification by KPMG LLP, another "Big Four" independent certified public accounting firm or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their consolidated operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years except as disclosed therein, and (II) in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board, no Default or Event of Default under
Section 9.08 or 9.09 has occurred and is continuing that has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof (which report shall be without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

                (d) Budgets, etc. A budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets) prepared by the Borrower (i) for each of the four fiscal quarters of such fiscal year prepared in detail and delivered not more than 45 days after the commencement of each fiscal year of the Borrower and (ii) for each of the immediately succeeding fiscal years through at least the Final Maturity Date prepared in summary form and delivered at any time after the commencement of each fiscal year of the Borrower and prior to the last day of such fiscal year of the Borrower, in each case, on a consolidated basis for the Borrower and its Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

                (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, and which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(b) or (c), set forth (x) in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(b), 4.02(b) and (c), 9.02, 9.03, 9.04, 9.05, 9.06, 9.08 and 9.09 as at the end of
such fiscal quarter or fiscal year, as the case may be, and (ii) certify that there have been no changes to Annexes A through D, F and H through K of the Security Agreement, Annexes A through G of the Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

                (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any senior or executive officer of the Borrower or any Subsidiary thereof obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower or such Subsidiary proposes to take with respect thereto,
(ii) any litigation or proceeding pending or threatened in writing against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, (iii) any governmental investigation pending or threatened in writing against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, has had, or could reasonably to have, a Material Adverse Effect, and (iv) any other event, change or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                (g) Management Letters. Promptly upon receipt thereof, a copy of any "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the Borrower or any of its Subsidiaries identifying a material weakness or deficiency in the system of internal controls or financial reporting of the Borrower or any of its Subsidiaries and management's responses thereto.

                (h) Environmental Matters. Within ten Business Days after any senior or executive officer of the Borrower or any Subsidiary thereof obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect), written notice of:

                (i) any pending Environmental Claim or any Environmental Claim threatened in writing (in either case) against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

                (ii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of such Real Property under any Environmental Law except for deed restrictions that have as their only effect a limitation on the use of any Real Property to industrial and/or commercial uses; and

                (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with copies of such detailed reports relating to the subject matter of any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

                (i) Reports. Within 3 Business Days following transmission thereof, copies of any public filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than Form 4's and Form 5's and their equivalents) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to the holders of its Existing Senior Notes, New Senior Notes or any of their other Indebtedness (other than the Receivables Facilities) in an aggregate principal amount of $10,000,000 or more or to the holders of the Borrower's Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

                (j) Notice of Asset Sales and Recovery Events. At the time of any Asset Sale or Recovery Event requiring a prepayment pursuant to Section 4.02(b) or (c), as the case may be, or a deposit pursuant to the Cash Collateral Agreement, written notice (i) describing the asset or assets subject to such Asset Sale or Recovery Event, (ii) setting forth the aggregate Net Sale Proceeds or Net Insurance Proceeds received therefrom, as the case may be, and (iii) setting forth the required or intended (as applicable) application of such Net Sale Proceeds or Net Insurance Proceeds received therefrom, as the case may be.

                (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

                8.02 Books, Records and Inspections; Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform in all material respects to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request.

                (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting (which meeting, to the extent agreed to by the Administrative Agent, may be by teleconference) to which all of the Lenders have been invited and at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

                8.03 Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable third party insurance companies, insurance on all its property in at least such amounts (including self-insurance retentions) and against at least such risks as is consistent and in accordance with industry practice in the same general area by companies of similar size and (ii) furnish to the Administrative Agent or any Lender, upon reasonable request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

                (b) The Borrower will, and will cause each other Credit Party to, at all times keep the respective property of the Borrower and each other Credit Party insured, and all policies or certificates, as applicable, with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any other Credit Party), (i) in favor of the Collateral Agent by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to Mortgaged Property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance, all in scope, form and substance reasonably satisfactory to the Collateral Agent, (ii) shall state that such insurance policies shall not be canceled without at least 30 days' (or at least 10 days' relating to cancellation for non-payment of premium) prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be delivered to the Collateral Agent; provided that any terms of, and any payments made to the Collateral Agent pursuant to, such insurance policies shall be subject to applicable local law requirements (if any).

                (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any other Credit Party shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days' notice to the Borrower, to procure such insurance, and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

                8.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, could reasonably be expected to become a lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.03(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

                8.05 Existence; Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its Company existence and its rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall (x) prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign Company in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) require the preservation of any such right, franchise, authorities to do business, license, certification, accreditation or patent to the extent that the lapse thereof, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                8.06 Compliance with Statutes; etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

                8.07 Compliance with Environmental Laws. (a) Except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect: (i) the Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except where such costs and expenses are being contested in good faith, without undue delay and in proper administrative or judicial proceedings, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws; and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as allowed by (and in compliance with) applicable Environmental Law, permits or regulation. Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, if the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the Release of any Hazardous Material (except in compliance with applicable Environmental Laws and permits), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants, occupants and/or other responsible parties to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property.

                (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time after the occurrence of an Event of Default, a breach by the Borrower or any Subsidiary thereof of an environmental provision of this Agreement, or any other matter that requires the giving of notice under Section 8.01(h), the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by environmental consulting firms as approved by the Administrative Agent (such approval not to be unreasonably withheld), addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If the Borrower fails to provide the same within 60 days after the consultant is approved, or have failed to make alternative arrangements acceptable to the Administrative Agent or the Required Lenders, the Administrative Agent may order the same, and the Borrower shall grant, and hereby grants, to the Administrative Agent and the Required Lenders and their agents, access to Real Property as required and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Borrower's expense.

                8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other government agency, or a Plan or Multiemployer Plan participant, and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency or a Plan or Multiemployer Plan participant with respect thereto: (1) that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to clause (2) hereof); (2) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (3) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application has been or is reasonably expected to be made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; (4) that any material contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; (5) that a Plan or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (6) that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liability with respect to all other Plans required to be funded by applicable law, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Effective Date by $5,000,000; (7) that proceedings have been or are reasonably expected to be instituted to terminate or appoint a trustee, pursuant to Section 4042 of ERISA, to administer a Plan which is subject to Title IV of ERISA; (8) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; (9) that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan
(as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) due to a violation of Section 4980B of the Code; or (10) that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan of any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans. The Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will deliver to the Administrative Agent a complete copy of the annual report
(on Internal Revenue Service Form 5500-series) of each Plan other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than twenty (20) Business Days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall use their commercially reasonable best efforts to ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and are administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Effect.

                8.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and that from time to time there are made in such properties and equipment all necessary and proper repairs, renewals and replacements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                8.10 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its fiscal years to end on December 31 of each calendar year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                8.11 Additional Security; Additional Guaranties; Further Assurances. (a) To the extent permitted under applicable law, the Borrower will, and will cause each other Credit Party to, grant to the Collateral Agent (or such other trustee, sub-agent or other third party as may be required or desired under local law) security interests and mortgages (each, an "Additional Mortgage") in such fee-owned (or the equivalent) Real Property acquired by such Credit Party after the Effective Date and having a value (for such purpose, using the initial purchase price paid by such Credit Party for such Real Property) of $10,000,000 or more which is not covered by the original Mortgages (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 9.03), in favor of the Collateral Agent (or such other trustee, sub-agent or other third party as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve and protect the Liens in favor of the Collateral Agent (or such other trustee, sub-agent or other third-party as may be required or desired under local law) required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

                (b) The Borrower will, and will cause each other Credit Party to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this
Section 8.11. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
8.11 has been complied with.

                (c) Subject to the provisions of following clause (f), if at any time (A) any Domestic Subsidiary of the Borrower is created, established or acquired (other than, except as provided below, a Domestic Receivables Entity),
(B) Crompton Receivables Corporation or any successor Domestic Receivables Entity ceases to be a party to the New Domestic Receivables Facility, (C) AIC conducts any material operations other than being a captive insurance company solely for the Borrower and its Subsidiaries as provided in Section 7.23, (D) Crompton International holds any material assets or conducts any material operations other than holding the Equity Interests of Foreign Subsidiaries of the Borrower or the provisions of Section 8.12 would require more than 65% of the voting Equity Interests of Crompton International to be pledged under the Pledge Agreement or (E) any pledge of outstanding Equity Interests and assets of Crompton LLC or Witco Europe will not result in a deemed dividend to the Borrower under Section 951(a)(1)(B) of the Code, each such Domestic Subsidiary (including Crompton Receivables Corporation, any successor Domestic Receivables Entity, AIC, Crompton International, Crompton LLC and Witco Europe, as the case may be) shall be required to execute and deliver (i) a Joinder Agreement or (ii) counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Pledge Agreement and the Security Agreement and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such Domestic Subsidiary had been a Subsidiary Guarantor on the Effective Date.

                (d) In addition to the requirements contained in the Pledge Agreement, the Borrower will pledge and deliver, or cause each other applicable Credit Party to pledge and deliver, all of the Equity Interests owned by any Credit Party of each new Subsidiary of the Borrower established, created or acquired after the Effective Date to the Collateral Agent (or such other trustee, sub-agent or other third-party as may be required or desired under local law) for the benefit of the Secured Creditors pursuant to the Pledge Agreement, provided that, (i) subject to the provisions of Section 8.12, in the case of Crompton International and any Foreign Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged under the Security Documents and (ii) the Equity Interests of any Domestic Receivables Entity shall not be required to be pledged pursuant to the Security Documents to the extent that the pledge thereof would violate the terms of the New Domestic Receivables Facility.

                (e) The security interests required to be granted pursuant to Sections 8.11(c) and (d) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) and shall constitute valid and enforceable first priority perfected security interests prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The Borrower will (or will cause the relevant other Credit Parties to), (i) at their own expense, (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 8.11(c) and (d) and (ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 8.11(c) and (d).

                (f)     The Borrower agrees that each action required above by
Section 8.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (or such greater number of days as the Administrative Agent or the Required Lenders shall agree in any particular instance). The Borrower further agrees that each action required above by
Section 8.11(c), (d) and (e) with respect to a newly formed, created or acquired Subsidiary shall be completed contemporaneously with the formation, creation or acquisition of such Subsidiary.

                (g) In the event that the Administrative Agent or the Required Lenders at any time after the Effective Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the Borrower will cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Administrative

Agent as soon as reasonably practicable, which Required Appraisal, and the respective appraiser, shall be reasonably satisfactory to the Administrative Agent.

                8.12 Foreign Subsidiaries Stock. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a reasonable request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, that a pledge of 66-2/3% or more of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary owned by a Credit Party which has not already had all of its Equity Interests pledged pursuant to the Pledge Agreement (including, for purposes of this Section 8.12, Crompton International) to secure all of the Obligations (as defined in the Pledge Agreement) would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or a deemed disposition of the shares of stock of such Foreign Subsidiary for Federal income tax purposes, then that portion of such Foreign Subsidiary's (and Crompton International's) outstanding Equity Interests owned or held by a Credit Party and not theretofore pledged pursuant to the Pledge Agreement to secure all of the Obligations (as defined in the Pledge Agreement) shall be pledged to the Collateral Agent (or such other trustee, sub-agent or other third-party as may be required or desired under local law) for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed).

                8.13 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans and the Letters of Credit for the purposes specified in Section 7.05.

                8.14 Ownership of Subsidiaries. The Borrower will at all times own, directly or indirectly (through one or more Wholly-Owned Subsidiaries), 100% of the Equity Interests of its Subsidiaries (except to the extent (v) with respect to Foreign Subsidiaries, directors' qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of the Borrower), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Section 9.05(xv) or (z) set forth on Schedule V).

                8.15 Permitted Acquisitions. (a) Subject to the provisions of this Section 8.15 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent (on behalf of the Lenders) at least 10 Business Days' prior written notice prior to the consummation of the proposed Permitted Acquisition (or such shorter notice as may be reasonably acceptable to the Administrative Agent in the case of any proposed Permitted Acquisition), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.08 and 9.09 for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Effective Date, calculated as if the covenants contained in said Sections 9.08 and 9.09 had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08 and 9.09 shall be better than or equal to such level as would be required to comply with such financial covenants through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower shall provide to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Effective Date, does not exceed $100,000,000 (of which no more than $50,000,000 may be spent in any fiscal year of the Borrower); provided, however, the Maximum Permitted Non-Equity Consideration payable in connection with the proposed Permitted Acquisition, when aggregated with the Maximum Permitted Non-Equity Consideration payable in connection with all other Permitted Acquisitions consummated after the Effective Date, shall not exceed $50,000,000 (of which no more than $25,000,000 of such Maximum Permitted Non-Equity Consideration may be spent in any fiscal year of the Borrower); (viii) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all Capital Expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 180-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), the Total Unutilized Available Commitment shall equal or exceed $75,000,000; and (ix) the Borrower shall have delivered to

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the Administrative Agent, no later than the date of the consummation of such proposed Permitted Acquisition, an officer's certificate executed by an Authorized Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (v), inclusive, and clauses (vii) and (viii), and containing the calculations (in reasonable detail) required by the preceding clauses (iii), (iv), (vii) and (viii).

                (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person, all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent, required by Section 8.11 and the relevant Security Documents.

                (c) The Borrower will cause each Subsidiary thereof that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation required by, Sections
8.11 and 9.13, to the satisfaction of the Administrative Agent.

                (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its respective Authorized Officers) pursuant to this Section 8.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

                8.16 Maintenance of Company Separateness. The Borrower will take, and will cause each of its Subsidiaries and the Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of the Unrestricted Subsidiaries including, without limitation, ensuring that all customary Company formalities are followed. Neither the Borrower nor any of its Subsidiaries will make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors of any Unrestricted Subsidiary shall clearly evidence the Company separateness of the Borrower and its Subsidiaries from the Unrestricted Subsidiaries, and the Borrower and its Subsidiaries will maintain their own respective payroll (if any) and separate books of account and bank accounts from the Unrestricted Subsidiaries. Each Unrestricted Subsidiary will pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Borrower and its Subsidiaries will at all times be separately identified and segregated from the assets of each Unrestricted Subsidiary. Finally, neither the Borrower nor any of its Subsidiaries or the Unrestricted Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the Company existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Borrower or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

                8.17 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, either individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or an Event of Default hereunder or a Material Adverse Effect.

                SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated (or, in the case of Letters of Credit only, supported by backstop letters of credit or cash collateral, in either case on terms reasonably acceptable to the Administrative Agent and the respective Issuing Lenders), and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

                9.01 Changes in Business; etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than a Permitted Business.

                (b) The Borrower will not, and will not permit any other Credit Party to, be an obligor with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement.

                (c) The Borrower will not permit any Domestic Receivables Entity to engage in any business or own any material assets or have any material liabilities other than in connection with its activities as a special purpose vehicle to facilitate the New Domestic Receivables Facility.

                (d) The Borrower will not permit Crompton International to engage in any material operations, or own any material assets or have any material liabilities other than its ownership of the Equity Interests of Foreign Subsidiaries of the Borrower, in each case so long as Crompton International is not a Subsidiary Guarantor.

                9.02 Consolidation; Merger; Sale or Purchase of Assets; etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person or agree to do any of the foregoing at any future time (unless such agreement expressly provides that the consent of the requisite percentage of Lenders hereunder is required to be obtained in connection therewith and to the extent that such consent is not obtained, neither the Borrower nor any of its Subsidiaries will be required to pay any liquidated or other damages or other material amounts in connection therewith), except that the following shall be permitted:

                (i) the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property, all in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation, except to the extent permitted by
        Section 9.04(iv));

                (ii) subject to Section 9.04(iv), Capital Expenditures by the Borrower and its Subsidiaries;

                (iii)   Investments permitted pursuant to Section 9.05;

                (iv) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

                (v) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Subsidiary unless all of the capital stock or other Equity Interests of such Subsidiary are sold in accordance with this clause (v)), so long as (v) no Default or Event of Default then exists or would result therefrom,
        (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition, (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by
        Section 4.02(b) and (z) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by the Borrower, of all other consideration) received from all assets sold pursuant to this clause (v) shall not exceed $10,000,000 in any fiscal year of the Borrower (of which no more than $5,000,000 in the aggregate may be sold by the Borrower and its Domestic Subsidiaries in any fiscal year of the Borrower);

                (vi) the Borrower and its Subsidiaries may sell assets consisting of a separate business segment, division or line of business (other than the capital stock or other Equity Interests of any Subsidiary unless all of the capital stock or other Equity Interests of such Subsidiary are sold in accordance with this clause (vi)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 85% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition,
        (y) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(b) or are otherwise deposited in accordance with the terms of the Cash Collateral Agreement and (z) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the Fair Market Value, as determined in good faith by the Borrower, of all other consideration) received from all assets sold pursuant to this clause (vi) shall not exceed $150,000,000; provided, however, (A) in no event shall assets be sold pursuant to this clause (vi) to the extent that same comprise of assets or properties that generated more than 6.5% of Consolidated EBITDA for the prior four fiscal quarters of the Borrower (taken as one accounting period) and (B) from and after the delivery by the Borrower to the Administrative Agent of the Designated Litigation Certificate, no asset sales shall be permitted pursuant to this Section 9.02(vi) in an aggregate amount in excess of (x) the aggregate amount of all Designated Litigation Liabilities at the time of the delivery of the

        Designated Litigation Certificate minus (y) the sum of (I) the Total Blocked Commitment in effect immediately prior to the delivery of the Designated Litigation Certificate plus (II) the amount of the Account Proceeds (as defined in the Cash Collateral Agreement) in the Account (as defined in the Cash Collateral Agreement);

                (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction or bulk sale;

                (viii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise adversely affects the Collateral Agent's security interest in the asset or property subject thereto in any material respect;

                (ix) transfers of assets (w) among the Qualified Credit Parties, (x) among Wholly-Owned Foreign Subsidiaries of the Borrower,
        (y) by any Subsidiary of the Borrower to any Qualified Credit Party, and
        (z) by any Foreign Subsidiary of the Borrower to any Wholly-Owned Foreign Subsidiary of the Borrower, so long as, in the case of any transfer from one Credit Party to another Credit Party, any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall (A) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (B) be replaced by security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, which such new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer);

                (x) (x) any Domestic Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into the Borrower (so long as (i) the Borrower is the surviving corporation of any such merger or consolidation and (ii) all of the assets of such Domestic Subsidiary, if any, are distributed to the Borrower in connection with any such dissolution or liquidation) or any other Qualified Credit Party (so long as (i) a Qualified Credit Party is the surviving corporation of any such merger or consolidation and (ii) all of the assets of such Domestic Subsidiary, if any, are distributed to a Qualified Credit Party in connection with any such dissolution or liquidation), (y) any Wholly-Owned Foreign Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into any other Wholly-Owned Foreign Subsidiary of the Borrower and (z) any Foreign Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Borrower, so long as (in each case with respect to preceding sub-clauses
        (y) and (z)) (i) a Wholly-Owned Foreign Subsidiary of the Borrower is the surviving corporation of any such merger or consolidation and (ii) all of the assets of such Wholly-Owned Foreign Subsidiary of the Borrower (in the case of preceding sub-clause (y)) or Foreign Subsidiary of the Borrower (in the case of preceding sub-clause (z)), if any, are distributed to a Wholly-Owned Foreign Subsidiary of the Borrower in connection with any such dissolution or liquidation; provided that any such merger, consolidation, dissolution or liquidation involving a Credit Party shall only be permitted pursuant to this clause (x), so long as (I) no Default or Event of Default then exists or would exist immediately after giving effect thereto, and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation);

                (xi) the Borrower and its Domestic Subsidiaries may transfer inventory in a cash transfer to Wholly-Owned Foreign Subsidiaries of the Borrower, in each case so long as any such transfer is made in the ordinary course of its business and consistent with past practice of the Borrower and its Subsidiaries as in effect on the Effective Date;

                (xii) so long as no Default or Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, the Borrower and its Domestic Subsidiaries shall be permitted to transfer equipment to Wholly-Owned Foreign Subsidiaries of the Borrower, in each case so long as (I) any such transfer is made in the ordinary course of business and consistent with past practice of the Borrower and its Subsidiaries as in effect on the Effective Date, (II) cash in an amount at least equal to the Fair Market Value of the equipment so transferred is received by the respective transferor at the time of the respective transfer, and (III) no more than $10,000,000 of equipment in the aggregate may be transferred pursuant to this Section 9.02(xii);

                (xiii) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 120 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

                (xiv) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section
        8.15 and the component definitions thereof;

                (xv) each of the Borrower and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at Fair Market Value;

                (xvi) the Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

                (xvii) the Borrower and its Domestic Subsidiaries may sell their accounts receivable (and certain related assets) arising in the ordinary course of business pursuant to the New Domestic Receivables Facility, and the Foreign Subsidiaries of the Borrower may sell their accounts receivable (and certain related assets) arising in the ordinary course of business pursuant to the European Receivables Facility, in each case, so long as (v) each such sale is in an arm's-length transaction and the Borrower or its respective Subsidiary receives cash consideration on terms, taken as a whole, consistent with the methodology contained in the respective Receivables Facility as of the Effective Date substantially contemporaneously at the time of each sale,
        (w) the aggregate amount of the Attributable Debt in respect of the New Domestic Receivables Facility shall not exceed $125,000,000 at any time outstanding, (x) the aggregate amount of the Attributable Debt in respect of the European Receivables Facility shall not exceed $125,000,000 at any time outstanding, (y) there is no recourse to the Borrower or any of its Subsidiaries in the event of the nonpayment by any account debtor or obligor in respect of any accounts receivable so sold pursuant to either Receivables Facility, except for the recourse to the respective Domestic Receivables Entity with respect to interest and fees under the New Domestic Receivables Facility, and (z) the obligations of the Borrower or any of its Subsidiaries under the Receivables Facilities do not constitute a liability that would be required to be reflected as such in accordance with U.S. GAAP; and

                (xviii) the Borrower and its Subsidiaries may sell equipment and machinery acquired or constructed after the Effective Date pursuant to Sale and Leaseback Transactions, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) the consideration received by the Borrower or such Subsidiary consists of 100% cash and is paid at the time of the closing of such sale, (y) the aggregate amount of all proceeds received from all assets sold pursuant to this clause (xviii) shall not exceed $5,000,000 in any fiscal year of the Borrower, and (z) if such Sale and Leaseback Transaction results in Capitalized Lease Obligations of the Borrower or any of its Subsidiaries, such Capitalized Lease Obligations are permitted under Section 9.04(iv).

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to another Credit Party) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

                9.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies

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        being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

                (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's, repairmen's, supplier's and mechanics' Liens, statutory landlord's Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or forced sale of the property or asset subject to such Lien;

                (iii) Liens created by or pursuant to this Agreement and the Security Documents;

                (iv) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule IX, provided that (x) the aggregate principal amount of the Scheduled Existing Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and such Scheduled Existing Indebtedness is otherwise permitted to be renewed, replaced or extended pursuant to Section 9.04(ii), and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                (v) Liens arising from judgments, decrees or attachments not otherwise constituting an Event of Default and in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings (including in connection with the deposit of cash or other property in connection with the issuance of stay and appeal bonds) so long as any such judgments, decrees, attachments and/or Liens could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                (vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 9.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations incurred in the ordinary course of business (exclusive of (I) obligations for the payment of Indebtedness and (II) stay and appeal bonds and other obligations in respect of litigation, arbitration or similar claims or otherwise of the types described in Section 9.03(v)) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to Liens permitted by sub-clauses (y) and (z) of this clause
        (vi) shall not exceed $5,000,000 at any time;

                (vii) licenses, sublicenses, leases or subleases, in each case in the ordinary course of business not materially interfering with the business of the Borrower or any of its Subsidiaries and otherwise permitted to be granted under this Agreement;

                (viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not interfering in any material respect with the conduct of the business of the Borrower or any of its Subsidiaries;

                (ix) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding operating leases (if any) entered into by the Borrower and its Subsidiaries in the ordinary course of business;

                (x) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

                (xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 120 days after the respective purchase) of assets acquired after the Effective Date by the Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the property being purchased at the time of the incurrence of such Indebtedness (which purchase price shall not be more than Fair Market Value) and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to
        Section 9.04(iv);

                (xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vi), and
        (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                (xiii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (xiv) Liens on the assets of a Foreign Subsidiary of the Borrower securing obligations of such Foreign Subsidiary permitted to be incurred under Section 9.04(xv);

                (xv) to the extent that same constitutes a Lien, Liens on the accounts receivable (and certain assets related thereto) sold pursuant to the respective Receivables Facilities; and

                (xvi) other Liens on the property of the Borrower or any Subsidiary of the Borrower so long as (x) the aggregate Fair Market Value of all such property subject to such Liens is not in excess of, and all such Liens do not secure obligations in excess of, $2,500,000 at any time outstanding, (y) such Liens do not encumber any Pledge Agreement Collateral and (z) to the extent that such Liens encumber any other Collateral, such Liens shall be subject to the Liens on such Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors under the respective Security Documents.

In connection with the granting of Liens of the type described in clauses (iv),
(x), (xi) and (xii) of this Section 9.03 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of the Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

                9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                (ii) Scheduled Existing Indebtedness outstanding on the Effective Date and listed on Schedule VII (other than in respect of the Receivables Facilities) (as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof, except to the extent set forth on
        Schedule VII and otherwise subject to Section 9.10(i), provided that (w) the aggregate principal amount of the Scheduled Existing Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing plus any related fees, expenses and discounts incurred in connection therewith, (x) such refinancing Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Scheduled Existing Indebtedness being extended, refinanced, renewed, replaced or refunded, (y) such extension, refinancing, renewal, replacement, or refunding does not add guarantors, obligors or security from that which applied to such Scheduled Existing Indebtedness being extended, refinanced, renewed, replacement or refunding, and (z) all non-economic terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies) are not less favorable in any material respect, taken as a whole, to the respective borrower than those previously existing with respect to the Scheduled Existing Indebtedness being extended, refinanced, renewed, replaced or refunded;

                (iii) Indebtedness of the Borrower or any of its Subsidiaries under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement, so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                (iv) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(xi), provided that,
        (x) except as provided in succeeding sub-clause (y), the sum of (I) the aggregate Capitalized Lease Obligations outstanding at any time pursuant to this clause 9.04(iv) plus (II) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $10,000,000, and (y) Crompton Specialties Pty. Ltd. may incur up to $10,000,000 of Capitalized Lease Obligations to finance equipment purchases;

                (v) intercompany Indebtedness of the Borrower and its Subsidiaries to the extent permitted by Section 9.05(vi);

                (vi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and
        (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (vi) at any time shall not exceed $10,000,000;

                (vii) unsecured Indebtedness of the Borrower incurred under the New Senior Notes and the New Senior Notes Indentures and of the Subsidiary Guarantors incurred under unsecured guarantees of the obligations of the Borrower provided under the New Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $600,000,000 (less the amount of any repayments of principal thereof after the Effective Date);

                (viii) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets prior to the Effective Date or in accordance with the requirements of this Agreement so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person;

                (ix) unsecured Indebtedness of a Credit Party consisting of unsecured guarantees by such Credit Party of obligations of one or more Qualified Credit Parties;

                (x) unsecured Indebtedness of a Credit Party consisting of unsecured guarantees by such Credit Party of obligations of one or more Wholly-Owned Foreign Subsidiaries of the Borrower in an aggregate amount not to exceed $10,000,000 at any one time outstanding (less the amount of any payments made under any such guarantees after the Effective
        Date);

                (xi) unsecured Indebtedness of Wholly-Owned Foreign Subsidiaries of the Borrower consisting of unsecured guarantees by such Wholly-Owned Foreign Subsidiaries of obligations of one or more other Wholly-Owned Foreign Subsidiaries of the Borrower;

                (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

                (xiii) Indebtedness in respect of Other Hedging Agreements and Commodity Agreements to the extent permitted by Section 9.05(xii);

                (xiv) Indebtedness under the Receivables Facilities to the extent permitted by Section 9.02(xvii); and

                (xv) additional Indebtedness of the Borrower and its Subsidiaries (other than Crompton International so long as Crompton International is not a Subsidiary Guarantor) not otherwise permitted hereunder not exceeding $5,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or an Event of Default then exists or would result therefrom.

                9.05 Advances; Investments; Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing an "Investment" and, collectively, "Investments"), except:

                (i) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Loans are outstanding, the aggregate amount of collected and Unrestricted cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $50,000,000 for any period of five consecutive Business Days;

                (ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                (iii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

                (iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04(iii) shall be permitted;

                (v) Investments in existence on the Effective Date and listed on
        Schedule VI (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to such Investments shall be permitted only if independently justified under the other provisions of this Section 9.05;

                (vi) (u) Qualified Credit Parties may make intercompany loans to each other, (v) Wholly-Owned Foreign Subsidiaries of the Borrower may make intercompany loans to each other, (w) the Credit Parties may make intercompany loans to any Foreign Subsidiary of the Borrower, (x) any Wholly-Owned Foreign Subsidiary of the Borrower may make intercompany loans to any Non-Wholly-Owned Foreign Subsidiary of the Borrower, (y) any Subsidiary of the Borrower that is not a Credit Party may make intercompany loans to any Credit Party, and (z) any Non-Wholly-Owned Foreign Subsidiary of the Borrower may make intercompany loans to any Wholly-Owned Foreign Subsidiary of the Borrower, provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this clause (vi) by a Credit Party shall be evidenced by an Intercompany Note or by such other documentation as may be acceptable to the Administrative Agent, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to sub-clause (w) of this clause (vi) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 9.05(viii)(y), exceed $10,000,000 (determined without regard to write-downs or write-offs thereof), (III) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to sub-clause (x) of this clause (vi) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 9.05(viii)(z), exceed $2,500,000 (determined without regard to write-downs or write-offs thereof), (IV) no intercompany loans may be made pursuant to sub-clause (w) or (x) of this clause (vi) at any time that a Default or an Event of Default is in existence (or would be in existence after giving effect thereto), (V) each intercompany loan made pursuant to this clause (vi) shall be subject to subordination as, and to the extent, required by Section 9.01(b) and the Intercompany Subordination Agreement, and (VI) any intercompany loans made pursuant to this clause (vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Credit Party or a Subsidiary of the Borrower as contemplated above;

                (vii) (x) loans by the Borrower and its Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $2,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the Borrower and its Subsidiaries to officers, employees and directors of the Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

                (viii) (w) any Wholly-Owned Foreign Subsidiary of the Borrower may make cash common equity contributions to any other Wholly-Owned Foreign Subsidiary of the Borrower, (x) any Qualified Credit Party may make cash common equity contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Credit Party, (y) any Qualified Credit Party may make cash common equity contributions to any of its direct Wholly-Owned Foreign Subsidiaries (which contributions may initially be made through Crompton International), and (z) any Wholly-Owned Foreign Subsidiary of the Borrower may make cash common equity contributions to any of its Foreign Subsidiaries that are not Wholly-Owned Foreign Subsidiaries; provided that (I) at no time shall the aggregate amount of the cash common equity contributions made pursuant to sub-clause (y) of this clause (viii), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to sub-clause (w) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $10,000,000, (II) at no time shall the aggregate amount of the cash common equity contributions made pursuant to sub-clause (z) of this clause (viii), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to sub-clause (x) of clause (vi) above (determined without regard to write-downs or write-offs thereof), exceed $2,500,000, and (III) no contributions may be made pursuant to sub-clause (x) or (z) of this clause (viii) at any time that a Default or an Event of Default is in existence (or would be in existence after giving effect thereto);

                (ix) the Borrower and its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of
        Section 8.15 and the component definitions therein;

                (x) the Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

                (xi) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v) and (vi);

                (xii) the Borrower and its Subsidiaries may enter into (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the foreign operations of the Borrower or any of its Subsidiaries and
        (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of the Borrower and its Subsidiaries and on a basis consistent with past practice, in each case so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes;

                (xiii) the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Borrower, so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

                (xiv) Investments constituting guaranties permitted by Section 9.04; and

                (xv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xiv) of this
        Section 9.05 in an aggregate amount not to exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof).

                9.06 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any Dividends, except that:

                (i) (x) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided (A) that any Dividend made pursuant to preceding clause (y) to any Person that is not a Credit Party or Wholly-Owned Subsidiary of the Borrower may only be made if no Default or Event of Default then exists or would result therefrom and (B) no Domestic Subsidiary of the Borrower may pay a Dividend to any Foreign Subsidiary of the Borrower;

                (ii) the Borrower may redeem or purchase shares of its common stock or options to purchase shares of its common stock, as the case may be, held by former directors, officers or employees of the Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such directors, officers or employees, provided that (x) the aggregate amount paid by the Borrower in respect of all such redemptions and/or purchases shall not exceed $1,000,000 in any fiscal year of the Borrower, and (y) at the time of any redemption or purchase pursuant to this Section 9.06(ii), no Default or Event of Default shall then exist or result therefrom;

                (iii) the Borrower may pay quarterly cash Dividends on its common stock on a basis consistent with its historical practices so long as (i) the aggregate amount of all such cash Dividends does not exceed in any fiscal quarter of the Borrower an amount equal to

        $0.05 per share of common stock of the Borrower outstanding on the respective record date for establishing such Dividends, (ii) such cash Dividends are paid within 60 days after the same are declared by the Board of Directors of the Borrower and (iii) no Default under Section
        10.01 or 10.05 and no Event of Default, in either case, exists at the time that such cash Dividends are declared by the Board of Directors of the Borrower or would result therefrom determined as if such Dividends were to be paid at the time that same were so declared; and

                (iv) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash.

                9.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.03, 9.04, 9.05 and 9.06; (ii) intercompany transactions among (A) Qualified Credit Parties and (B) Wholly-Owned Foreign Subsidiaries of the Borrower, in each case to the extent that such intercompany transactions are not otherwise prohibited under this Agreement; (iii) the payment of consulting or other fees to the Borrower or any other Qualified Credit Party by any Subsidiaries of the Borrower in the ordinary course of business; (iv) customary fees to non-officer directors of the Borrower and its Subsidiaries; (v) the Borrower and its Subsidiaries may enter into employment and severance arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; and (vi) transactions to the extent permitted by Section 9.06.

                9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                Fiscal Quarter Ending                                 Ratio
                ---------------------                                 -----
                September 30, 2004                                  2.15:1.00
                December 31, 2004                                   2.15:1.00

                March 31, 2005                                      2.15:1.00
                June 30, 2005                                       2.15:1.00
                September 30, 2005                                  2.15:1.00
                December 31, 2005                                   2.25:1.00

                March 31, 2006                                      2.50:1.00
                June 30, 2006                                       2.50:1.00

                Fiscal Quarter Ending                                 Ratio
                ---------------------                                 -----
                September 30, 2006                                  2.75:1.00
                December 31, 2006                                   2.75:1.00

                March 31, 2007                                      3.00:1.00
                June 30, 2007                                       3.00:1.00
                September 30, 2007 and the last day of
                each fiscal quarter ending thereafter               3.25:1.00

                9.09 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                Period                                                Ratio
                ------                                                -----

                Effective Date to and including June 29, 2005       5.25:1.00

                June 30, 2005 to and including
                September 29, 2005                                  5.00:1.00

                September 30, 2005 to and including
                December 30, 2005                                   4.75:1.00

                December 31, 2005 to and including
                March 30, 2006                                      4.50:1.00

                March 31, 2006 to and including
                June 29, 2006                                       4.25:1.00

                June 30, 2006 to and including
                December 30, 2006                                   4.00:1.00

                December 31, 2006 to and including
                September 29, 2007                                  3.75:1.00

                September 30, 2007 to and including
                December 30, 2007                                   3.50:1.00

                December 31, 2007 to and including
                March 30, 2008                                      3.25:1.00

                March 31, 2008 and thereafter                       3.00:1.00

                9.10 Limitation on Voluntary Payments and Modifications of Indebtedness and Designated Litigation Liabilities; Modifications of Certificate of Incorporation, By-Laws and

Certain Other Agreements; Issuances of Capital Stock; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Existing Senior Notes or any New Senior Notes; provided that (w) the Existing 2005 Senior Notes and the Existing 2006 Senior Notes may be refinanced as part of the Transaction, (x) the New Senior Notes may be exchanged for New Exchange Senior Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement, (y) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may voluntarily or optionally prepay any Existing 2006 Senior Notes that remain outstanding after the Effective Date, and (z) the Borrower may make a voluntary or optional payment, prepayment on, or redemption of, any floating rate New Senior Notes in an aggregate principal amount not to exceed $150,000,000 pursuant to, and in accordance with, the optional redemption provisions of the applicable New Senior Notes Indenture, in each case so long as (I) no Default or Event of Default then exists or would result therefrom, (II) no Existing 2006 Senior Notes are outstanding, (III) no Loans are then outstanding or will be outstanding after giving effect to the respective payment, prepayment or redemption and (IV) the Leverage Ratio is less than 3.00:1.00 (both before and after giving effect to the respective payment, prepayment or redemption);

                (ii) amend, modify or change any Existing Senior Notes Documents or any New Senior Notes Document other than (x) as part of the Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation and
        (y) for amendments, modifications or changes that (I) do not adversely affect the interests of the Lenders in any material respect, (II) do not require the payment of any consent, amendment or similar fee and (III) have been approved in writing by the Administrative Agent;

                (iii) voluntary or optionally prepay any Designated Litigation Liabilities more than 12 months in advance of any scheduled payment due with respect to any such Designated Litigation Liabilities;

                (iv) amend, modify or change (including through any extension, replacement or refinancing thereof) any Receivables Facility other than for amendments, modifications or changes (including through any extension, replacement or refinancing thereof) that do not adversely affect the interests of the Lenders in any material respect and are otherwise on substantially the same terms as in effect on the Effective Date and otherwise in compliance with the terms and conditions of this Agreement; or

                (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, other than any such amendments, modifications or changes which do not adversely affect the interests of the Lenders in any material respect.

                9.11 Limitation on Issuance of Equity Interests. (a) The Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity), other than Qualified Preferred Stock issued pursuant to clause (c) below, or (ii) any redeemable common stock or equivalent common Equity Interests.

                (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of the Borrower and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors and other nominal amounts required to be held by local nationals in each case to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.13 may issue capital stock or other Equity Interests in accordance with the requirements of Section 9.13 and (v) issuances of Equity Interests (including Preferred Equity) by any Subsidiary of the Borrower to the Borrower or to one or more Wholly-Owned Subsidiaries of the Borrower. All capital stock or other Equity Interests issued in accordance with this Section 9.11(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

                (c) The Borrower may issue Qualified Preferred Stock so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issue of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance.

                9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the other Credit Documents, the Existing Senior Notes Documents and the New Senior Notes Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) any agreement or instrument governing Indebtedness permitted under Section 9.04(vi), which encumbrance or restriction is not applicable to any

Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly-Owned Subsidiary of the Borrower existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.15; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, (viii) any restriction or encumbrance or the transfer of any assets subject to Liens permitted by Sections 9.03(iv), (v), (vi), (x), (xi), (xii), (xiv) and (xv), and (ix) the New Domestic Receivables Facility, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the respective Domestic Receivables Entity.

                9.13 Limitation on the Creation of Subsidiaries and Joint Ventures. (a) Except as otherwise specifically provided in immediately succeeding clause (b), the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted hereunder, acquire Wholly-Owned Subsidiaries so long as (A) at least 15 Business Days' (or such lesser period as is acceptable to the Administrative Agent in any given case) prior written notice thereof is given to the Administrative Agent, (B) subject to Sections 8.11(d) and 8.12, the Equity Interests of each such new Wholly-Owned Subsidiary are pledged pursuant to, and to the extent required by, the Pledge Agreement and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (C) to the extent such new Wholly-Owned Subsidiary is required, in accordance with the applicable provisions of Section 8.11, to become a Subsidiary Guarantor, such new Wholly-Owned Subsidiary executes and delivers (x) a Joinder Agreement or (y) counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Pledge Agreement and the Security Agreement, and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 if such new Wholly-Owned Subsidiary had been a Credit Party on the Effective Date, and (D) such new Wholly-Owned Subsidiary, to the extent requested by the Administrative Agent or the Required Lenders, takes all other actions required pursuant to Section 8.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents).

                (b) In addition to Subsidiaries of the Borrower established, created or acquired pursuant to preceding clause (a), the Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly-Owned Subsidiaries after the Effective Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 9.05, provided that

(x) all Equity Interests of each such Non-Wholly-Owned Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreement, and (y) any actions required to be taken pursuant to
Section 8.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said
Section 8.11.

                9.14 Use of CNTA Basket. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or become party to any document, other than the Credit Documents to secure the Obligations, that would utilize any portion of the CNTA Basket; provided that the obligations of the Borrower under the Existing 2023 Senior Notes and the Existing 2026 Senior Notes, and the obligations of the Borrower and/or any Subsidiary Guarantor under (or in respect of) Interest Rate Protection Agreements, Other Hedging Agreements and Additional Secured Agreements entered into with a Lender or any affiliate thereof, in each case may be secured on an equal and ratable basis with the Obligations in excess of the CNTA Basket as, and to the extent, provided in the Security Documents.

                SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or Note or any Unpaid Drawing, (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or any Fees, or (iii) default, and such default shall continue for ten or more Business Days, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

                10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                10.03   Covenants. The Borrower or any of its Subsidiaries shall
(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.10, 8.11, 8.13, 8.15 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or any Lender; or

                10.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause

(determined without regard to whether any notice is required), any such Indebtedness to become due (or terminated) prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable (or terminated), or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

                10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                10.06 ERISA. (a) (1) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, (2) a Reportable Event shall have occurred, (3) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, ..65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, (4) any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed pursuant to Section 4042 of ERISA to administer such Plan, (5) any Plan or Multiemployer Plan which is subject to Title IV of ERISA is or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, (6) any Plan shall have an Unfunded Current Liability, (7) a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, (8) the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of theCode or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) due to a violation of Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, (9) the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, (10) a "default" within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan or (11) any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                10.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral wherein perfection of a security interest is required hereunder or under the relevant Security Document), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of at least 30 days; or

                10.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect (except in accordance with the terms thereof) as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

                10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid when due or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $10,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

                10.10   Ownership. (a) A Change of Control shall have occurred;
or

                10.11 Denial of Liability. (a) The Borrower or any other Credit Party shall deny its obligations under this Agreement, any Note or any other Credit Document, or (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of any Credit Party's obligations hereunder or under any other Credit Document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent, as is equal to the sum of the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (vi) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the Obligations.

                SECTION 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower, with the Borrower (in the case of any merger involving the Borrower) or a Wholly-Owned Subsidiary of the Borrower (in the case of any other merger) being the surviving Person).

                "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 8.11, 8.12 and/or 9.13.

                "Additional Mortgage" shall have the meaning provided in Section 8.11(a).

                "Additional Mortgaged Property" shall have the meaning provided in Section 8.11(a).

                "Additional Revolving Loan Commitment" shall mean, for each Additional RL Lender, any commitment to make Revolving Loans by such Additional RL Lender pursuant to Section 1.14, in such amount as agreed to by such Additional RL Lender in the respective Additional Revolving Loan Commitment Agreement; provided that on the Additional Revolving Loan Commitment Date upon which an Additional Revolving Loan Commitment of any Additional RL Lender becomes effective, such Additional Revolving Loan Commitment of such Additional RL Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Additional RL Lender for all purposes of this Agreement as contemplated by Section 1.14.

                "Additional Revolving Loan Commitment Agreement" shall mean an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit P (appropriately completed).

                "Additional Revolving Loan Commitment Date" shall mean each date upon which an Additional Revolving Loan Commitment under an Additional Revolving Loan Commitment Agreement becomes effective as provided in Section 1.14(b).

                "Additional RL Lender" shall have the meaning provided in
Section 1.14(b).

                "Additional Secured Agreements" shall have the meaning provided in the respective Security Documents.

                "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11, 8.12 and/or 9.13, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

                "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

                "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent, the Collateral Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

                "Aggregate CL Exposure" shall mean, at any time, the sum of (i) the aggregate principal amount of all CL Loans outstanding at such time and (ii) the aggregate amount of all CL Letter of Credit Outstandings at such time.

                "Aggregate RL Exposure" shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time,
(ii) the aggregate amount of all RL Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Swingline Loans outstanding at such time.

                "Aggregate Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.

                "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

                "AIC" shall mean Assured Insurance Company, a Vermont corporation.

                "Alternative Currency" shall mean Canadian Dollars and Euros.

                "Applicable Commitment Fee Percentage" shall mean 0.50%.

                "Applicable Currency" shall mean, with respect to any Letter of Credit, the currency in which such Letter of Credit is denominated (i.e., Dollars or an Alternative Currency).

                "Applicable Margin" shall mean (i) in the case of CL Loans that are maintained (x) as Base Rate Loans, a percentage per annum equal to 2.00%, and (y) as Eurodollar Loans, a percentage per annum equal to 3.00%, and (ii) in the case of Revolving Loans and Swingline Loans for any Margin Reduction Period, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type and Tranche of Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(e) with respect to the Borrower's applicable fiscal quarter or fiscal year, as the case may be, or the first proviso below):

                                            Swingline Loans
                                             and Revolving     Revolving Loans
                                           Loans maintained     maintained as
     Level         Leverage Ratio         as Base Rate Loans   Eurodollar Loans
     -----    ------------------------   -------------------   ----------------
       1      Less than 3.00:1.00                1.00%               2.00%

       2      Greater than or equal to
              3.00:1.00 but less than
              3.50:1.00                          1.25%               2.25%

       3      Greater than or equal to
              3.50:1.00 but less than
              or equal to 4.00:1.00              1.50%               2.50%

       4      Greater than 4.00:1.00             2.00%               3.00%

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 4 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a Level below Level 4 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, (i) that Level 4 pricing shall apply at all times when any Default or Event of Default is in existence and (ii) except as otherwise provided in preceding clause (i) of this proviso, that for the period from the Effective Date to the date of the delivery of the Borrower's financial statements (and related officer's certificate) in respect of the Borrower's fiscal quarter ending June 30, 2005, Level 3 pricing shall apply.

                "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset or property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the Borrower of its own capital stock) of the Borrower or such Subsidiary other than sales, transfers or other dispositions pursuant to Sections 9.02(iv), (vii),
(viii), (xiii), (xv), (xvi) and (xvii).

                "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit M (appropriately completed).

                "Attributable Debt" shall mean, as of any date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction entered into on or after the Effective Date, the net present value (discounted according to U.S. GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, provided that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of the Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation," and (ii) the principal balance, unpaid investment or capital outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing (including an off-balance sheet receivables financing, including the Receivables Facilities) product to which such Person is a party.

                "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the Board of Directors of the

Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and the respective Issuing Lender, (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, the treasurer or any other senior financial officer of the Borrower and
(iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

                "Available Credit-Linked Commitment" of any CL Lender at any time shall mean its CL Percentage of the Total Available Credit-Linked Commitment at such time.

                "Available Revolving Loan Commitment" of any RL Lender at any time shall mean its RL Percentage of the Total Available Revolving Loan Commitment at such time.

                "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                "Base Rate" shall mean, at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and (y) the Prime Lending Rate at such time.

                "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan which is designated or deemed designated as a Base Rate Loan by the Borrower at the time of the incurrence thereof or conversion thereto.

                "Blocked Commitment" shall mean the RL Blocked Commitment or the CL Blocked Commitment, as applicable.

                "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche by the Borrower from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                "Calculation Period" shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event.

                "CAM" shall mean the mechanism for the allocation and exchange of interests in the Loans, Unpaid Drawings, participations in Letters of Credit and collections thereunder established under Section 14.

                "CAM Exchange" shall mean the exchange of the Lenders' interests provided for in Section 14.01.

                "CAM Exchange Date" shall mean the first date after the Effective Date on which there shall occur (a) any event described in Section
10.05 with respect to the Borrower or (b) an acceleration of Loans pursuant to
Section 10.

                "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the Individual CL Exposure, if any, of such Lender, and (ii) the Individual RL Exposure, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the Aggregate CL Exposure of all the Lenders and (ii) the Aggregate RL Exposure of all the Lenders, in each case immediately prior to the CAM Exchange Date.

                "Canadian Dollars" or "$CDN" shall mean freely and transferable lawful money of Canada.

                "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.

                "Capital Lease", as applied to any Person, shall mean any lease of any property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

                "Cash Collateral Agreement" shall have the meaning provided in
Section 5.13.

                "Cash Equivalents" shall mean (i) securities issued or directly fully guaranteed or insured by the governments of the United States, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody's and in each case maturing within six months after the date of acquisition and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. Furthermore, with respect to Foreign Subsidiaries of the Borrower, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Borrower's Foreign Subsidiaries.

                "Change of Control" shall mean (i) any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) (A) is or shall become the "beneficial owner" (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 35% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or other Equity Interests or (B) has or shall have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors, or (iii) a "change of control" or similar event shall occur as provided in any Existing Senior Notes Document or New Senior Notes Document.

                "CL Blocked Commitment" shall mean, at any time, the aggregate principal amount of CL Loans theretofore or then being repaid pursuant to
Section 4.02(b) with proceeds from any Asset Sale effected pursuant to Section 9.02(vi); it being understood and agreed that (i) the CL Blocked Commitment may be utilized to incur CL Loans so long as (x) all of the applicable conditions to Borrowing set forth in this Agreement have been satisfied, and (y) all of the proceeds thereof are contemporaneously used to make payments in respect of Designated Litigation Liabilities that are then due and owing or are otherwise permitted to be prepaid pursuant to Section 9.10(iii), (ii) the amount of the CL Blocked Commitment shall be correspondingly reduced in the aggregate principal amount of, and contemporaneously with the incurrence of, such CL Loans as provided in preceding clause (i), and (iii) from and after the delivery by the Borrower to the Administrative Agent of a certified resolution of the Board of Directors of the Borrower to the Administrative Agent and each of the Lenders to the effect that (I) the Borrower is not required, under the rules and regulations of the SEC under the Exchange Act, to state in its annual report that the Designated Litigation Liabilities could have a material adverse effect on the Borrower's financial condition, results of operations and prospects and
(II) such statement will no longer appear in the Borrower's annual report or on any report on Form 10-Q or Form 10-K to be filed with the SEC (such certification, the "Designated Litigation Certificate"), the amount of the CL Blocked Commitment as then in effect shall be reduced to (and as the same may further be increased or decreased from time to time as provided in preceding clause (i) or (ii), as the case may be) the amount (if positive) by which (x) the sum of (I) the Total Blocked Commitment in effect immediately prior to the delivery of the Designated

Litigation Certificate plus (II) the aggregate amount of the Account Proceeds (as defined in the Cash Collateral Agreement) in (or credited to) the Account (as defined in the Cash Collateral Agreement) exceeds (y) the aggregate amount of all remaining Designated Litigation Liabilities at such time; provided that the CL Blocked Commitment shall be reduced to $0 at such time, after the delivery of the Designated Litigation Certificate, that the aggregate amount of all Designated Litigation Liabilities does not exceed $10,000,000.

                "CL Credit Event" shall mean and include the incurrence of a CL Loan and the issuance of a CL Letter of Credit.

                "CL Facility Fee" shall have the meaning provided in Section 3.01(c).

                "CL Interest Payment Date" shall mean (i) in the case of the first CL Interest Payment Date, the last day of the third Interest Period applicable to Credit-Linked Deposits occurring after the Effective Date and (ii) the last day of every third Interest Period applicable to Credit-Linked Deposits to occur thereafter.

                "CL Lender" shall mean each Lender having a Credit-Linked Commitment (without giving effect to any termination of the Total Credit-Linked Commitment if any CL Letter of Credit Outstandings remain outstanding) or which has any outstanding CL Loans.

                "CL Letter of Credit" shall mean each Letter of Credit issued to the Borrower pursuant to Section 2.01(a) and designated as such by the Borrower in the respective Letter of Credit Request (or re-designated as such pursuant to Section 2.03(c)).

                "CL Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding CL Letters of Credit at such time and (ii) the aggregate amount of all CL Unpaid Drawings at such time.

                "CL Loan" shall have the meaning provided in Section 1.01(b).

                "CL Note" shall have the meaning provided in Section 1.05(a).

                "CL Percentage" of any CL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Credit-Linked Commitment of such CL Lender at such time and the denominator of which is the Total Credit-Linked Commitment at such time, provided that if any such determination is to be made after the Total Credit-Linked Commitment (and the related Credit-Linked Commitments of the CL Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

                "CL Reserve Account" shall have the meaning assigned to such term in Section 14.02(a).

                "CL Unpaid Drawing" shall mean any Unpaid Drawing under a CL Letter of Credit.

                "CNTA Attributable Debt" shall mean "Attributable Debt" as such term is defined in the Existing Senior Notes Indenture.

                "CNTA Basket" shall mean, at any time, the greater of (i) 10% of Consolidated Net Tangible Assets as of the Designated Date and (ii) any larger amount of obligations permitted to be incurred and secured by the Borrower and its Subsidiaries pursuant to the Existing Senior Notes Indenture without the requirement to equally and ratably secure any of the Existing Senior Notes.

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendments thereof, supplemental thereto or substituted therefor.

                "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 or any Credit Document and all Additional Collateral, if any, provided, however, that the term "Collateral" shall not include any property of, Equity Interests in, or any debt owed by, any Domestic Receivables Entity so long as such Domestic Receivables Entity is not (and is not required to be) a Subsidiary Guarantor and the pledging of a security interest in any such property is prohibited by the terms of the New Domestic Receivables Facility.

                "Collateral Agent" shall mean DBAG and any of its Affiliates acting as collateral agent for the Secured Creditors pursuant to the terms of any Credit Document and shall include any successor to the Collateral Agent appointed pursuant to Section 12.10.

                "Commitment" shall mean any of the commitments of any Lender, i.e., whether a Revolving Loan Commitment or a Credit-Linked Commitment.

                "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                "Commodity Agreements" shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities used in the business of the Borrower and its Subsidiaries.

                "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) the aggregate principal amount of all Indebtedness (or, if greater, the aggregate face amount of any Indebtedness issued at a discount) of the Borrower and its Subsidiaries (on a consolidated basis) at such time (including, without limitation, all Loans, letters of credit (including Letters of Credit), Capitalized Lease Obligations and guaranties of other Indebtedness),
(ii) the aggregate outstanding amount of all Attributable Debt of the Borrower and its Subsidiaries (on a consolidated basis) at such time, and (iii) the net present value (discounted according to U.S.

GAAP) of all outstanding Designated Litigation Liabilities (other than Designated Litigation Liabilities which, in the case of judgments only, are not final and with respect to which the Borrower or its applicable Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings) in excess of $1,000,000 in the aggregate at such time; provided that for purposes of this definition, (v) the amount of Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (w) the amount of Indebtedness in respect of Other Hedging Agreements, Commodity Agreements and obligations included in clause (v) of the definition of "Indebtedness", in each case entered into in the ordinary course of business shall be excluded, (x) the amount of Attributable Debt in respect of the Receivables Facilities shall be excluded, (y) all Contingent Obligations in respect of obligations of a third Person that are not otherwise Indebtedness shall be excluded and (z) (A) the obligations in respect of the $50,000,000 settlement entered into with the U.S. Department of Justice and the $7,000,000 settlement entered into with the Commissioner of Competition and the Attorney General of Canada, each as described in the Borrower's report on Form 10-K filed with the SEC with respect to the Borrower's fiscal year ended December 31, 2003, also shall be excluded, and (B) the costs and expenses related to the Designated Litigation Liabilities otherwise included in sub-clause (iii) above shall be excluded.

                "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense for such period (to the extent that same was deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and without giving effect
(x) to any extraordinary gains or any non-cash losses (other than those non-cash losses for which a cash payment in a future period may be required) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

                "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (without duplication) (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, (ii) the amount of all fees and expenses incurred in connection with, and premiums paid as part of, the Transaction for such period to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all Designated Litigation Liabilities incurred for such period in excess of $1,000,000 in the aggregate to the extent that same were deducted in arriving at Consolidated EBIT for such period and are otherwise included in Consolidated Debt at such time, (iv) up to $75,000,000 of non-recurring restructuring charges in the aggregate incurred during the term of this Agreement to the extent that same were deducted in arriving at Consolidated EBIT for such period, and (v) up to $20,000,000 of legal and other expenses in the aggregate incurred during the period from April 1, 2004 through and including March 31, 2005 in connection with the antitrust investigations and related matters described under the heading "ANTITRUST INVESTIGATION AND RELATED MATTERS" set forth in the Borrower's Form 10-Q filed with the SEC in respect of the Borrower's fiscal quarter ended March 31, 2004 to the extent that same were deducted in arriving at Consolidated EBIT for such period; it being understood that (x) in determining the Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Significant

Asset Sale during such period and to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period, (y) the costs and expenses related to the Designated Litigation Liabilities shall not be added back pursuant to sub-clause (iii) above and (z) for purposes of this Agreement, Consolidated EBITDA for the Borrower's fiscal quarters ended September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004 shall be $45,600,000, $35,600,000, $60,100,000 and $55,000,000,
respectively.

                "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

                "Consolidated Interest Expense" shall mean, for any period, the sum of (without duplication) (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period, plus (ii) (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the interest component (or imputed interest) of any lease payment or other off-balance sheet financing under Attributable Debt transactions paid or incurred by the Borrower and its Subsidiaries on a consolidated basis for such period other than in respect of the Receivables Facilities, plus (iii) all Fees paid or payable for such period pursuant to Sections 3.01(a), (b), (c) and (d); it being understood and agreed that for purposes of this Agreement, Consolidated Interest Expense for the Borrower's fiscal quarters ended December 31, 2003, March 31, 2004 and June 30, 2004 shall be $16,700,000, $17,200,000 and
$16,400,000, respectively.

                "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower (including each Unrestricted Subsidiary) or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, and (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule, regulation or law applicable to such Subsidiary.

                "Consolidated Net Tangible Assets" shall mean "Consolidated Net Tangible Assets" as such term is defined in the Existing Senior Notes Indenture.

                "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and
(y) the stated amount of such Contingent Obligation.

                "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's election to, or nomination for the election to, the Board of Directors of the Borrower is recommended or approved by a majority of then Continuing Directors.

                "Credit Documents" shall mean this Agreement, the Notes, the Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Additional Revolving Loan Commitment Agreement, each Security Document and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 8.11, 8.12 and/or 9.13.

                "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

                "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                "Credit-Linked Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Credit-Linked Commitment," as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

                "Credit-Linked Deposit" shall mean, as to each CL Lender, the cash deposit made by such CL Lender pursuant to Section 2.07(a) or Section 1.13 or 13.04(b), as the case may be, as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such CL Lender pursuant to Section
1.13 or 13.04(b). The initial amount of each CL Lender's Credit-Linked Deposit shall be equal to the amount of its Credit-Linked Commitment on the Effective Date or on the date that such Person becomes a CL Lender pursuant to Section
1.13 or 13.04(b).

                "Credit-Linked Deposit Account" shall mean the account of, and established by, the Deposit Bank under its sole and exclusive control and maintained at the office of the Deposit Bank, and designated as the "Crompton Credit-Linked Deposit Account" that shall be used solely for the purposes set forth in Sections 1.04 and 2.04(c)(ii).

                "Credit-Linked Deposit Cost Amount" shall mean, at any time, a percentage per annum equal to 0.10%.

                "Crompton International" shall mean Crompton International Corp., a New Jersey corporation.

                "Crompton LLC" shall mean Crompton LLC, a Delaware limited liability company.

                "Crompton Receivables Corporation" means Crompton & Knowles Receivables Corporation, a Delaware corporation.

                "DBAG" shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                "Default" shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

                "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                "Defaulting RL Lender" shall mean any RL Lender with respect to which a Lender Default exists.

                "Deposit Bank" shall mean Deutsche Bank AG, Cayman Islands
Branch.

                "Designated Date" shall mean, at any time, the latest of (a) the Effective Date, (b) the most recent date, if any, subsequent to the Effective Date on which any Credit Event shall have occurred and on which, immediately prior to such Credit Event, the aggregate amount of the Priority Credit Document Obligations shall have been less than the CNTA Basket on the Designated Date theretofore in effect and (c) any date after the later of the dates referred to in preceding clauses (a) and (b) on which the CNTA Basket shall have been greater than on the Designated Date theretofore in effect.

                "Designated Litigation Certificate" shall have the meaning provided in the definition of "CL Blocked Commitment" contained in this Section 11.

                "Designated Litigation Liabilities" shall mean all criminal and civil judgments rendered against, and all civil and criminal settlements entered into by, the Borrower or any of its Subsidiaries in connection with the antitrust investigations and related matters described under the heading "ANTITRUST INVESTIGATION AND RELATED MATTERS" set forth in the Borrower's Form 10-Q filed with the SEC in respect of the Borrower's fiscal quarter ended March 31, 2004 and all costs and expenses related thereto.

                "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership, membership or other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership, membership or other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                "Documents" shall mean and include the Credit Documents, the New Senior Notes Documents, the New Domestic Receivables Facility and the Refinancing Documents.

                "Dollar Equivalent" of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or on the date of the respective unreimbursed payment under a Letter of Credit denominated in an Alternative Currency as provided in Sections 2.04(c) and 2.05(a), as the case may be); provided that for purposes of (x) determining compliance with Sections 1.01(a), (b) and (c), 2.01(c), 4.02(a) and 6.02 and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate RL Exposure or the Aggregate CL Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Revolving Loan Commitment or 85% of the Total Credit-Linked Commitment, as the case may be, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

                "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

                "Domestic Receivables Entity" shall mean, initially, Crompton Receivables Corporation, and thereafter any successor special purpose bankruptcy remote Domestic Subsidiary of the Borrower party to the New Domestic Receivables Facility that is both the purchaser of receivables from the Borrower and certain of its Domestic Subsidiaries and the seller of such purchased receivables to the purchasers, lenders or other liquidity providers providing the New Domestic Receivables Facility.

                "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State thereof except as otherwise provided in the definition of "Foreign Subsidiary" contained in this Section 11.

                "Drawing" shall have the meaning provided in Section 2.05(b).

                "Effective Date" shall have the meaning provided in Section
13.10.

                "Eligible Transferee" shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a finance company, a "qualified institutional buyer" (as defined in Rule 144A of the Securities
Act), any fund that regularly invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding any individual and the Borrower and its Subsidiaries.

                "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

                "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, orders, demand letters, claims, liens, written notices of non-compliance or violation, investigations or proceedings against the Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the Borrower or any of its Subsidiaries under any such law or legally binding interpretation thereof (for purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                "Environmental Law" shall mean any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any legally-binding judicial or administrative order, consent, decree or judgment or legally binding interpretation thereof (for purposes of this definition (collectively, "Laws")), relating to pollution or protection of the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

                "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                "ERISA Affiliate" shall mean each trade or business, whether or not incorporated, which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                "Eurodollar Loans" shall mean each Loan (other than a Swingline
Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                "Eurodollar Rate" shall mean, for any Interest Period, in the case of any Eurodollar Loan, (i) the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation to first class banks in the interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan then being made by the Administrative Agent as part of the relevant Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto) for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York time) on the respective Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent demonstrable error.

                "European Receivables Facility" shall mean each of the General Conditions for Factoring Operations between MedioFactoring SpA and each of Crompton Chemical S.R.L., Crompton GmbH, Crompton VA GmbH, Crompton Europe BV, Crompton BV and Crompton SA (France), as the same may be refinanced, replaced, amended, restated, modified and/or supplemented from time to time in compliance with the requirements of this Agreement.

                "Euros" and the designation "(euro)" shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty.

                "Event of Default" shall have the meaning provided in Section
10.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Existing Credit Agreement" shall mean the $400 Million Five-Year Agreement dated as of October 28, 1999, among Crompton Corporation (f/k/a CK Witco Corporation), certain subsidiaries thereof, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank, N.A.), as Syndication Agent, Citicorp USA, Inc. (as successor to Citibank, N.A. in its capacity as Administrative Agent), as Administrative Agent, and Bank of America, N.A. and Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.), as Co-Documentation Agents.

                "Existing Domestic Receivables Facility" shall mean (x) the Receivables Purchase Agreement, dated as of December 11, 1998, by and among the Borrower, as Initial Collection Agent, and certain of its Domestic Subsidiaries, as Sellers, Crompton Receivables Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent and (y) the Amended and Restated Receivables Sale Agreement, dated as of January 18, 2002, among Crompton Receivables Corporation, as the Seller, the Borrower, as the Initial Collection Agent, ABN AMRO Bank N.V., as the Agent, certain liquidity providers, ABN AMRO Bank, N.V., as the Enhancer, and Amsterdam Funding Corporation, as each such document is in effect on the Effective Date.

                "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.14(i).

                "Existing Letter of Credit" shall have the meaning provided in
Section 2.01(d).

                "Existing Senior Notes" shall mean and include the Existing 2005 Senior Notes, the Existing 2006 Senior Notes, the Existing 2023 Senior Notes and the Existing 2026 Senior Notes.

                "Existing Senior Notes Documents" shall mean and include (i) the Existing 2005 Senior Notes Documents, (ii) the Existing 2006 Senior Notes Documents, (iii) the Existing 2023 Senior Notes Documents and (iv) the Existing 2026 Senior Notes Documents.

                "Existing Senior Notes Indenture" shall mean the Indenture, dated as of February 1, 1993, among Witco Corporation (predecessor-in-interest to the Borrower) and the trustee therefor, as amended by the First Supplemental Indenture thereto, dated as of February 1, 1996, as further amended by the Existing 2006 Senior Notes Indenture Amendment, and as the same may be further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                "Existing 2005 Senior Notes" shall mean the Borrower's 8.50% Senior Notes due 2005, issued pursuant to the Existing 2005 Senior Notes Indenture.

                "Existing 2005 Senior Notes Documents" shall mean the Existing 2005 Senior Notes, the Existing 2005 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2005 Senior Notes or the Existing 2005 Senior Notes Indenture.

                "Existing 2005 Senior Notes Indenture" shall mean the Indenture, dated as of March 1, 2000, among the Borrower and the trustee therefor, as amended by the Existing 2005 Senior Notes Indenture Amendment.

                "Existing 2005 Senior Notes Indenture Amendment" shall have the meaning provided in Section 5.08(b).

                "Existing 2005 Senior Notes Redemption" shall have the meaning provided in Section 5.08(b).

                "Existing 2005 Senior Notes Redemption Date" shall have the meaning provided in Section 5.08(b).

                "Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation" shall have the meaning provided in Section 5.08(b).

                "Existing 2006 Senior Notes" shall mean the Borrower's 6.125% Senior Notes due 2006, issued pursuant to the Existing Senior Notes Indenture.

                "Existing 2006 Senior Notes Documents" shall mean the Existing 2006 Senior Notes, the Existing Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2006 Senior Notes or the Existing Senior Notes Indenture.

                "Existing 2006 Senior Notes Indenture Amendment" shall have the meaning provided in Section 5.08(b).

                "Existing 2023 Senior Notes" shall mean the Borrower's 7.75% debentures due 2023, issued pursuant to the Existing Senior Notes Indenture.

                "Existing 2023 Senior Notes Documents" shall mean the Existing 2023 Senior Notes, the Existing Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2023 Senior Notes or the Existing Senior Notes Indenture.

                "Existing 2026 Senior Notes" shall mean the Borrower's 6.875% debentures due 2026, issued pursuant to the Existing Senior Notes Indenture.

                "Existing 2026 Senior Notes Documents" shall mean the Existing 2026 Senior Notes, the Existing Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2026 Senior Notes or the Existing Senior Notes Indenture.

                "Facing Fee" shall have the meaning provided in Section 3.01(d).

                "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

                "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                "Final Maturity Date" shall mean August 16, 2009.

                "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                "Foreign Subsidiary" shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person; provided, however, for purposes of Section 9, neither Crompton LLC nor Witco Europe shall be treated as Domestic Subsidiaries of the Borrower but instead shall be treated as Foreign Subsidiaries of the Borrower.

                "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials, substances or mixtures defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous substances", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect.

                "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers' acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement, (viii) all Attributable Debt of such Person, and (ix) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted).

                "Individual CL Exposure" of any CL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all CL Loans made by such CL Lender and then outstanding and (II) such CL Lender's applicable CL Percentage in each then outstanding CL Letter of Credit multiplied by the sum of the Stated Amount of the respective CL Letter of Credit and any CL Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternative Currency).

                "Individual RL Exposure" of any RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Revolving Loans made by such RL Lender and then outstanding, (II) such RL Lender's applicable RL Percentage in each then outstanding RL Letter of Credit multiplied by the sum of the Stated Amount of the respective RL Letter of Credit and any RL Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternative Currency) and (III) such RL Lender's RL Percentage multiplied by the aggregate principal amount of all outstanding Swingline Loans at such time.

                "Intercompany Debt" shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the Borrower or any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

                "Intercompany Note" shall mean a promissory note evidencing intercompany loans made pursuant to Section 9.05(vi), in each case duly executed and delivered substantially in the form of Exhibit N, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent).

                "Intercompany Scheduled Existing Indebtedness" shall have the meaning provided in Section 7.21.

                "Intercompany Subordination Agreement" shall have the meaning provided in Section 5.09(b).

                "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                "Interest Period" shall mean (i) as to any Borrowing of Eurodollar Loans, the interest period applicable thereto, as determined pursuant to Section 1.09, and (ii) as to any investment of the Credit-Linked Deposits, the period commencing on the Effective Date and ending on the date that is one month thereafter and each successive one month period thereafter, provided that
(x) if any Interest Period for the Credit-Linked Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

                "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                "Investment" shall have the meaning provided in the preamble to
Section 9.05.

                "Issuing Lender" shall mean (i) DBAG (and/or any affiliate of DBAG designated by it) and any other Lender (and/or any affiliate of such Lender designated by it) which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's (or affiliate's) sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2 and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule III (or any affiliate of such Lender designated by it as provided on Schedule III).

                "Joinder Agreement" shall mean a Joinder Agreement in the form of Exhibit O (appropriately completed).

                "Judgment Currency" shall have the meaning provided in Section 13.19(a).

                "Judgment Currency Conversion Date" shall have the meaning provided in Section 13.19(a).

                "L/C Participant" shall have the meaning provided in Section 2.04(a).

                "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) obligations of the Borrower and its Wholly-Owned Subsidiaries under bank guaranties issued by financial institutions in support of obligations of the Borrower and its Wholly-Owned Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement and (iii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are otherwise permitted to exist pursuant to the terms of this Agreement and as to which the issuing of a letter of credit to support such obligations would not violate the general policies of the Administrative Agent and the respective Issuing Lender; provided, however, that any obligations in respect of the Existing Senior Notes, the New Senior Notes, the Receivables Facilities, any Indebtedness that is subordinated to any of the Obligations and any Equity Interests shall not constitute L/C Supportable Indebtedness

                "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                "Lender" shall mean and include (i) each lender listed on
Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Sections 1.13, 1.14 and/or 13.04(b) and (ii) the Swingline Lender. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12 or 13.14.

                "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04 or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01 or 2.04 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

                "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings at such time (for this purpose, using the Dollar Equivalent of any amounts owed in an Alternative Currency).

                "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                "Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated Debt at such time to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such time.

                "LIBOR Rate" shall mean, for any Interest Period with respect to the investment of the Credit-Linked Deposits, the rate for deposits in Dollars for a period of one month which appears on Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time) on the day that is two Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3750 (or any successor page), the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 11:00 A.M. (London time), on the day that is two Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for a period of one month commencing on the beginning of the new Interest Period and in the then outstanding amount of the Credit-Linked Deposits. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M. (New York City time), on the beginning of the new Interest Period for loans in Dollars to leading European banks for a period of one month commencing on the beginning of the new Interest Period and in the amount of the Credit-Linked Deposits.

                "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute (other than any unauthorized notice filing for which there is not otherwise any underlying Lien or obligation), and any lease having substantially the same effect as the foregoing).

                "Loan" shall mean each Revolving Loan, each CL Loan and each Swingline Loan.

                "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

                "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(e) (together with the related financial statements delivered pursuant to Section 8.01(b) or (c), as the case may be) and which shall end on the date of actual delivery of the next officer's certificate pursuant to Section 8.01(e) (and related financial statements delivered pursuant to Section 8.01(b) or (c), as the case may be) or the latest date on which such next officer's certificate (and such related financial statements) is required to be so delivered.

                "Margin Stock" shall have the meaning provided in Regulation U.

                "Material Adverse Effect" shall mean (i) a material adverse effect on the business, properties, assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (but excluding the settlements entered into with (x) the Department of Justice and (y) the Commissioner of Competition and the Attorney General of Canada, each as described in the Borrower's report on Form 10-K filed with the SEC with respect to the Borrower's fiscal year ended December 31, 2003), or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document.

                "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum of the Maximum Permitted Equity Consideration and the Maximum Permitted Non-Equity Consideration.

                "Maximum Permitted Equity Consideration" shall mean, with respect to any Permitted Acquisition, the fair market value of the common stock and/or Qualified Preferred Stock of the Borrower (based on (x) the closing and/or trading price of the common stock and/or Qualified Preferred Stock of the Borrower on the date of such Permitted Acquisition on the stock exchange on which such common stock and/or Qualified Preferred Stock is listed or the automated quotation system on which such common stock and/or Qualified Preferred Stock is quoted, or (y) if the common stock and/or Qualified Preferred Stock of the Borrower is not listed on an exchange or quoted on a quotation system, the bid and asked prices of such common stock and/or Qualified Preferred Stock in the over-the-counter market at the close of trading or (z) if the common stock and/or Qualified Preferred Stock of the Borrower is not so listed, based on a good faith determination of the Board of Directors (or the equivalent governing body) of the Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, such common stock and/or Qualified Preferred Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business).

                "Maximum Permitted Non-Equity Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate amount of all cash paid (or to be paid) by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of the Borrower and its Subsidiaries incurred in connection therewith (as determined in good faith by the Borrower), (ii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04 and (iii) the fair market value (determined in good faith by senior management of the Borrower) of all other consideration payable in connection with such Permitted Acquisition (other common stock and/or Qualified Preferred Stock of the Borrower).

                "Maximum Swingline Amount" shall mean $10,000,000.

                "Minimum Borrowing Amount" shall mean (i) in the case of Revolving Loans and CL Loans maintained from time to time as Base Rate Loans, $1,000,000, (ii) in the case of Eurodollar Loans, $1,000,000, and (iii) in the case of Swingline Loans, $250,000.

                "Moody's" shall mean Moody's Investors Service, Inc.

                "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt or similar security instrument required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage), together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

                "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

                "Mortgaged Property" shall mean each Real Property owned by the Borrower or any of its Domestic Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage, the respective Additional Mortgaged Property).

                "Multiemployer Plan" shall mean any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

                "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and (ii) the incremental taxes paid or payable as a result of such Asset Sale.

                "New Domestic Receivables Facility" shall mean (x) the Receivables Purchase Agreement, dated as of December 11, 1998, by and among the Borrower, as the Initial Collection Agent, and certain of its Domestic Subsidiaries, as Sellers, and Crompton Receivables Corporation, as Buyer, (y) the Second Amended and Restated Receivables Sale Agreement, dated as of August 16, 2004, among Crompton Receivables Corporation, as the Seller, the Borrower, as the Initial Collection Agent, ABN AMRO Bank N.V., as the Agent, certain liquidity providers, and Amsterdam Funding Corporation, and (z) each other document or agreement executed in connection therewith, in each case as each such document or agreement may be refinanced, replaced, extended, amended, restated, modified and/or supplemented from time to time in compliance with the terms and conditions of this Agreement.

                "New Exchange Senior Notes" shall mean New Senior Notes (of a respective series) which are securities substantially identical to the New Senior Notes (of the same series) issued on or prior to the Effective Date, which New Exchange Senior Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the New Senior Notes (of the same series) and pursuant to the respective New Senior Notes Indentures. In no event will the issuance of any New Exchange Senior Notes increase the aggregate principal amount of New Senior Notes then outstanding or otherwise result in an increase in an interest rate applicable to the New Senior Notes.

                "New Senior Notes" shall mean the Borrower's (i) $375,000,000 of 9-7/8% Senior Notes due August 2012 and (ii) $225,000,000 of Senior Floating Rate Notes due August 2010, in each case issued pursuant to the respective New Senior Notes Indentures, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "New Senior Notes" (of a respective series) shall include any New Exchange Senior Notes (of the same series) issued pursuant to the respective New Senior Notes Indentures in exchange for theretofore outstanding New Senior Notes, as contemplated by the Offering Memorandum, dated August 3, 2004, and the definition of New Exchange Senior Notes.

                "New Senior Notes Documents" shall mean the New Senior Notes, the New Senior Notes Indentures and all other documents executed and delivered with respect to the New Senior Notes or the New Senior Notes Indenture.

                "New Senior Notes Indentures" shall mean each Indenture, dated as of August 16, 2004, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the respective trustees therefor, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

                "Non-Wholly-Owned Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

                "Note" shall mean each Revolving Note, each CL Note and the Swingline Note.

                "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

                "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                "Notice Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07302, Attention:
Robert Telesca, Telecopier No.: (201) 593-2310, or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

                "Obligation Currency" shall have the meaning provided in Section 13.19(a).

                "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302,
Attention: Robert Telesca or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                "Percentage" shall mean, for any RL Lender or CL Lender, either its RL Percentage or CL Percentage, as applicable.

                "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Subsidiaries of an Acquired Entity or Business, provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Loans), the issuance of shares of the Borrower's common stock or Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section
9.04 and the assumption/acquisition of any Indebtedness relating to such Acquired Entity or Business which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person (excluding de minimis amounts) unless either (x) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (y) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly-Owned Subsidiary of the Acquired Entity or Business, (I) (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such Non-Wholly-Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly-Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 90% of the consolidated assets of such Person and its Subsidiaries or (II) the portion of the consideration payable in respect of such Non-Wholly-Owned Subsidiary of the Acquired Entity or Business is funded through cash Investments otherwise permitted pursuant to (and shall utilize the basket referred to in) Section 9.05(xv), (C) the Acquired Entity or Business shall be a Permitted Business and
(D) all applicable requirements of Sections 8.11, 8.15, 9.02, 9.03, 9.04 and
9.13 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

                "Permitted Business" shall mean any business which is the same, similar, ancillary or reasonably related or complementary to the business in which the Borrower or any of its Subsidiaries is engaged on the Effective Date.

                "Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                "Permitted Exceptions" shall have the meaning provided in
Section 5.12(a)(i).

                "Permitted Liens" shall have the meaning provided in Section
9.03.

                "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                "Pledge Agreement" shall have the meaning provided in Section 5.10.

                "Pledge Agreement Collateral" shall mean all of the "Collateral" as defined in the Pledge Agreement.

                "Post-Closing Period" shall have the meaning provided in Section 8.15(a).

                "Preferred Equity", as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

                "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                "Priority Credit Document Obligations" shall have the meaning provided in the Security Agreement.

                "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) any Significant Asset Sale consummated after the first day of the relevant Calculation Period as if such Significant Asset Sale (and the application of the proceeds therefrom) had occurred (and the proceeds therefrom had been applied) on the first day of the relevant Calculation Period (although to the extent that such proceeds are applied to repay Indebtedness, pro forma effect shall not be given to the application of the proceeds from such Significant Asset Sale unless such application results in the permanent repayment of such Indebtedness), and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

                (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Significant Asset Sale or Permitted Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Significant Asset Sale or Permitted Acquisition was consummated on the first day of the relevant Calculation Period (although to the extent that proceeds from a Significant Asset Sale are applied to repay Indebtedness, pro forma effect shall not be given to the application of the proceeds from such Significant Asset Sale unless such application results in the permanent repayment of such Indebtedness), and, in the case of any Permitted Acquisition, taking into account factually supportable and identifiable cost savings and expenses directly attributable to any such Permitted Acquisition which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

                "Projections" shall mean the projections that were prepared by the Borrower in connection with the Transaction and delivered to the Lenders prior to the Effective Date.

                "Qualified Credit Parties" shall mean and include the Borrower and each Subsidiary Guarantor which is a Wholly-Owned Domestic Subsidiary of the Borrower, provided that any Qualified Credit Party that is (or was) a Subsidiary Guarantor shall cease to constitute a

Qualified Credit Party at such time, if any, as such Subsidiary ceases to be a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower.

                "Qualified Preferred Stock" shall mean any Preferred Equity of the Borrower, (i) the express terms of which shall provide that Dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower or any of its Subsidiaries relating to outstanding Indebtedness, (ii) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to one year following the Final Maturity Date and (iii) the other terms and conditions of which are reasonably satisfactory to the Administrative Agent.

                "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, it being understood that the first Quarterly Payment Date shall be the last Business Day of September 2004.

                "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                "Receivables Facilities" shall mean, collectively, the New Domestic Receivables Facility and the European Receivables Facility.

                "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries or (iii) under any policy of insurance required to be maintained under Section
8.03 other than business interruption insurance.

                "Refinancing" shall mean (x) the consummation of the refinancing and repayment or other satisfaction in full of all amounts outstanding under, and the termination of all commitments in respect of, the Existing Credit Agreement, (y) the consummation of the Existing 2005 Senior Notes Redemption and
(z) the consummation of the Existing 2005/2006 Senior Notes Tender Offer/Consent Solicitation.

                "Refinancing Documents" shall mean all of the agreements, documents and instruments executed or delivered in connection with the Refinancing.

                "Register" shall have the meaning provided in Section 13.17.

                "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

                "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                "Release" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Section 9601 et seq.).

                "Replaced Lender" shall have the meaning provided in Section
1.13.

                "Replacement Lender" shall have the meaning provided in Section 1.13.

                "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

                "Required Appraisal" shall have the meaning provided in Section 8.11(g).

                "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Individual RL Exposures) and Credit-Linked Commitments (or after the termination thereof, outstanding Individual CL Exposures) as of any date of determination represent greater than 50% of the sum of all Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total Individual CL Exposures and Individual RL Exposures of all Non-Defaulting Lenders at such time).

                "Reserve Account" shall have the meaning assigned to such term in Section 14.02(a).

                "Restricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as "restricted" on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Borrower or any of its Subsidiaries.

                "Returns" shall have the meaning provided in Section 7.20.

                "Revolving Loan" shall have the meaning provided in Section 1.01(a) (and shall include any Revolving Loans made pursuant to an Additional Revolving Loan Commitment).

                "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to Section 3.02, 3.03 and/or 10, (y) obtained from time to time pursuant to Section 1.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

                "Revolving Note" shall have the meaning provided in Section 1.05(a).

                "RL Blocked Commitment" shall mean, at any time, the aggregate principal amount of RL Loans theretofore or then being repaid pursuant to
Section 4.02(b) with proceeds from any Asset Sale effected pursuant to Section 9.02(vi); it being understood and agreed that (i) the RL Blocked Commitment may be utilized to incur RL Loans so long as (x) all of the applicable conditions to Borrowing set forth in this Agreement have been satisfied, (y) all of the proceeds thereof are contemporaneously used to make payments in respect of Designated Litigation Liabilities that are then due and owing or are otherwise permitted to be prepaid pursuant to Section 9.10(iii), (ii) the amount of the RL Blocked Commitment shall be correspondingly reduced in the aggregate principal amount of, and contemporaneously with the incurrence of, such RL Loans as provided in preceding clause (i), and (iii) from and after the delivery by the Borrower to the Administrative Agent of the Designated Litigation Certificate, the amount of the RL Blocked Commitment as then in effect shall be reduced to (and as the same may further be increased or decreased from time to time as provided in preceding clause (i) or (ii), as the case may be) the amount (if positive) by which (x) the sum of (I) the Total Blocked Commitment in effect immediately prior to the delivery of the Designated Litigation Certificate plus
(II) the aggregate amount of the Account Proceeds (as defined in the Cash Collateral Agreement) in the Account (as defined in the Cash Collateral Agreement) exceeds (y) the aggregate amount of all remaining Designated Litigation Liabilities at such time; provided that the RL Blocked Commitment shall be reduced to $0 at such time, after the delivery of the Designated Litigation Certificate, that the aggregate amount of all Designated Litigation Liabilities does not exceed $10,000,000.

                "RL Lender" shall mean each Lender which has a Revolving Loan Commitment (without giving effect to any termination of the Total Revolving Loan Commitment if any Swingline Loans or RL Letter of Credit Outstandings remain outstanding) or which has any outstanding Revolving Loans.

                "RL Letter of Credit" shall mean each Letter of Credit issued to the Borrower pursuant to Section 2.01(a) and designated as such by the Borrower in the respective Letter of Credit Request (until same has been re-designated as a CL Letter of Credit in accordance with Section 2.03(c)).

                "RL Letter of Credit Fees" shall have the meaning provided in
Section 3.01(b).

                "RL Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding RL Letters of Credit at such time and (ii) the aggregate amount of all RL Unpaid Drawings at such time.

                "RL Percentage" of any RL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Revolving Loan Commitment (and the related Revolving Loan Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

                "RL Reserve Account" shall have the meaning assigned to such term in Section 14.02(a).

                "RL Unpaid Drawing" shall mean any Unpaid Drawing under an RL Letter of Credit.

                "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

                "Sale and Leaseback Transaction" shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

                "Scheduled Existing Indebtedness" shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

                "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                "Secured Creditors" shall have the meaning provided in the respective Security Documents.

                "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Security Agreement" shall have the meaning provided in Section 5.11.

                "Security Agreement Collateral" shall mean all of the "Collateral" as defined in the Security Agreement.

                "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, the Cash Collateral Agreement, each Mortgage, and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

                "Significant Asset Sale" shall mean each Asset Sale (or series of related Asset Sales) which generates Net Sale Proceeds of at least $10,000,000.

                "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

                "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 2.02, the "Stated Amount" of each Letter of Credit denominated in an Alternative Currency shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Alternative Currency thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

                "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.09(a) and each other guaranty executed and delivered by any Domestic Subsidiary of the Borrower pursuant to Section 8.11, 8.12 or 9.13.

                "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

                "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower which executes and delivers the Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under the Subsidiaries Guaranty in accordance with the terms and provisions hereof and thereof; provided, however, that none of any Domestic Receivables Entity, AIC, Crompton International, Crompton LLC and Witco Europe shall be a Subsidiary Guarantor except as otherwise provided in Section 8.11(c).

                "Swingline Expiry Date" shall mean the date that is five Business Days prior to the Final Maturity Date.

                "Swingline Lender" shall mean DBAG, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of Swingline Loans.

                "Swingline Loan" shall have the meaning provided in Section 1.01(c).

                "Swingline Note" shall have the meaning provided in Section 1.05(a).

                "Tax Allocation Agreements" shall have the meaning provided in
Section 5.14(ii).

                "Tax Benefit" shall have the meaning provided in Section
4.04(c).

                "Taxes" shall have the meaning provided in Section 4.04(a).

                "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

                "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period.

                "Third Party Scheduled Existing Indebtedness" shall have the meaning provided in Section 7.21.

                "Total Available Credit-Linked Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment at such time minus (y) the CL Blocked Commitment as in effect at such time.

                "Total Available Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment at such time minus (y) the RL Blocked Commitment as in effect at such time.

                "Total Blocked Commitment" shall mean, at any time, an amount equal to the sum of the RL Blocked Commitment as in effect at such time and the CL Blocked Commitment as in effect at such time.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

                "Total Credit-Linked Commitment" shall mean, at any time, the sum of the Credit-Linked Commitments of each of the CL Lenders at such time.

                "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the RL Lenders at such time.

                "Total Unutilized Available Commitment" shall mean, at any time, an amount equal to the remainder of (x) the sum of the Total Available Revolving Loan Commitment as in effect at such time plus the Total Available Credit-Linked Commitment as in effect at such time less (y) the sum of the Aggregate RL Exposure and the Aggregate CL Exposure at such time.

                "Total Unutilized Credit-Linked Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment as in effect at such time less (y) the Aggregate CL Exposure at such time.

                "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment as in effect at such time less (y) the Aggregate RL Exposure at such time.

                "Trade Letter of Credit" shall have the meaning set forth in
Section 2.01(a).

                "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being three separate Tranches (i.e., Revolving Loans, CL Loans and Swingline Loans).

                "Transaction" shall mean, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Credit Documents and the incurrence of any Loans and the issuance of any Letters of Credit on the Effective Date, (iii) the issuance of the New Senior Notes, (iv) the entering into of the New Domestic Receivables Facility, and (v) the payment of fees and expenses in connection with the foregoing.

                "Treaty" means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7,
1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2,
1997).

                "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

                "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                "Unrestricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

                "Unrestricted Subsidiary" shall mean Baxenden Chemicals Ltd., a corporation organized under the laws of the United Kingdom (but only so long as same would otherwise constitute a Subsidiary of the Borrower pursuant to the definition of "Subsidiary" contained in this Section 11 without regard to the last sentence of such definition) and any Subsidiary thereof, so long as (I) no such Unrestricted Subsidiary owns any capital stock of, or other Equity Interests in, or has any Lien on any property of the Borrower or any Subsidiary of the Borrower other than a Subsidiary of the Unrestricted Subsidiary, (II) any Indebtedness and other obligations of any such Unrestricted Subsidiary are non-recourse to the Borrower or any of its other Subsidiaries, and (III) the Borrower's and its other Subsidiaries' aggregate Investments in all Unrestricted Subsidiaries made after the Effective Date does not exceed that amount permitted by Section 9.05(xv).

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

                "Unutilized Revolving Loan Commitment" with respect to any RL Lender, at any time, shall mean such RL Lender's Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such RL Lender and then outstanding and (ii) the sum of such RL Lender's RL Percentage of the Stated Amount of each RL Letter of Credit and any RL Unpaid Drawings relating thereto (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternative Currency).

                "U.S." or "United States" shall mean the United States of America.

                "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Applicable Margins and Sections 4.02, 8.15 and 9, including defined terms as used therein, and for all purposes of determining the Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

                "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

                "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

                "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 90% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

                "Witco Europe" shall mean Witco Europe Investment Partners, a Delaware limited liability partnership.

                "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                SECTION 12. The Agents.

                12.01 Appointment. (a) Each Lender (which, for the purposes of this Section 12, shall also include each Issuing Lender) hereby irrevocably designates and appoints DBAG as Administrative Agent for such Lender (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" shall mean DBAG (and its affiliates including, without limitation, Deutsche Bank AG, Cayman Islands Branch) in its capacities as Administrative Agent, Deposit Bank and as Collateral Agent hereunder and pursuant to the Security Documents) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent may perform its respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

                (b) Except to the extent provided in Sections 12.09 and 12.10, the provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent for the Lenders, and the Administrative Agent assumes no (and shall not be deemed to have assumed any) obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

                12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, representatives, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                12.03 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent or any of its employees, directors, officers, agents or affiliates as a result of the Administrative Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

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

                12.04 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that the Administrative Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

                12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by the Administrative Agent in its sole discretion).

                12.06 Nonreliance on the Administrative Agent and the other Lenders. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith,
(ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the Borrower and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or
(vi) the existence or possible existence of any Default or Event of Default.

                12.07 Indemnification. (a) To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentages" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                (c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

                12.08 Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender", "Required Lenders", "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                12.09 Holders. The Borrower and the Administrative Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent and received in the Register. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                12.10 Resignation of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other

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

Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender and Swingline Lender, in which case the resigning Administrative Agent
(x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letter of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

                (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

                (e) Upon a resignation of the Administrative Agent pursuant to this Section 12.10, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

                12.11 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

                (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than another Credit Party) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11.

                (c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, any Subsidiary thereof, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

                12.13 Syndication Agents, Documentation Agent, Joint Lead Arrangers and Joint Book Running Managers. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, none of Deutsche Bank Securities Inc., Credit Suisse First Boston, Citigroup Global Markets Inc. nor Banc of America Securities LLC in their respective capacities as Joint Lead Arrangers, Joint Book Running Managers, Co-Syndication Agents and/or Documentation Agent, as shown on the cover page of this

Agreement, shall have any powers, duties, responsibilities or liabilities under the Credit Documents, nor shall any such Person have or be deemed to have any fiduciary relationship with any Lender in respect of the Credit Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any such Person in respect of such capacities, and such titles are for recognition purposes only.

                SECTION 13. Miscellaneous.

                13.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local and foreign counsel) in connection with the Transaction and in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto or thereto, and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all out-of-pocket costs and expenses of the Administrative Agent, each Issuing Lender and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel and consultants) and the protection of the rights of the Administrative Agent, each Issuing Lender and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) and consultants for the Administrative Agent, each Issuing Lender and each of the Lenders); (iii) pay and hold the Administrative Agent, each Issuing Lender and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save the Administrative Agent, each Issuing Lender and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iv) indemnify the Administrative Agent, each Issuing Lender, each Lender and each affiliate thereof and their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, any Issuing Lender, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other

Credit Documents (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Person entitled to be indemnified by the Borrower pursuant to this
Section 13.01, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transaction, any Loan or Letter of Credit or the use of the proceeds thereof.

                13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches, agencies and affiliates of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations of the Borrower or such Subsidiary, as the case may be, to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected

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with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. The Borrower agrees that any Lender purchasing participations in one or more Letters of Credit issued, or Swingline Loans made, to it as required by the provisions of this Agreement, or purchasing participations as required by
Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of the Borrower with respect to such participations in the amount thereof.

                (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

                13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered:

                (i) if to the Borrower, to it at Crompton Corporation, 199 Benson Road, Middlebury, CT 06749, Attention: Chief Financial Officer and General Counsel (telephone no.: (203) 573-2000, telecopier no.: (203) 573-3711);

                (ii) if to any Lender, at its address specified for such Lender on Schedule II; and

                (iii)   if to the Administrative Agent, at the Notice Office;

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or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided, further, that, although any Lender may (without the consent of any Credit Party) grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the participant, as the case may be, shall not constitute a "Lender" hereunder and, provided, further, no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note, or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 (other than a modification of the percentages set forth in the definition of "Applicable Margin") shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or an affiliate of any Lender such Lender which is at least 50% owned by such other Lender or its parent company or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (A) $5,000,000 in the aggregate for the assigning Lender or assigning Lenders of Revolving Loan Commitments and related outstanding Obligations and (B) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders of Credit-Linked Commitments and related outstanding Obligations, in each case to one or more Eligible Transferees (treating (I) any fund that invests in bank loans and (II) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon request of assigning or assignee Lender, and upon surrender of the old relevant Notes (if any) or a lost Note(s) indemnity in form reasonably satisfactory to the Administrative Agent, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing and the primary syndication of the Commitments has occurred (as reasonably determined by the Administrative Agent), the Borrower shall be required in connection with any such assignment pursuant to clause (y) of this
Section 13.04(b) (each of which consents shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower and the Administrative Agent the appropriate forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax with respect to payments to be made by the Borrower. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in amounts payable under
Section 1.10, 2.06 or 4.04 to exceed the respective amounts that would be payable by the Borrower at such time to the respective assigning Lender under such Sections in the absence of such assignment, then the Borrower shall not be obligated to pay such excess amount (although the Borrower, in accordance with and pursuant to such Sections, shall be obligated to pay any other excess amounts or increased costs of the type described above resulting after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment and the Total Credit-Linked Commitment, if any Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Loans of the respective Tranche of the respective Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings of the respective Tranche, although any such assignment effected after the termination of the Total Revolving Loan Commitment and the Total Credit-Linked Commitment shall not release the assigning Lender from its obligations as a participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning Lender, that it shall be responsible for such amounts). Without the consent of the Deposit Bank, the Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 1.04 or 2.04(c) in respect of such assignee's obligations under the Credit-Linked Commitment assigned to it.

                (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, or any Lender to any other or further action in any circumstances without notice or demand.

                13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received; provided, however, in the case of payments made prior to the Final Maturity Date in respect of CL Loans or of Drawings funded by CL Lenders from Credit-Linked Deposits, the Administrative Agent shall pay such amounts to the Deposit Bank for deposit in (and the Deposit Bank agrees to deposit same in) the Credit-Linked Deposit Account.

                (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders entitled thereto is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of such Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (i) except as otherwise specifically provided herein, (A) all computations determining the Applicable Margins, the Leverage Ratio and compliance with Sections 4, 8.15 and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of the Borrower delivered to the Lenders pursuant to Section 7.10(b) for its fiscal year ended December 31, 2003 and (B) the financial results of the Unrestricted Subsidiaries shall be ignored,
(ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9 (excluding Sections 9.08 and 9.09), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

                (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Lending Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the County of New York and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over the Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks personal jurisdiction over the Borrower. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. The Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Administrative Agent, the Deposit Bank and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date or extend the duration of any Interest Period for a Eurodollar Loan beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or in Section 13.07 shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release all or substantially all of the Subsidiary Guarantors (except as expressly provided in the Credit Document) under the Subsidiaries Guaranty, (iv) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments and the Credit-Linked Commitments on the Effective Date), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments and Credit-Linked Commitments are included on the Effective Date), or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (v) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of any Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in such Commitment of such Lender),
(w) without the consent of each Issuing Lender affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the Administrative Agent and/or the Deposit Bank, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent and/or the Deposit Bank or any other provision as same relates to the rights or obligations of the Administrative Agent and/or the Deposit Bank, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Outstandings (or related Commitments), to replace only the respective Tranche of Commitments and/or Outstandings of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment), and/or Credit-Linked Commitment (if such Lender's consent is required as a result of its Credit-Linked Commitment), and/or repay outstanding Obligations of such Lender which gave rise to the need to obtain such Lender's individual consent, in accordance with Sections 3.02(c) and/or 4.01(b), provided that, unless the Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x) after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided, further, that the Borrowers shall not have the right to replace a Lender, terminate its Commitments or repay its Loans or other Obligations solely as a result of the exercise of such

Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.07, 13.01 and 13.17,
shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the other Obligations.

                13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in amounts payable under Section 1.10, 1.11, 2.06 or 4.04 to exceed the respective amounts that would be payable by the Borrower at such time to the respective Lender under such Sections in the absence of such transfer, then the Borrower shall not be obligated to pay such excess amount (although the Borrower shall be obligated to pay any other excess amount or increased costs of the type described above resulting from changes after the date of the respective transfer).

                13.15 Confidentiality. (a) Each of the Lenders agrees not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any non-public information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate
(x) in any report, statement or testimony submitted to any municipal, state, Federal or foreign regulatory body (including self-regulatory body) having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, provided, however, to the extent practicable under the circumstances, such Lender shall provide the Borrower with prompt notice of such requested disclosure so that the Borrower may seek a protective order or other appropriate remedy prior to the time at which such Lender is otherwise required to make such disclosure, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided, however, other than in connection with any litigation or other proceeding relating to the Transaction, any Credit Document or otherwise between or among the Borrower or any of its Subsidiaries or its or their affiliates and/or such Lender, such Lender shall, to the extent practicable under the circumstances, provide the Borrower with prompt notice of such requested disclosure so that the Borrower may seek a protective order or other appropriate remedy prior to the time at which such Lender is otherwise required to make such disclosure, (d) to comply with any law, order, regulation or ruling applicable to such Lender; provided, however, to the extent practicable under the circumstances, such Lender, shall provide the Borrower with prompt notice of such requested disclosure so that the Borrower may seek a protective order or other appropriate remedy prior to the time at which such Lender is otherwise required to make such disclosure, (e) as was already in its possession prior to its disclosure by the Borrower, (f) to the extent necessary or advisable in connection with the exercise of a remedy under any Credit Document, and (g) to any creditor or any prospective transferee or participant of a Lender in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section
13.15 to the same extent as such Lender.

                (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

                13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                13.17 Register. The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the "Register") on which it will record the Commitments from time to time of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of any of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note or Notes evidencing such Commitments and/or Loans, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17 (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent (as determined by the court of competent jurisdiction in a final and non-appealable decision)).

                13.18 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the Pledge Agreement require that, among other things, all promissory notes (including, without limitation, Intercompany Notes) issued by, and Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Pledge Agreement. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the Pledge Agreement and to take all actions under the laws of each jurisdiction within the United States or any State thereof to perfect the security interests in the Equity Interests of, and promissory notes (including, without limitation, Intercompany Notes) issued by, any Person organized under the laws of any such jurisdiction. Except as provided in the immediately preceding sentence, to the extent that the Pledge Agreement requires or provides for the pledge of promissory notes (including, without limitation, Intercompany Notes) issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction outside of the United States or any State thereof, it is acknowledged that, as of the Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Pledge Agreement. The Borrower hereby agrees that, following any request by the Administrative Agent or the Required Lenders to do so, the Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the Pledge Agreement under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.18, all such actions shall be taken in accordance with the provisions of this Section 13.18 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law not required to be taken in accordance with the provisions of this Section 13.18, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.18 or pursuant to Section 8.11.

                13.19 Judgment Currency. (a) The Borrower's obligations hereunder and under the other Credit Documents to make payments in Dollars (or, in the case of a Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof) (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent thereof, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the "Judgment Currency Conversion Date").

                (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                13.20 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule X as promptly as practicable, and in any event within the time periods set forth in Schedule X. The provisions of Schedule X shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety. All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Effective Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.20 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.20 will be, or have been, taken within the relevant time periods referred to in this Section 13.20 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 13.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

                13.21 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of
Pub.: 107-56 (signed into law

October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender.

                  SECTION 14. Collection Allocation Mechanism.

                14.01 Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further action be terminated as provided in Section 10, (ii) unless all outstanding Swingline Loans shall have been refinanced through a Mandatory Borrowing as provided in Section 1.01(d), each RL Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 1.01(d)) participations in the Swingline Loans (other than any Swingline Loan in respect of which RL Lenders have funded their purchase of participations pursuant to Section 1.01(d)) in an amount equal to such RL Lender's RL Percentage immediately prior to the CAM Exchange Date of each Swingline Loan outstanding on such date, and (iii) the Lenders shall automatically and without further action (and without regard to the provisions of Section 13.04) be deemed to have exchanged interests in the Loans (other than the Swingline Loans), Swingline Loans, Unpaid Drawings and undrawn Letters of Credit, such that in lieu of the interest of each Lender in each Loan, Unpaid Drawings and undrawn Letter of Credit in which it shall participate as of such date (including such Lender's interest in the Obligations of each Credit Party in respect of each such Loan, Unpaid Drawings and undrawn Letter of Credit), such Lender shall hold an interest in every one of the Loans (other than the Swingline Loans) and a participation in every one of the Swingline Loans, Unpaid Drawings and undrawn Letters of Credit (including the Obligations of each Credit Party in respect of each such Loan and each Reserve Account established pursuant to Section 14.02), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Loan, Unpaid Drawing or Letter of Credit. Each Credit Party agrees from time to time to execute and deliver to the Administrative Agent all such Notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any Notes evidencing its interests in the Loans so executed and delivered; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

                (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Credit Document in respect of the Obligations, and each distribution made by the Collateral Agent pursuant to any Security Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

                14.02 Letters of Credit. (a) In the event that on the CAM Exchange Date any RL Letter of Credit shall be outstanding and undrawn in whole or in part, each RL Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Dollars (or, in the case of an RL Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof) equal to such Lender's RL Percentage of such undrawn Stated Amount, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Revolving Loan maintained as a Base Rate Loan in a principal amount equal to such undrawn Stated Amount or Unpaid Drawing, as applicable. The Administrative Agent shall establish a separate account (each, an "RL Reserve Account") or accounts for each RL Lender for the amounts received with respect to each such RL Letter of Credit pursuant to the preceding sentence. On the CAM Exchange Date, the Administrative Agent shall request the Deposit Bank to withdraw (and the Deposit Bank agrees to withdraw) all amounts remaining in the Credit-Linked Deposit Account (after giving effect to withdrawals therefrom made pursuant to Section 3.02(b)) less the aggregate amount (if any) equal to all Unpaid Drawings made in respect of CL Letters of Credit (or the Dollar Equivalent thereof in the case of an Unpaid Drawing relating to a CL Letter of Credit that was denominated in an Alternative Currency) not yet funded by application of Credit-Linked Deposits as contemplated by Section 2.04(c)(ii) and deposit same in a new separate account maintained with the Administrative Agent (each a "CL Reserve Account" and, together with the RL Reserve Account, the "Reserve Accounts") or accounts for each CL Lender. The Administrative Agent shall deposit in each Lender's RL Reserve Account or CL Reserve Account, as the case may be, such Lender's CAM Percentage of the amounts received from the RL Lenders or the Credit-Linked Deposit Account, as the case may be, as provided above. The Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in Section 14.02(b), (c), (d) or (e). The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's RL Reserve Account or CL Reserve Account, as the case may be, shall be held as a reserve against the RL Letter of Credit Outstandings or CL Letter of Credit Outstandings, as the case may be, shall be the property of such Lender and shall not constitute Loans to or give rise to any claim of or against any Credit Party, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as Drawings are made thereunder, as provided in Section 2.05.

                (b) In the event that after the CAM Exchange Date any Drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Lender, withdraw from the RL Reserve Account or the CL Reserve Account, as applicable, of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing or payment (or the Dollar Equivalent thereof in the case of a Drawing in an Alternative Currency), deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts, to such Issuing Lender in satisfaction of the reimbursement obligations of the respective Lenders under
Section 2.04(c) (but not of the Borrower under Section 2.05(a)). In the event that any RL Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 14.02, the applicable Issuing Lender shall have a claim against such RL Lender to the same extent as if such RL Lender had defaulted on its obligations under Section 2.04(c), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the Borrower's reimbursement obligations pursuant to Section 14.01.

                (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the RL Reserve Account or the CL Reserve Account, as applicable, of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

                (d) With the prior written approval of the Administrative Agent and the respective Issuing Lender, any Lender may withdraw the amount held in its RL Reserve Account or CL Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the respective Issuing Lender on demand, its CAM Percentage of such drawing or payment (or the Dollar Equivalent thereof in the case of a Drawing in an Alternative Currency).

                (e) Pending the withdrawal by any Lender of any amounts from either of its Reserve Accounts as contemplated by the above clauses of this
Section 14.02, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents. Each Lender that has not withdrawn all of the amounts in its Reserve Accounts as provided in clause (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts remaining in its Reserve Accounts and to retain such earnings for its own account.

                                     * * * *

                IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       CROMPTON CORPORATION, as Borrower

                                       By: /s/ John R. Jepsen
                                           -------------------------------------
                                           Name:  John R. Jepsen
                                           Title: Vice President and Treasurer

                                       DEUTSCHE BANK AG NEW YORK BRANCH,
                                        Individually and as Administrative Agent

                                       By: /s/ Carin M. Keegan
                                           -------------------------------------
                                           Name:  Carin M. Keegan
                                           Title: Vice President

                                       By: /s/ Scottye Lindsey
                                           -------------------------------------
                                           Name:  Scottye Lindsey
                                           Title: Director

                                       DEUSTCHE BANK AG, CAYMAN ISLANDS
                                        BRANCH, solely as Deposit Bank

                                       By: /s/ Carin M. Keegan
                                           -------------------------------------
                                           Name:  Carin M. Keegan
                                           Title: Vice President

                                       By: /s/ Scottye Lindsey
                                           -------------------------------------
                                           Name:  Scottye Lindsey
                                           Title: Director

                                       SIGNATURE PAGE TO THE CREDIT AGREEMENT
                                       DATED AS OF AUGUST 16, 2004, AMONG
                                       CROMPTON CORPORATION, THE LENDERS FROM
                                       TIME TO TIME PARTY THERETO, DEUTSCHE
                                       BANK AG, CAYMAN ISLANDS BRANCH AS
                                       DEPOSIT BANK, AND DEUTSCHE BANK AG NEW
                                       YORK BRANCH, AS ADMINISTRATIVE AGENT

                                       NAME OF LENDER:

                                       CREDIT SUISSE FIRST BOSTON, ACTING
                                       THROUGH ITS CAYMAN ISLANDS BRANCH

                                       By: /s/ Phillip Ho
                                           -------------------------------------
                                           Name:  Phillip Ho
                                           Title: Director

                                       CITICORP NORTH AMERICA, INC.


                                       By: /s/ Carolyn Sheridan
                                           -------------------------------------
                                           Name:  Carolyn Sheridan
                                           Title: Vice President

                                       BANK OF AMERICA, N.A.

                                       By: /s/ Marwan Isbaih
                                           -------------------------------------
                                           Name:  Marwan Isbaih
                                           Title: Principal

                                                                      SCHEDULE I
                         LIST OF LENDERS AND COMMITMENTS

                                           Revolving Loan   Credit-Linked
                     Lender                  Commitment       Commitment
      ----------------------------------   --------------   -------------
      Deutsche Bank AG New York Branch     $   30,000,000   $ 100,000,000

      Credit Suisse First Boston, acting   $   30,000,000   $           0
       through its

      Cayman Islands Branch
      Citicorp North America, Inc.         $   30,000,000   $           0

      Bank of America, N.A.                $   30,000,000   $           0
                                           --------------   -------------
                                   TOTAL   $  120,000,000   $ 100,000,000

                                                                     SCHEDULE II

                                LENDER ADDRESSES

                   LENDER                                       ADDRESS
----------------------------------------------   ---------------------------------------
Deutsche Bank AG New York Branch                 60 Wall Street
                                                 New York, NY 10005
                                                 Tel: 212-250-6083
                                                 Fax: 212-797-5690
                                                 Attn: Carin Keegan
                                                 e-mail: carin.keegan@db.com

Credit Suisse First Boston, acting through its   Eleven Madison Avenue
Cayman Islands Branch                            New York, NY  10010
                                                 Tel: 212-325-5264
                                                 Fax: 212-538-0391
                                                 Attn: Phillip Ho
                                                 e-mail: phillip.ho@csfb.com

Citicorp North America, Inc.                     Two Penns Way Suite 110
                                                 New Castle, DE 19720
                                                 Tel: 302-894-6089
                                                 Fax: 212-994-0847
                                                 Attn: Carolyn Figueroa
                                                 e-mail: carolyn.figueroa@citigroup.com

Bank of America, N.A.                            For Credit Matters:

                                                 335 Madison Ave
                                                 NY1-503-05-13
                                                 New York, NY 10017
                                                 Tel: 212-503-7992
                                                 Fax: 212-503-7878
                                                 Attn: Marwan Isbaih
                                                 e-mail: marwan.isbaih@bankofamerica.com

                                                 For Borrowing and Repayment Notices:

                                                 1850 Gateway Blvd
                                                 Concord, CA 94520-3282
                                                 Tel: 925-675-8398
                                                 Fax: 888-969-9252
                                                 Attn: Curtis A. Laney
                                                 e-mail: curtis.a.laney@bankofamerica.com

                                                                    Schedule III

                           EXISTING LETTERS OF CREDIT

                ISSUING
                LENDER
                UNDER
                CREDIT      LETTER OF                         STATED AMOUNT                                   EXPIRY      STANDBY OR
ISSUER          AGREEMENT   CREDIT NO.  ACCOUNT PARTIES       (US$)               BENEFICIARY                 DATE        TRADE L/C
------------------------------------------------------------------------------------------------------------------------------------
Citicorp USA,   Citicorp    30021286    Crompton Corporation  $   2,219,027.00    California Dept. of Toxic   10/14/2004  Standby
 Inc.           North                                                             Substances Control
                America,
                Inc.
                ("CNAI")

Citicorp USA,   CNAI        30021287    Crompton Corporation  $      46,848.00    Louisiana Dept. of          10/14/2004  Standby
 Inc.                                                                             Environmental Quality

Citicorp USA,   CNAI        30021288    Crompton Corporation  $     113,506.00    Louisiana Dept. of          10/14/2004  Standby
 Inc.                                                                             Environmental Quality

Citicorp USA,   CNAI        30026106    Crompton Corporation  $     341,334.00    Texas Commission on         10/14/2004  Standby
 Inc.                                                                             Environmental Quality
                                                                                  (TCEQ)

Citicorp USA,   CNAI        30026107    Crompton Corporation  $   1,855,231.00    Texas Commission on         10/14/2004  Standby
 Inc.                                                                             Environmental Quality
                                                                                  (TCEQ)

Citicorp USA,   CNAI        30027141    Crompton Corporation  $  15,450,000.00    Old Republic Insurance      10/14/2004  Standby
 Inc.                                                                             Company

Citicorp USA,   CNAI        30027669    Crompton Corporation  $   1,836,122.00    PA. Dept. of Environmental  10/14/2004  Standby
 Inc.                                                                             Protection Bureau of Land
                                                                                  Recycling and Waste Mgmt.

Citicorp USA,   CNAI        30028274    Crompton Corporation  $     250,000.00    State of Vermont - Comm.    9/14/2004   Standby
 Inc.                                                                             of Insurance

Citicorp USA,   CNAI        30028582    Crompton Corporation  $     712,038.00    PA. Dept. of Environmental  11/1/2004   Standby
 Inc.                                                                             Protection Bureau of Land
                                                                                  Recycling and Waste Mgmt.

Citicorp USA,   CNAI        30029224    Crompton Corporation  $     664,453.00    PA. Dept. of Environmental  10/14/2004  Standby
 Inc.                                                                             Protection Bureau of Land
                                                                                  Recycling and Waste Mgmt.

                                                                    Schedule III
                                                                          Page 2

                ISSUING
                LENDER
                UNDER
                CREDIT      LETTER OF                         STATED AMOUNT                                   EXPIRY      STANDBY OR
ISSUER          AGREEMENT   CREDIT NO.  ACCOUNT PARTIES       (US$)               BENEFICIARY                 DATE        TRADE L/C
------------------------------------------------------------------------------------------------------------------------------------
Citicorp USA,   CNAI        30029630    Crompton Corporation  $     501,000.00    U.S. Environmental          10/14/2004  Standby
 Inc.                                                                             Protection Agency

Citicorp USA,   CNAI        30031624    Crompton Corporation  $  17,385,390.05(1) Minister of Finance,        10/14/2004  Standby
 Inc.                                                                             Province of Ontario

Citicorp USA,   CNAI        30031905    Crompton Corporation  $     142,500.00    Plastika Kristis S.A.       10/14/2004  Standby
 Inc.

Citicorp USA,   CNAI        30031918    Crompton Corporation  $     187,500.00    Plastika Kristis S.A.       10/14/2004  Standby
 Inc.

Citicorp USA,   CNAI        30031997    Crompton Corporation  $   1,405,000.00    Continental Casualty        10/14/2004  Standby
 Inc.                                                                             Company

Citicorp USA,   CNAI        30032234    Crompton Corporation  $     625,000.00    National Union Fire         10/14/2004  Standby
 Inc.                                                                             Insurance Co.

Citicorp USA,   CNAI        30032472    Crompton Corporation  $   1,300,000.00    Self Insurance              10/14/2004  Standby
 Inc.                                                                             Division - PA.
                                                                                  Bureau of Worker's
                                                                                  Compensation

Citicorp USA,   CNAI        30032531    Crompton Corporation  $     356,500.00    PA. Dept. of Environmental  10/14/2004  Standby
 Inc.                                                                             Protection Bureau of Land
                                                                                  Recycling and Waste Mgmt.

Citicorp USA,   CNAI        30032996    Crompton Corporation  $  10,394,550.26    Morgan Guaranty Trust       10/14/2004  Standby
 Inc.                                                                             Company

Citicorp USA,   CNAI        61601240    Crompton Corporation  $     408,704.00    ACE American Insurance      10/14/2004  Standby
 Inc.

----------
(1) This Letter of Credit is denominated in Canadian dollars CAN$23,133,000.00. Value in US dollars above calculated based on exchange rate of 1.3306 as of August 13, 2004.

                                                                    Schedule III
                                                                          Page 3

                ISSUING
                LENDER
                UNDER
                CREDIT      LETTER OF                         STATED AMOUNT                                   EXPIRY      STANDBY OR
ISSUER          AGREEMENT   CREDIT NO.  ACCOUNT PARTIES       (US$)               BENEFICIARY                 DATE        TRADE L/C
------------------------------------------------------------------------------------------------------------------------------------
Citicorp USA,   CNAI        61604760    Crompton Corporation  $     500,000.00    RLI Surety                  10/14/2004  Standby
 Inc.

Citicorp USA,   CNAI        61607781    Crompton Corporation  $   1,658,531.52    VIP Builders Inc.           10/14/2004  Standby
 Inc.

Citicorp USA,   CNAI        61608400    Crompton Corporation  $     348,168.75    Louisiana Office of         10/14/2004  Standby
 Inc.                                                                             Conservation

Citicorp USA,   CNAI        501942      Uniroyal Chemical     $     833,989.00    National Union Fire         10/14/2004  Standby
 Inc.                                   Company, Inc.                             Insurance Co.

Citicorp USA,   CNAI        30002270    Uniroyal Chemical     $     142,731.65    JPMorgan Trust Company      10/14/2004  Standby
 Inc.                                   Company, Inc.

Citicorp USA,   CNAI        30007163    Uniroyal Chemical     $     150,000.00    U.S. Nuclear Regulatory     10/14/2004  Standby
 Inc.                                   Company, Inc.                             Commission

Citicorp USA,   CNAI        61613822    Crompton Corporation  $     105,700.00    Convermex del Bajio, S.A.   10/14/2004  Standby
 Inc.                                                                             de C.V.

Citicorp USA,   CNAI        61615463    Crompton Corporation  $     390,122.00    Oceaneering International   9/30/2004   Standby
 Inc.                                                                             Inc.

Fleet National  Bank of     MS1089913   Crompton Corporation  $   8,756,165.00    New Jersey Department of    10/15/04    Standby
 Bank           America,                                                          Environmental Protection
                N.A.
                ("BoA")

Fleet National  BoA         MS1121932   Crompton Corporation  $     250,000.00    JPMorgan Chase              10/15/04    Standby
Bank

                                                                     SCHEDULE IV

                                 REAL PROPERTIES

Part A: Owned Property

                                                                    MORTGAGED
        ADDRESS                                   DESCRIPTION       PROPERTY
        ---------------------------------------   ---------------   ------------
1.      Highway 225 North                         Plant             No
        Bay Minette, Alabama 36507

2.      74 Amity Road                             Research Center   No
        Bethany, Connecticut 06524

3.      280 Elms Street/Spencer Street            Research Center   No
        Naugatuck, Connecticut 06770

4.      1 Extrusion Drive                         Office, Plant,    Yes
        Pawcatuck, Connecticut 06379              Machine Shop,
                                                  Tech Center
5.      8220 W. Route 24                          Plant             No
        Mapleton, Illinois 61547

6.      Highway 30                                Plant             Yes
        Geismar, Louisiana 70734

7.      Highway 3142                              Plant             Yes
        Taft, Louisiana 70057-0310

8.      1000 Convery Boulevard                    Plant             Yes
        Perth Amboy, New Jersey 08862-1932

9.      36 South Adamsville Road                  Office, Plant,    Yes
        Somerville, New Jersey 08876              Machine Shop

10.     214 W. Ruby Avenue                        Plant             Yes
        Gastonia, North Carolina 28054

11.     100 Sonneborn Lane                        Plant             Yes
        Petrolia, Pennsylvania 16050-0336

12.     1231 Pope Street                          Plant             Yes
        Memphis, Tennessee 38108

13.     710 B. Bussey Road                        Plant             Yes
        Marshall, Texas 75670

                                                                     Schedule IV
                                                                          Page 2

                                                                    MORTGAGED
        ADDRESS                                   DESCRIPTION       PROPERTY
        ---------------------------------------   ---------------   ------------
14.     1000 Dupont Road                          Plant, Research   Yes
        (Morgantown Industrial Park)              Center
        Morgantown, West Virginia  26501

Part B: Material Leaseholds

15. 199 Benson Road, Middlebury, Connecticut 06749 (Corporate Offices, Research Center)

16.     771 Old Saw Mill River Road, Tarrytown, New York 10591 (Research Center)

                                                                      SCHEDULE V
                                  SUBSIDIARIES

                                        PERCENTAGE OWNERSHIP
                                        (DIRECT OWNER IF NOT             JURISDICTION OF   SUBSIDIARY
SUBSIDIARY NAME                         BORROWER)                        ORGANIZATION      GUARANTOR?
-----------------------------------------------------------------------------------------------------
9056-0921 Quebec Inc.                   100% (UCCI)                      Canada

Assured Insurance Company               100%                             Vermont

Baxenden Chemicals Limited              53.5% (Witco Corporation U.K.    United Kingdom
                                        Limited)

Baxenden Scandinavia A.S.               100% (Baxenden Chemicals         Denmark
                                        Limited)

CK Witco Specialties Thailand Limited   100% (CIC)                       Thailand

CNK Chemical Realty Corporation         100% (UCCI)                      Pennsylvania      Yes

Crompton & Knowles of Canada Limited    100% (UCCI)                      Canada

Crompton & Knowles Receivables          100% (UCCI)                      Delaware
 Corporation

Crompton (Uniroyal Chemical)            100% (Crompton Europe Limited)   United Kingdom
 Registrations Limited

Crompton Agribusiness Pty. Limited      100%  (Crompton Specialties      Australia
                                        Pty Limited)

Crompton B.V.                           100% (Witco Europe Investment    Netherlands
                                        Partners)

Crompton Chemical (Pty) Limited         100% (UCCI)                      South Africa

Crompton Chemical S.r.l.                100% (Crompton Holdings B.V.)    Italy

Crompton Chemicals B.V.                 100% (Crompton Chemical          Netherlands
                                        S.r.l.)

Crompton Co./Cie                        100% (Crompton Netherlands       Canada
                                        B.V.)

Crompton Colors Incorporated            100%  (Crompton Holding          Delaware          Yes
                                        Corporation)

Crompton Corporation Limitada           100% (CIC)                       Chile

Crompton Corporation S.A. de C.V.       13% (CIC); and                   Mexico
                                        87% (Crompton Holdings S.A.
                                        de C.V.)

Crompton de Colombia Limitada           100% (CIC)                       Colombia

Crompton Espana S.L.                    100% (CIC)                       Spain

Crompton Europe B.V.                    100% (Crompton Holdings B.V.)    Netherlands

Crompton Europe Financial Services      100%                             Delaware          Yes
 Company

Crompton Europe Limited                 100% (UCCI)                      Scotland

Crompton European Holdings B.V.         100% (Crompton Overseas B.V.)    Netherlands

Crompton Financial Holdings             100% (Witco Ireland              Ireland
                                        Investment Co. Ltd.)

                                                                      Schedule V
                                                                          Page 2

                                        PERCENTAGE OWNERSHIP
                                        (DIRECT OWNER IF NOT             JURISDICTION OF   SUBSIDIARY
SUBSIDIARY NAME                         BORROWER)                        ORGANIZATION      GUARANTOR?
-----------------------------------------------------------------------------------------------------
Crompton GmbH                           100% (Crompton Holdings GmbH)    Germany

Crompton Grand Banks Inc.               100% (CIC)                       Canada

Crompton Holding Corporation            100%  (UCCI)                     Delaware          Yes

Crompton Holding S.A de C.V.            100% (UCCI)                      Mexico

Crompton Holdings B.V.                  15% (Crompton Co./Cie);          Netherlands
                                        85% (Crompton European
                                        Holdings B.V.)

Crompton Holdings GmbH                  5.59% (UCCI); 93.68% (CIC)       Germany

Crompton Inc.                           51.7% (CIC); 13.04% (UCCI)       Korea

Crompton International Corporation      100%                             New Jersey
 ("CIC")

Crompton International Sales            100% (Uniroyal Chemical          Barbados
 Corporation                            Export Limited)

Crompton Investments S.A.S.             100% (Crompton Overseas B.V.)    France

Crompton Limitada                       15% (CIC)                        Brazil
                                        85% (Crompton LLC)

Crompton Limited                        100% (CIC)                       Japan

Crompton LLC                            100% (Crompton Co./Cie)          Delaware

Crompton Monochem, Inc.                 100% (UCCI)                      Louisiana         Yes

Crompton N.V.                           100% (CIC)                       Belgium

Crompton Netherlands B.V.               100% (Crompton European          Netherlands
                                        Holdings B.V.)

Crompton Overseas B.V.                  100% (Crompton Technology        Netherlands
                                        B.V.)

Crompton Quimica S.A.C.I                89.6% (CIC); 10.3% (UCCI)        Argentina

Crompton S.A.                           100% (CIC)                       Switzerland

Crompton S.A.S.                         100% (Crompton Investments       France
                                        S.A.S.)

Crompton Sales Company, Inc.            100% (UCCI)                      Delaware          Yes

Crompton Services B.V.B.A.              100% (Crompton Co./Cie)          Belgium

Crompton Servicios S.A. de C.V.         100% (CIC)                       Mexico

Crompton Specialties Asia Pacific       100% (CIC)                       Singapore
 Pte. Limited

Crompton Specialties GmbH               100% (Crompton Holdings GmbH)    Germany

Crompton Specialties Holding Company    100% (CIC)                       China-Hong Kong
 Limited

Crompton Specialties Limited            100% (CIC)                       Taiwan

Crompton Specialties Limited            100% (CIC)                       China-Hong Kong

Crompton Specialties Limited            92% (UCCI)                       Thailand

                                                                      Schedule V
                                                                          Page 3

                                        PERCENTAGE OWNERSHIP
                                        (DIRECT OWNER IF NOT             JURISDICTION OF   SUBSIDIARY
SUBSIDIARY NAME                         BORROWER)                        ORGANIZATION      GUARANTOR?
-----------------------------------------------------------------------------------------------------
Crompton Specialties Nanjing Company    100% (CIC)                       China-PRC
 Limited

Crompton Specialties Pte. Limited       100% (CIC)                       Singapore

Crompton Specialties Pty. Limited       100% (UCCI)                      Australia

Crompton Specialties S.A.               100% (CIC)                       Ecuador

Crompton Specialties Sdn. Bhd.          100% (CIC)                       Malaysia

Crompton Specialties Shanghai Company   100% (CIC)                       China-PRC
 Limited

Crompton Technology B.V.                55.7% (GT Seed International     Netherlands
                                        Company); 44.2% (CIC)

Crompton Vinyl Additives GmbH           100% (Crompton GmbH)             Germany

Crompton, Inc.                          100% (CIC)                       Philippines

Crompton-CNCCC Danyang Chemical         85% (CIC)                        China-PRC
 Company Limited

Davis-Standard (Deutschland) GmbH       100% (Davis-Standard             Germany
                                        Corporation)

Davis-Standard Corporation              100% (Crompton Holding           Delaware          Yes
                                        Corporation)

Davis-Standard France S.A.R.L.          51% (UCCI); 48% (9056-0921       France
                                        Quebec Inc.)

Davis-Standard GmbH                     100% (Davis-Standard             Germany
                                        (Deutschland) GmbH)

Davis-Standard Limited                  100% (Crompton Europe Limited)   United Kingdom

D-S Brookes Limited                     100% (Davis-Standard Limited)    United Kingdom

Fasting Jonk N.V.                       100%  (Jonk B.V.)                Netherlands

GT Seed International Company           100%  (UCCI)                     Texas             Yes

GT Seed Treatment, Inc.                 100%  (UCCI)                     Minnesota         Yes

Handelsmaatschappij Camphina N.V.       100%  (Jonk B.V.)                Netherlands

Isofoam Limited                         100% (Baxenden Chemicals         United Kingdom
                                        Limited)

Jonk B.V.                               100% (Crompton B.V.)             Netherlands

KEM Manufacturing Corporation           100%  (UCCI)                     Georgia           Yes

Lucia KaarsenFabriek N.V.               100%  (Jonk B.V.)                Netherlands

Monochem, Inc.                          100%  (UCCI)                     Louisiana         Yes

Nanjing Crompton Shuguang               85% (CIC)                        China-PRC
 Organosilicon Specialties Co., Ltd.

Naugatuck Treatment Company             100%  (UCCI)                     Connecticut       Yes

                                                                      Schedule V
                                                                          Page 4

                                        PERCENTAGE OWNERSHIP
                                        (DIRECT OWNER IF NOT             JURISDICTION OF   SUBSIDIARY
SUBSIDIARY NAME                         BORROWER)                        ORGANIZATION      GUARANTOR?
-----------------------------------------------------------------------------------------------------
Nerap Expeditie B.V.                    100%  (Crompton B.V.)            Netherlands

PT Crompton Indonesia                   100% (CIC)                       Indonesia

Unicorb Limited                         100% (UCCI)                      United Kingdom

Uniroyal Chemical Company Limited       100%  (UCCI)                     Delaware          Yes
 (Delaware)                                                              / Bahamas

Uniroyal Chemical Company, Inc.         100% (UCCI)                      Delaware          Yes

Uniroyal Chemical Company, Inc.         80.64% (Crompton                 New Jersey        Yes
 ("UCCI")                               Corporation); 19.36%
                                        (Crompton Holdings
                                        GmbH)

Uniroyal Chemical Export Limited        100%  (UCCI)                     Delaware          Yes

Uniroyal Chemical Leasing Company,      100%  (UCCI)                     Delaware          Yes
 Inc.

Uniroyal Chemical Mexico S.A. de C.V.   100%  (Crompton Holdings S.A.    Mexico
                                        de C.V.)

Uniroyal Chemical S.A.                  100% (UCCI)                      Spain

Uniroyal Chemical S.A.R.L.              100% (UCCI)                      Switzerland

Uniroyal Chemical Taiwan Limited        80%  (UCCI)                      Taiwan

Weber City Road LLC                     100% (UCCI)                      Louisiana         Yes

Witco Corporation U.K. Limited          100% (CIC)                       United Kingdom

Witco Europe Investment Partners        99% (Witco Investment            Delaware
                                        Holdings B.V.); 1% (Witco
                                        Investments B.V.)

Witco Investment Holdings B.V.          100% (Crompton Overseas B.V.)    Netherlands

Witco Investments B.V.                  100% (Witco Investment           Netherlands
                                        Holdings B.V.)

Witco Ireland Investment Company        99% (Crompton B.V;               Ireland
 Limited                                1% (CIC)

Witco Polymers and Resins B.V.          100% (Crompton B.V.)             Netherlands

Witco Warmtekracht B.V.                 100% (Crompton B.V.)             Netherlands

                                                                     SCHEDULE VI

                                   INVESTMENTS

1.      Investments in subsidiaries listed on Schedule V hereto.

2.      Investments in the following entities:

  (i)       Certis Europe B.V.                                               15% owned by Crompton Holdings B.V.)

  (ii)      Enenco, Incorporated, a New York corporation                     50% owned by Crompton Corporation

  (iii)     Firma W/K Witco EPA, an business association organized under     50% owned by Witco Wanterkecht D.V.
            the laws of the Netherlands

  (iv)      Unimers India Limited, an business association organized under   13% Crompton Co./CIC
            the laws of India

  (v)       NPC Services, Inc., a Louisiana corporation                      12.75% owned by Uniroyal Chemical Company, Inc.
                                                                             ("UCCI")

  (vi)      Rubicon LLC, a Louisiana limited liability company               50% owned by UCCI

3.      Investments set forth below:

                                                                                                          TRANSACTION
                                                                                                           CURRENCY
                                                                                                         BALANCE AS OF
                   BORROWER                      LENDER                 DESCRIPTION OF TRANSACTION      AUGUST 16, 2004
------------------------------------------------------------------------------------------------------------------------
  (i)       Crompton BV                 Crompton Financial Holdings     Short-term loan receivable       $5,914,932

  (ii)      Crompton Chemical S.r.l.    Crompton Financial Holdings     Short-term loan receivable       $29,605,215

  (iii)     Crompton Co./Cie.           9056-0921 Quebec Inc.           Short-term loan receivable       CAD 5,154,894
                                        (dormant company)

  (iv)      Crompton Co./Cie.           Crompton & Knowles of Canada    Short-term loan receivable       CAD 2,561,854
                                        Limited (dormant company)

  (v)       Crompton Co./Cie.           Crompton Financial Holdings     Short-term loan receivable       $8,055,616

  (vi)      Crompton Co./Cie.           Crompton Financial Holdings     Short-term loan receivable       $34,844,169

  (vii)     Crompton Corporation S.A.   Crompton Financial Holdings     Short-term loan receivable       MXN 57,219,249
            de C.V.

                                              USD
                                         BALANCE AS OF
                   BORROWER             AUGUST 16, 2004     DUE DATE
------------------------------------------------------------------------
  (i)       Crompton BV                 $     5,914,932    $5,914,932

  (ii)      Crompton Chemical S.r.l.    $    29,605,215    $29,605,215

  (iii)     Crompton Co./Cie.           $     3,836,916    CAD
                                                           5,154,894

  (iv)      Crompton Co./Cie.           $     1,906,852    CAD
                                                           2,561,854

  (v)       Crompton Co./Cie.           $     8,055,616    $8,055,616

  (vi)      Crompton Co./Cie.           $    34,844,169    on demand

  (vii)     Crompton Corporation S.A.   $     5,012,637    on demand
             de C.V.

                                                                     SCHEDULE VI
                                                                          Page 2

                                                                                                          TRANSACTION
                                                                                                           CURRENCY
                                                                                                         BALANCE AS OF
                   BORROWER                      LENDER                 DESCRIPTION OF TRANSACTION      AUGUST 16, 2004
---------------------------------------------------------------------------------------------------------------------------
  (viii)    Crompton Corporation S.A.   Crompton Financial Holdings     Short-term loan receivable       $9,967,081
            de C.V.

  (ix)      Crompton Corporation S.A.   Crompton Financial Holdings     Short-term loan receivable       $57,219,249
            de C.V.

  (x)       Crompton Europe BV          Crompton Financial Holdings     Short-term loan receivable       34,684,454(euro)

  (xi)      Crompton Europe BV          Crompton Financial Holdings     Short-term loan receivable       $127,622,589

  (xii)     Crompton Europe Ltd.        Crompton Financial Holdings     Short-term loan receivable       GBP 1,607,940

  (xiii)    Crompton Europe Ltd.        Witco Corporation UK Ltd.       Short-term loan receivable       GBP 50,000

  (xiv)     Crompton Europe Ltd.        Uniroyal Chemical (Pty) Ltd.    Short-term loan receivable       ZAR 1,263,970
                                        (S. Africa)

  (xv)      Crompton Financial          Crompton B.V.                   Short-term loan receivable       61,630,350(euro)
             Holdings

  (xvi)     Crompton Financial          Crompton Chemical S.r.l.        Short-term loan receivable       9,049,995(euro)
             Holdings

  (xvii)    Crompton Financial          Crompton Co./Cie.               Short-term loan receivable       CAD 5,836,456
             Holdings

  (xviii)   Crompton Financial          Crompton Co./Cie.               Short-term loan receivable       CAD 9,246,745
             Holdings

  (xix)     Crompton Financial          Crompton Espana SL              Short-term loan receivable       2,525,952(euro)
             Holdings

  (xx)      Crompton Financial          Crompton Holdings GmbH          Short-term loan receivable       3,913,794(euro)
             Holdings

  (xxi)     Crompton Financial          Crompton Holdings GmbH          Short-term loan receivable       18,845,672(euro)
             Holdings

  (xxii)    Crompton Financial          Crompton Holdings GmbH          Short-term loan receivable       14,238,630(euro)
             Holdings

  (xxiii)   Crompton Financial          Crompton Holdings GmbH          Short-term loan receivable       1,647,710(euro)
             Holdings

  (xxiv)    Crompton Financial          Crompton Inc (Korea)            Short-term loan receivable       $1,122,069
             Holdings

                                              USD
                                         BALANCE AS OF
                   BORROWER             AUGUST 16, 2004     DUE DATE
------------------------------------------------------------------------
  (viii)    Crompton Corporation S.A.    $    9,967,081    on demand
             de C.V.

  (ix)      Crompton Corporation S.A.    $   57,219,249    on demand
             de C.V.

  (x)       Crompton Europe BV           $   41,697,651    on demand

  (xi)      Crompton Europe BV           $  127,622,589    on demand

  (xii)     Crompton Europe Ltd.         $    2,916,322    on demand

  (xiii)    Crompton Europe Ltd.         $       90,700    on demand

  (xiv)     Crompton Europe Ltd.         $      204,493    on demand

  (xv)      Crompton Financial           $   72,546,535    on demand
             Holdings

  (xvi)     Crompton Financial           $   10,879,605    on demand
             Holdings

  (xvii)    Crompton Financial           $    4,389,302    on demand
             Holdings

  (xviii)   Crompton Financial           $    6,954,008    on demand
             Holdings

  (xix)     Crompton Financial           $    3,036,700    on demand
             Holdings

  (xx)      Crompton Financial           $    4,652,760    on demand
             Holdings

  (xxi)     Crompton Financial           $   22,656,267    on demand
             Holdings

  (xxii)    Crompton Financial           $   17,117,681    on demand
             Holdings

  (xxiii)   Crompton Financial           $    1,980,877    on demand
             Holdings

  (xxiv)    Crompton Financial           $    1,122,069    on demand
             Holdings

                                                                     SCHEDULE VI
                                                                          Page 3

                                                                                                          TRANSACTION
                                                                                                           CURRENCY
                                                                                                         BALANCE AS OF
                   BORROWER                      LENDER                 DESCRIPTION OF TRANSACTION      AUGUST 16, 2004
---------------------------------------------------------------------------------------------------------------------------
  (xxv)     Crompton Financial          Crompton Inc (Philippines)      Short-term loan receivable       $8,075
             Holdings

  (xxvi)    Crompton Financial          Crompton International Corp     Short-term loan receivable       $7,575,436
             Holdings

  (xxvii)   Crompton Financial          Crompton N.V.                   Short-term loan receivable       12,704,243(euro)
             Holdings

  (xxviii)  Crompton Financial          Crompton S.A. (France)          Short-term loan receivable       14,911,823(euro)
             Holdings

  (xxix)    Crompton Financial          Crompton S.A.                   Short-term loan receivable       119,694,281(euro)
             Holdings

  (xxx)     Crompton Financial          Crompton Services BVBA          Short-term loan receivable       25,488,215(euro)
             Holdings

  (xxxi)    Crompton Financial          Crompton Servicios SA           Short-term loan receivable       MXN 1,502
             Holdings

  (xxxii)   Crompton Financial          Crompton Specialties Asia       Short-term loan receivable       SGD 4,473,302
             Holdings                   Pacific Pte. Ltd.

  (xxxiii)  Crompton Financial          Crompton Specialties Limited    Short-term loan receivable       HKD 89,807,282
             Holdings

  (xxxiv)   Crompton Financial          Crompton Specialties Ltd.       Short-term loan receivable       $309,716
             Holdings

  (xxxv)    Crompton Financial          Crompton Specialties Pte.       Short-term loan receivable       SGD 8,213,283
             Holdings                   Ltd.

  (xxxvi)   Crompton Financial          Crompton Specialties Pty.       Short-term loan receivable       AUD 10,278,834
             Holdings                   Ltd.

  (xxxvii)  Crompton Financial          Crompton Specialties Sdn.       Short-term loan receivable       $3,139,574
             Holdings                   Bhd.

  (xxxviii) Crompton Financial          Davis-Standard - France         Short-term loan receivable       2,168,977(euro)
             Holdings                   S.A.R.L.

  (xxxix)   Crompton Financial          Uniroyal Chemical Taiwan Ltd.   Short-term loan receivable       $3,016,229
             Holdings

  (xl)      Crompton Financial          Witco Corporation U.K.          Short-term loan receivable       GBP 11,341,443
             Holdings                   Limited

  (xli)     Crompton Financial          Witco Investment Holdings BV    Short-term loan receivable       503,777(euro)
             Holdings

                                              USD
                                         BALANCE AS OF
                   BORROWER             AUGUST 16, 2004     DUE DATE
------------------------------------------------------------------------
  (xxv)     Crompton Financial           $        8,075    on demand
             Holdings

  (xxvi)    Crompton Financial           $    7,575,436    on demand
             Holdings

  (xxvii)   Crompton Financial           $   15,273,041    on demand
             Holdings

  (xxviii)  Crompton Financial           $   17,926,993    on demand
             Holdings

  (xxix)    Crompton Financial           $  143,907,907    on demand
             Holdings

  (xxx)     Crompton Financial           $   30,641,932    on demand
             Holdings

  (xxxi)    Crompton Financial           $          131    on demand
             Holdings

  (xxxii)   Crompton Financial           $    2,602,118    on demand
             Holdings

  (xxxiii)  Crompton Financial           $   12,427,114    on demand
             Holdings

  (xxxiv)   Crompton Financial           $      309,716    on demand
             Holdings

  (xxxv)    Crompton Financial           $    4,777,664    on demand
             Holdings

  (xxxvi)   Crompton Financial           $    7,226,020    on demand
             Holdings

  (xxxvii)  Crompton Financial           $    3,139,574    on demand
             Holdings

  (xxxviii) Crompton Financial           $    2,607,544    on demand
             Holdings

  (xxxix)   Crompton Financial           $    3,016,229    on demand
             Holdings

  (xl)      Crompton Financial           $   20,569,975    on demand
             Holdings

  (xli)     Crompton Financial           $      605,641    on demand
             Holdings

                                                                     SCHEDULE VI
                                                                          Page 4

                                                                                                          TRANSACTION
                                                                                                           CURRENCY
                                                                                                         BALANCE AS OF
                   BORROWER                      LENDER                 DESCRIPTION OF TRANSACTION      AUGUST 16, 2004
---------------------------------------------------------------------------------------------------------------------------
  (xlii)    Crompton GmbH               Crompton Holdings GmbH          Long-term loan receivable        35,663,633(euro)

  (xliii)   Crompton GmbH               Crompton Holdings GmbH          Long-term loan receivable        $8,202,703

  (xliv)    Crompton Holdings GmbH      Crompton Financial Holdings     Short-term loan receivable       $8,202,703

  (xlv)     Crompton Holdings GmbH      Crompton Financial Holdings     Short-term loan receivable       $9,774,092

  (xlvi)    Crompton International      CK Receivable Corp              Short-term loan receivable       270,049(euro)
             Corporation

  (xlvii)   Crompton International      Crompton Investments SAS        Short-term loan receivable       6,056,041(euro)
             Corporation

  (xlviii)  Crompton International      Crompton S.A.                   Short-term loan receivable       CHF 8,454,368
             Corporation

  (xlix)    Crompton International      Crompton S.A.                   Short-term loan receivable       $10,955,598
             Corporation

  (l)       Crompton International      Crompton Technologies BV        Short-term loan receivable       152,222,608(euro)
             Corporation

  (li)      Crompton Ltd.               Crompton Financial Holdings     Short-term loan receivable       JPY 27,494,711

  (lii)     Crompton Limitada           Crompton Financial Holdings     Short-term loan receivable       $144,088

  (liii)    Crompton Limitada           Crompton Financial Holdings     Long-term loan receivable        $12,617,576

  (liv)     Crompton Limitada           Crompton Financial Holdings     Long-term loan receivable        $0

  (lv)      Crompton Limitada           Crompton Financial Holdings     Long-term loan receivable        $0

  (lvi)     Crompton Overseas BV        Crompton BV                     Short-term note                  152,,035,560(euro)

  (lvii)    Crompton Overseas BV        Crompton Investments SAS        Short-term note                  1,833,945(euro)

  (lviii)   Crompton Quimica SACI       Crompton Financial Holdings     Short-term loan receivable       $1,882,414

  (lix)     Crompton Quimica SACI       Crompton Financial Holdings     Short-term loan receivable       $1,265,180

                                              USD
                                         BALANCE AS OF
                   BORROWER             AUGUST 16, 2004     DUE DATE
------------------------------------------------------------------------
  (xlii)    Crompton GmbH                $   43,424,040    unspecified

  (xliii)   Crompton GmbH                $    8,202,703    12/31/2005

  (xliv)    Crompton Holdings GmbH       $    8,202,703    on demand

  (xlv)     Crompton Holdings GmbH       $    9,774,092    on demand

  (xlvi)    Crompton International       $      328,812    on demand
            Corporation

  (xlvii)   Crompton International       $    7,280,573    on demand
            Corporation

  (xlviii)  Crompton International       $    6,609,623    on demand
            Corporation

  (xlix)    Crompton International       $   10,955,598    on demand
            Corporation

  (l)       Crompton International       $  183,002,019    on demand
            Corporation

  (li)      Crompton Ltd.                $      246,545    on demand

  (lii)     Crompton Limitada            $      144,088    on demand

  (liii)    Crompton Limitada            $   12,617,576    5/6/2006

  (liv)     Crompton Limitada            $            0    7/31/2004

  (lv)      Crompton Limitada            $            0    7/31/2004

  (lvi)     Crompton Overseas BV         $  182,776,788    on demand

  (lvii)    Crompton Overseas BV         $    2,204,768    on demand

  (lviii)   Crompton Quimica SACI        $    1,882,414    on demand

  (lix)     Crompton Quimica SACI        $    1,265,180    on demand

                                                                     SCHEDULE VI
                                                                          Page 5

                                                                                                          TRANSACTION
                                                                                                           CURRENCY
                                                                                                         BALANCE AS OF
                   BORROWER                      LENDER                 DESCRIPTION OF TRANSACTION      AUGUST 16, 2004
---------------------------------------------------------------------------------------------------------------------------
  (lx)      Crompton S.A.               Crompton Financial Holdings     Long-term loan receivable        $14,165,046

  (lxi)     Crompton Services BVBA      Crompton Receivables Corp       Foreign A/R sales agreement      $93,500,000

  (lxii)    Crompton Specialties GmbH   Crompton Holdings GmbH          Long-term loan receivable        16,204,711(euro)

  (lxiii)   Crompton Technologies BV    Crompton International Corp     Short-term loan receivable       $34,329,109

  (lxiv)    Crompton Vinyl Additives    Crompton Holdings GmbH          Long-term loan receivable        $9,774,092
             GmbH

  (lxv)     Davis-Standard - GmbH       Crompton Financial Holdings     Short-term loan receivable       5,502,531(euro)

  (lxvi)    Davis-Standard - UK         Crompton Financial Holdings     Short-term loan receivable       GBP 5,487,839

  (lxvii)   PT Crompton Indonesia       Crompton Financial Holdings     Short-term loan receivable       $421,241

  (lxviii)  Unicorb Limited             Crompton Financial Holdings     Short-term loan receivable       GBP 155,322

  (lxix)    Uniroyal Chemical           Crompton                        Short-term loan receivable       $23,613,564
            Company, Inc.               European Holdings B.V.

  (lxx)     Ruby Park Inc.              Crompton Corporation            Promissory note received as      $452,252
                                                                        consideration on sale of
                                                                        Indianapolis facility

  (lxxi)    Stoney Creek                Crompton Corporation            Promissory note received as      $174,075
                                                                        consideration on sale of
                                                                        Trainer facility

                                              USD
                                         BALANCE AS OF
                   BORROWER             AUGUST 16, 2004     DUE DATE
------------------------------------------------------------------------
  (lx)      Crompton S.A.                $   14,165,046    11/26/2007

 (lxi)     Crompton Services BVBA       $   93,500,000    evergreen

  (lxii)    Crompton Specialties GmbH    $   19,730,856    unspecified

  (lxiii)   Crompton Technologies BV     $   34,329,109    on demand

  (lxiv)    Crompton Vinyl Additives     $    9,774,092    unspecified
             GmbH

  (lxv)     Davis-Standard - GmbH        $    6,615,143    on demand

  (lxvi)    Davis-Standard - UK          $    9,953,295    on demand

  (lxvii)   PT Crompton Indonesia        $      421,241    on demand

  (lxviii)  Unicorb Limited              $      281,709    on demand

  (lxix)    Uniroyal Chemical            $   23,613,564    on demand
             Company, Inc.

  (lxx)     Ruby Park Inc.               $      452,252    Earlier of
                                                           Certificate
                                                           of
                                                           Completion
                                                           for
                                                           remediation
                                                           work or
                                                           posting of
                                                           guarantee

  (lxxi)    Stoney Creek                 $      174,075    on demand

                                                                    SCHEDULE VII

                         SCHEDULED EXISTING INDEBTEDNESS

                                     PART A

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Corporation                 JPMorganChase               $150 million of 6.875% Debentures due 2026            $127,263,000

Crompton Corporation                 JPMorganChase               $110 million of 7.75% Debentures due 2023             $108,630,750

Crompton Corporation                 JPMorganChase               $10  million of 5.85% Bonds due 2023                    $9,413,000

Crompton Corporation                 Fleet Bank                  $8.5 million Dublin Ohio Industrial Revenue Bond        $8,500,000

Crompton BV and  Crompton Europe BV  ABN AMRO                    EUR 2.5 million credit line for overdrafts and             various
                                                                 bank guarantees

Crompton BV                          Postbank                    EUR 50,000 credit line                                          $0

Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Loan payable                                          193,086(euro)

Crompton CNCCC Danyang Chemical Co.  Citibank Shanghai branch    Short-term loan payable, maximum $600,000                 $507,427
 Ltd.

Crompton CNCCC Danyang Chemical Co.  Bank of China               A/R factoring credit line, maximum $500,000               $143,416
 Ltd.

Crompton Co./Cie.                    Scotia Bank                 CAD 10 million credit line                                   CAD 0

Crompton Europe Ltd.                 National Westminster        GBP 100,000 credit line                                      GBP 0

Crompton GmbH, Crompton Holdings     Commerzbank                 EUR 2,000,000 credit line                           1,629,865(euro)
 GmbH, Crompton Vinyl Additives
 GmbHand Crompton Specialties GmbH

Crompton Limitada                    Banco Bradesco              $1,594,000 credit line                                    $194,000

Crompton Limitada                    Banco do Brasil             $2,923,000 credit line                                  $1,173,000

Crompton Limitada                    Banco Itau                  $5.08 million credit line                               $1,580,000

Crompton Limitada                    Banco Safra                 $1,459,000 credit line                                  $1,009,000

----------
(2) As of the Effective Date, except as indicated herein for Davis-Standard GmBH, no credit line or overdraft facility listed below has a balance greater than the stated balance of such credit line or overdraft facility.

                                                                    SCHEDULE VII
                                                                          Page 2

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Limitada                    Banco Santander             $2,951,000 credit line                                    $301,000

Crompton Limitada                    Citibank                    $587,000 credit line                                      $437,000

Crompton NV (Belgium)                Fortis Bank                 EUR 1.25 million credit line                          250,000(euro)

Crompton S.A. (France)               Societe Generale            EUR 370,000 overdraft facility                        240,906(euro)

Crompton Specialties Ltd.            BOTM Bangkok branch         $2 million credit line                                    $237,000
 (Thailand)

Crompton Specialties Nanjing Co.
 Ltd.                                BOTM Shanghai branch        USD 500,000 line of credit                           CNY 3,400,000

Crompton Specialties Nanjing Co.     Citibank Shanghai branch    USD 300,000 line of credit                           CNY 2,400,000
 Ltd.

Crompton Specialties Pte. Ltd.       HSBC Singapore branch       $1,682,000 line of credit for short-term loans
                                                                 and overdrafts, bank guarantees                        SGD 132,405

Crompton  Srl                        Banca Nazionale del Lavoro  EUR 2,000,000 credit line                                   0(euro)

Crompton  Srl                        Banca Intesa                EUR 1,800,000 credit line                                   0(euro)

Crompton  Srl                        Monte Dei Paschi            EUR 2,580,000 credit line                                   0(euro)

Crompton  Srl                        SanPaolo                    EUR 1,550,000 credit line                                   0(euro)

Crompton  Srl                        Cassa Rurale                EUR 155,000 credit line                                     0(euro)

Davis-Standard GmbH                  Commerzbank                 EUR 3.9 million line of credit (increased as
                                                                 necessary based on agreement with bank)

Nanjing Crompton Shuguang Company
 Ltd.                                Citibank Shanghai branch    $2 million line of credit                               $2,000,000

Uniroyal Chemical Taiwan Ltd.        Shanghai Commercial         TWD 20,000,000 credit line for commercial paper,           $16,109
                                     Savings Bank                guarantees,

Crompton S.A.                        Bouvier                     Capital lease obligation                             CHF 6,853,000

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of GFTO Hotin Sq.                  $50,000
                                                                 Maisat, Damascus Syria

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of GFTO Hotin Sq.                   $2,000
                                                                 Maisat, Damascus Syria

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of GFTO Hotin Sq.                  $10,000
                                                                 Maisat, Damascus Syria

                                                                    SCHEDULE VII
                                                                          Page 3

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Romanian Customs               $103,113
                                                                 (Chemark ROM SRL)

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of GFTO Hotin Sq.                   $6,188
                                                                 Maisat, Damascus Syria

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of GFTO Hotin Sq.                  $43,397
                                                                 Maisat, Damascus Syria

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Cofny Urad Bratislava  SKK 2,000,000.00

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Cofny Urad Bratislava    SKK 500,000.00

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Mitsui OKS Lines B.V.      117,302(euro)

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Douane District             34,034(euro)
                                                                 Amsterdam

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Min. van VROM -             20,420(euro)
                                                                 Den Haag

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee in favor of Beldienst - A'dam          113,445(euro)
                                                                 (fisc. vetegenw.)

Crompton Europe B.V.                 ABN AMRO                    Bank guarantee on favor of ASSC - Tehran                    $9,715

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Min. Regione,               24,789(euro)
                                                                 Wallone, Namur, Belgium

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                 55,018(euro)
                                                                 Environment, The Hague, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Customs, Amsterdam,         41,294(euro)
                                                                 The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                 27,000(euro)
                                                                 Environment, Waste, Woerden, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                227,798(euro)
                                                                 Environment, Waste, Woerden, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                 61,714(euro)
                                                                 Environment, Waste, Woerden, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee on favor of Ministry of                 22,916(euro)
                                                                 Environment, Waste, Woerden, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                 79,457(euro)
                                                                 Environment, Waste, Woerden, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Ministry of                453,780(euro)
                                                                 Environment, The Hague, The Netherlands

Crompton B.V.                        ABN AMRO                    Bank guarantee in favor of Foreign Trade,                  $90,000
                                                                 Damascus, Syria

                                                                    SCHEDULE VII
                                                                          Page 4

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Bank guarantee in favor of Regione Lazio              103,291(euro)

Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Bank guarantee in favor of Regione Lazio               29,848(euro)

Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Bank guarantee in favor of Enel Gas S.p.a.            170,000(euro)

Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Bank guarantee in favor of Eni Power                  317,270(euro)
                                                                 Trading S.p.a.

Crompton Chemical S.r.l.             Banca Nazionale del Lavoro  Bank guarantee in favor of Customs of Rome             77,468(euro)

Crompton Chemical S.r.l.             RAS                         Bank guarantee in favor of Milan VAT office         2,524,209(euro)
                                                                 (for Crompton S.A.)

Crompton Chemical S.r.l.             RAS                         Bank guarantee in favor of Latina VAT office          124,813(euro)

Crompton Chemical S.r.l.             RAS                         Bank guarantee in favor of Termoli VAT office       2,474,353(euro)

Crompton S.A.                        Banca Nazionale del Lavoro  Bank guarantee in favor of Canton of Geneva,            $6,379,200
                                                                 Dept of Finance

Crompton S.A.                        RAS                         Bank guarantee in favor of Milan VAT office             $5,766,290

Crompton S.A.                        RAS                         Bank guarantee in favor of Milan VAT office               $384,850

Crompton Specialties Ltd.            Bank of Asia/ Siam          Bank guarantees                                            $15,479
                                     Commercial

Uniroyal Chemical Taiwan Ltd.        Shanghai Commercial         Letters of credit                                          $16,109
                                     Savings Bank

Crompton Specialties Pte. Ltd.       HSBC Singapore branch       Bank guarantees                                        SGD 132,405

Crompton Co./Cie.                    Citibank                    Letter of credit                                    CAD 23,133,000

Crompton Limitada                    Banco Citibank              Letter of credit                                          $437,417

Crompton Limitada                    Banco Bradesco              Letter of credit                                          $193,600

Crompton Limitada                    Banco Itau                  Letter of credit                                           $60,337

Crompton Limitada                    Banco Santander             Rural credit guarantee                                    $161,104

Crompton Limitada                    Banco Itau                  Rural credit guarantee                                     $53,704

Crompton Limitada                    Banco Itau                  Rural credit guarantee                                    $844,632

Crompton Limitada                    Banco Itau                  Rural credit guarantee                                    $160,054

Crompton Limitada                    Banco Santander             Rural credit guarantee                                    $139,580

Crompton Limitada                    Banco Safra                 Rural credit guarantee                                  $1,008,767

Crompton Limitada                    Banco Itau                  Rural credit guarantee                                    $322,610

Crompton Limitada                    Banco do Brasil             Vendor guarantee                                           $70,378

                                                                    SCHEDULE VII
                                                                          Page 5

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Limitada                    Banco Itau                  Vendor guarantee                                           $31,086

Crompton Limitada                    Banco do Brasil             Vendor guarantee                                           $30,307

Crompton Limitada                    Banco Itau                  Vendor guarantee                                           $47,677

Crompton Limitada                    Banco do Brasil             Vendor guarantee                                            $8,596

Crompton Limitada                    Banco Itau                  Vendor guarantee                                           $23,080

Crompton Limitada                    Banco do Brasil             Vendor guarantee                                          $488,260

Crompton Limitada                    Banco do Brasil             Vendor guarantee                                          $429,155

Crompton Limitada                    Banco Itau                  Export Note                                                $38,290

Crompton Limitada                    Banco do Brasil             Export Note                                                $83,114

Crompton Limitada                    Banco do Brasil             Export Note                                                $32,200

Crompton Limitada                    Banco do Brasil             Export Note                                                $32,545

Crompton Corporation                 CNA Insurance               Surety bond in favor of US Customs Service                 $20,000

Crompton Corporation                 CNA Insurance               Surety bond in favor of US Customs Service                $200,000

Uniroyal Chemical Company            Western Surety Co           Surety bond in favor of US Customs Service                 $50,000

Uniroyal Chemical Company            Western Surety Co           Surety bond in favor of US Customs Service                $500,000

Uniroyal Chemical Company            Western Surety Co           Surety bond in favor of US Customs Service                $400,000

Crompton Corporation                 Western Surety Co           Surety bond in favor of US Customs Service                $200,000

Uniroyal Chemical Export Limited     CNA Insurance               Surety bond in favor of US Customs Service                 $50,000

Witco Corporation                    CNA Insurance               Surety bond in favor of California Dept of                $220,000
                                                                 Industrial Relations

Crompton Corporation                 CNA Insurance               Surety bond in favor of New Jersey Commissioner           $750,000
                                                                 of Labor and Industry

Crompton Corporation                 CNA Insurance               Surety bond in favor of State of Illinois               $1,325,000

Witco Corporation                    CNA Insurance               Surety bond in favor of Connecticut Workers Comp          $250,000

Crompton Corporation                 CNA Insurance               Surety bond in favor of Illinois Central Gulf RR           $50,000

Crompton Corporation                 CNA Insurance               Surety bond in favor of State of Kansas                   $503,000

Witco Corporation                    CNA Insurance               Surety bond in favor of State of Nebraska                 $250,000

CK Witco Corporation                 RLI                         Surety bond in favor of Commonwealth of                    $25,000
                                                                 Pennsylvania

Beke Paschall                        CNA Insurance               Surety bond in favor of Secretary of State of              $10,000
                                                                 Texas

Monochem Inc.                        RLI                         Surety bond in favor of Entergy Louisiana, Inc.            $73,000

Gayle L. Chamis                      CNA Insurance               Surety bond in favor of Governor of the State of           $10,000
                                                                 Texas

                                                                    SCHEDULE VII
                                                                          Page 6

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Corporation                 RLI                         Surety bond in favor of State of West Virginia          $1,007,224

Crompton Corporation                 RLI                         Surety bond in favor of State of New Jersey                 $1,000

Crompton Corporation                 RLI                         Surety bond in favor of City of Paterson                    $2,000

Crompton Corporation                 RLI                         Surety bond in favor of State of Tennessee                 $22,500

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Arab             540,000(euro)
                                                                 Medical

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of TP           810,000(euro)
                                                                 Moredijik

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of TP           844,800(euro)
                                                                 Moredijik

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of IKB           19,075(euro)
                                                                 Leasing Polska

Davis Standard Gmbh                  Commerzbank                 Down payment guarantee for benefit of Inplast          60,000(euro)
                                                                 Sp.z.o.o.

Davis Standard Gmbh                  Commerzbank                 Down payment guarantee for benefit of Lindauer         98,310(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Downpayment guarantee for benefit of Tetra Pak,       134,400(euro)
                                                                 Tomelilla

Davis Standard Gmbh                  Commerzbank                 Downpayment guarantee for benefit of Tetra Pak,       179,200(euro)
                                                                 Tomelilla

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Sifar        240,410(euro)
                                                                 & Cie

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Sifar         11,714(euro)
                                                                 & Cie

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Tetra         88,838(euro)
                                                                 Carton Ambient

Davis Standard Gmbh                  Commerzbank                 Downpayment guarantee for benefit of Lindauer          52,983(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Downpayment guarantee for benefit of Lindauer         146,073(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Finotech         167,040(euro)

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Schoeller         12,500(euro)

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Teich            471,008(euro)

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Alcan        105,560(euro)
                                                                 Packaging Tscheulin

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Lindauer          50,460(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Bayer AG          47,560(euro)

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Schoeller         14,500(euro)

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Lindauer          53,940(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Lindauer          17,980(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Lindauer          44,080(euro)
                                                                 Dornier

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Lindauer          42,340(euro)
                                                                 Dornier

                                                                    SCHEDULE VII
                                                                          Page 7

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Davis Standard Gmbh                  Commerzbank                 Bid bond for benefit of Shandong Machinery                  $6,600

Davis Standard Gmbh                  Commerzbank                 Bid bond for benefit of Hebei Provincial                   $40,000

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Shandon           $33,000
                                                                 Changlin

Davis Standard Gmbh                  Commerzbank                 Bid security for benefit of JOC International              $76,000

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Hebei             $15,000
                                                                 Metals & Minerals

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Jiangsu          $432,000
                                                                 Overseas Group

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Hebei            $213,000
                                                                 Baoshua Co., Ltd.

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Crown             $82,200
                                                                 Hill/ Foshan

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of                  $195,685
                                                                 Shanghai Secco/ China

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Manuli,          $328,500
                                                                 China

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Foshan           $122,400

Davis Standard Gmbh                  Commerzbank                 Advance payment guarantee for benefit of Zhong            $632,000
                                                                 Shan

Davis Standard Gmbh                  Commerzbank                 Performance security for benefit of Shanghai              $102,992
                                                                 Secco/ China

Davis Standard Gmbh                  Commerzbank                 Performance guarantee for benefit of Hebei                $333,889
                                                                 Baoshua Co., Ltd.

Crompton GmbH                        Commerzbank                 Performance Guarantee with Turkish Petroleum           14,850(euro)

Crompton Holdings GmbH               Commerzbank                 Rent Guarantee with Edith, Schell Ketsch               99,000(euro)

Crompton Holdings GmbH               Commerzbank                 Performance Guarantee with Lease Plan                  20,452(euro)

Crompton Vinyl Additives GmbH        Commerzbank                 Performance Guarantee with Deutsche VerehrsBank       102,258(euro)

Crompton Vinyl Additives GmbH        Commerzbank                 Performance Guarantee with Hauptzollamt                25,000(euro)
                                                                 Darmstadt

Crompton GmbH                        Commerzbank                 Performance Guarantee with Hauptzollamt                15,339(euro)
                                                                 Frankfurt

Crompton GmbH                        Commerzbank                 Performance Guarantee with Hauptzollamt                25,565(euro)
                                                                 Frankfurt

Crompton GmbH                        Commerzbank                 Performance Guarantee with Seirine Materials           26,550(euro)

Crompton Vinyl Additives GmbH        Commerzbank                 Performance Guarantee with Hauptzollamt                76,000(euro)
                                                                 Darmstadt

Crompton GmbH                        Commerzbank                 Performance Guarantee with Nizhnekamskneftekjim        43,452(euro)
                                                                 Russia

Crompton Vinyl Additives GmbH        Commerzbank                 Various borrowings under EUR2,000,000 credit        1,181,400(euro)
                                                                 line with Commerzbank

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                     MXN 206,185
                                     de CV

                                                                    SCHEDULE VII
                                                                          Page 8

                                                                                                                   TRANSACTION
                                                                                                                   CURRENCY BALANCE
                                                                                                                   AS OF JUNE 30,
BORROWER                             LENDER/TRUSTEE              DESCRIPTION                                       2004(2)
------------------------------------------------------------------------------------------------------------------------------------
Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                     MXN 213,000
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                        $735,190
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                         $19,890
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                      MXN 56,160
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                     MXN 187,500
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                     MXN 200,880
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                     MXN 266,000
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                        $115,700
                                     de CV

Crompton Corporation, SA de CV       Afianzadora Insurgentes SA  Performance bond in favor of PEMEX                         $30,560

                                     PART B

(1)  See indebtedness listed as items 2(i)-(lxix) on Schedule VI.

                                                                   SCHEDULE VIII

                                    INSURANCE

INSURANCE PROVIDER          DESCRIPTION      AMOUNT INSURED            DEDUCTIBLE
----------------------------------------------------------------------------------------------
Various - including:        Property         $150MM  (Primary);        $250,000 standard
Amer. Int'l Group,                           $200MM (1st Excess);      except higher
FMGlobal, Arch,                              $650MM xs $350MM          deductibles (up to
AWAC,Scor Re, Liberty                        (2nd Excess)              $3,000,000) at
Int'l, Allianz                                                         specific locations.

Various - National Union,   Directors &      $50MM                     $1,000,000 Corp.
Gulf, C N A,                Officers                                   Reimb. $1,500,000
XL-ECU.                     Liability                                  Corp. Reimb. - Entity
                                                                       Security Claims

Chubb (Federal Ins.Co)      Fiduciary &      Crime: $10MM              $200,000
                            Crime            Fiduciary: $15MM          $250,000
                                             Spec. Crime: $10MM        Nil

MOAC - C N A and            Marine           $10MM                     Nil
Navigators Ins. Co          Charterers       $10MM                     $25,000
                            Liability

ACE Ins. Co                 International    $5MM/5MM General          $500,000 per
                            Liability        and Products Liability;   occurrence
                                             $5,000,000 Employers
                                             Liability

Old Republic Ins. Co        Workers          WC = Statutory; EL =      $750,000
                            Compensation     $2MM/$2MM/$2MM
                            Auto Liability   $3MM CSL                  $500,000
                            General          $1MM/ Occ. -              $400,000
                            Liability        Matching deductible

Old Repub Ins. Co. and      Pollution        As required - a) NJ, LA   a) Matching ded
Amer Int'l Spec Ins.        Liability        b) Marshall, TX -         b) $50,000 ded
                                             $8MM

Various layers:             Excess           $100MM total - each       Underlying insurance
1.)AIG                      Liability        layer is $25,000,000
2.)Allied World Ins.
3.)Zurich
4.)Arch Specialty Ins. Co

                                                                     SCHEDULE IX
                                 EXISTING LIENS

1. Cash deposit collateralizing on demand L/Cs and guarantees in an amount as of June 30, 2004 of 2,000,000 Euros (US$2,435,200), by Commerzbank, as borrower, and Crompton Holdings GmbH, as Lender.

2. Federal tax liens on file against Crompton Corporation in the Secretary of State of the State of Connecticut and the Secretary of State of the State of New York for back-taxes in the amount of $27,946.19. The Borrower is investigating these obligations.

                                                                      SCHEDULE X
                              POST-CLOSING ACTIONS

            TIME PERIOD                                 ACTION
--------------------------------------------------------------------------------
Not later than August 23, 2004, or      The Borrower shall have satisfied all
such other date as may be agreed        remaining requirements for the issuance
to by the Administrative Agent, in      of all title policies by First American
its sole discretion                     Title Insurance Company with respect to
                                        the Mortgaged Properties other than the
                                        Mortgaged Property located at 100
                                        Sonneborn Lane, Petrolia, Pennsylvania.

Not later than August 30, 2004, or      The Borrower shall have delivered to the
such other date as may be agreed        Administrative Agent a revised copy of
to by the Administrative Agent, in      Schedule IV to the Credit Agreement,
its sole discretion                     which shall include all foreign Real
                                        Property owned by the Credit Parties (if any), and all foreign material
                                        Leaseholds leased by the Credit Parties
                                        (if any), in each case as of the
                                        Effective Date.

Not later than August 30, 2004, or      The Borrower shall have delivered to the
such other date as may be agreed        Administrative Agent a copy of the
to by the Administrative Agent, in      executed agreement pursuant to which
its sole discretion                     Uniroyal Chemical Company, Inc. ("UCCI")
                                        acquired 12.75% of the Equity Interests
                                        of NPC Services, Inc. and upon the
                                        request of the Administrative Agent,
                                        shall cause UCCI to use its best efforts to obtain and deliver to the Administrative Agent a Certificated
                                        Security properly evidencing such Equity
                                        Interests.

Not later than September 6, 2004,       The Borrower shall have delivered to the
or such other date as may be            Administrative Agent certified copies of
agreed to by the Administrative         Requests for Information or Copies (Form
Agent, in its sole discretion           UCC-11), or equivalent reports, for each
                                        of the Credit Parties listed below in
                                        the jurisdiction listed below such
                                        Credit Party's name below (to the extent
                                        UCC searches on general filing
                                        collateral can be obtained at the local
                                        level in such jurisdictions) and shall
                                        promptly thereafter deliver to the
                                        Administrative Agent such UCC-3
                                        termination statements as the
                                        Administrative Agent may reasonably
                                        request:

                                               Crompton Corporation and Crompton
                                               Manufacturing (a tradename of
                                               Uniroyal Chemical Company, Inc.,
                                               a New Jersey corporation):

                                                  -Orange County, Florida
                                                  -Polk County, Florida
                                                  -Clacoma County, Mississippi

                                               Crompton Manufacturing (a
                                               tradename of Uniroyal Chemical
                                               Company, Inc., a New Jersey
                                               corporation):

                                                  -Secretary of State, Florida
                                                  -Lee County, Mississippi

                                                                      Schedule X
                                                                          Page 2

Not later than September 15, 2004,      The Borrower shall have caused First
or such other date as may be            American Title Insurance Company to
agreed to by the Administrative         issue to the Administrative Agent a
Agent, in its sole discretion           complete title commitment for the
                                        Mortgaged Property located at 100
                                        Sonneborn Lane, Petrolia, Pennsylvania.

Not later than September 30, 2004,      The Borrower shall have caused Crompton
or such other date as may be            European Holdings B.V. to have duly
agreed to by the Administrative         authorized, executed and delivered to
Agent, in its sole discretion           the Administrative Agent a counterpart
                                        of the Intercompany Subordination
                                        Agreement.

Not later than October 1, 2004, or      The Borrower shall have taken such
such other date as may be agreed        actions as may be necessary to terminate
to by the Administrative Agent, in      or satisfy the tax Liens listed as item
its sole discretion                     2 on Schedule IX to the Credit
                                        Agreement.

Not later than October 1, 2004, or      The Borrower shall have caused UCCI to
such other date as may be agreed        have delivered to the Collateral Agent
to by the Administrative Agent, in      Certificated Securities representing the
its sole discretion                     Equity Interests held by UCCI in the
                                        Persons listed below (but (x) only to
                                        the extent such Persons issue
                                        Certificated Securities to evidence such
                                        Person's respective Equity Interests,
                                        and (y) in the case of (i) any such
                                        Person that is not a Subsidiary of the
                                        Borrower and (ii) Davis-Standard France
                                        S.A.R.L., to the extent that UCCI is not prohibited from delivering such
                                        Certificated Securities pursuant to an
                                        agreement between UCCI and any other
                                        Person holding Equity Interests in such
                                        Person):

                                              (i)   Crompton Specialties
                                                    Limited;
                                              (ii)  Crompton Chemical (Pty)
                                                    Limited;
                                              (iii) Uniroyal Chemical S.A.;
                                              (iv)  Crompton Holding S.A. de
                                                    C.V.;
                                              (v)   Crompton Quimica S.A.C.I.;
                                              (vi)  Davis-Standard France
                                                    S.A.R.L.; and
                                              (vii) Uniroyal Chemical Taiwan
                                                    Limited.

Not later than November 16, 2004,       The Borrower shall have delivered to the
or such other date as may be            Administrative Agent evidence of an
agreed to by the Administrative         agreement by the Industrial Development
Agent, in its sole discretion.          Board of the City of Memphis and County
                                        of Shelby, Tennessee to subject their
                                        fee interest in the Mortgaged Property
                                        located at 1231 Pope Street, Memphis,
                                        Tennessee to the Deed of Trust,
                                        Assignment of Leases, Rents and Profits
                                        and Financing Statement in connection
                                        with said Real Property.

Not later than December 31, 2004,       The Borrower shall have delivered to the
or such other date as may be            Collateral Agent Certificated Securities
agreed to by the Administrative         representing the Equity Interests held
Agent, in its sole discretion           by the Borrower in Eneco Incorporated,
                                        if any.

                                                                     SCHEDULE XI
                                   TAX MATTERS

1. Crompton's Canadian subsidiary is currently engaged in litigation with the Canadian Federal and Provincial tax authorities relating to a tax controversy involving taxes of approximately CAN$35,000,000 plus interest (through the end of 2004) estimated to be approximately CAN$39,000,000. To date, payments of CAN$21,500,000 have been made with respect to this tax controversy, which payments are subject to refund, depending upon the ultimate resolution of the case. We believe that the tax reserves of approximately CAN$32,000,000 which have been established by Crompton Corporation with respect to this matter are adequate to cover our exposure related to this controversy.